Exhibit 2.1


CLEARY, GOTTLIEB, STEEN & HAMILTON
Deborah M. Buell (DB 3562)
James L. Bromley (JB 5125)
One Liberty Plaza
New York, New York 10006

and

JENNER & BLOCK, LLC
Vincent E. Lazar (VL 7320)
Christine L. Childers (CC 0092)
One IBM Plaza
Chicago, Illinois 60611



UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
 --------------------------------------------x
                                             :
 In re:                                      :  Chapter 11
                                             :
 OGDEN NEW YORK SERVICES, INC., et al.,      :  Case Nos. 02-40826 (CB), et al.
                                             :
     Debtors and Debtors in Possession       :
                                             :  Jointly Administered
                                             :
 --------------------------------------------x

            DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION UNDER
                       CHAPTER 11 OF THE BANKRUPTCY CODE


                                 October 3, 2003


                  Covanta Energy Corporation and those of its affiliates set forth on Exhibit 1 attached hereto (each a "Reorganizing Debtor" and collectively, the "Reorganizing Debtors"), as debtors and debtors in possession under chapter 11 of title 11 of the United States Code, in each of their separate cases, which have been consolidated for procedural purposes only, hereby propose and file this First Amended Joint Plan of Reorganization.

                               TABLE OF CONTENTS
                                                                            Page


ARTICLE I       DEFINITIONS AND INTERPRETATION.................................1

     1.1    Definitions........................................................1

ARTICLE II      TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX
                CLAIMS........................................................20

     2.1    Non-Classification................................................20

     2.2    Administrative Expense Claims.....................................21

     2.3    Compensation and Reimbursement Claims.............................21

     2.4    Priority Tax Claims...............................................22

     2.5    DIP Financing Facility Claims.....................................22

ARTICLE III     CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.................23

     3.1    General Rules of Classification...................................23

ARTICLE IV      TREATMENT OF CLAIMS AND EQUITY INTERESTS......................24

     4.1    Class 1 - Allowed Priority Non-Tax Claims.........................26

     4.2    Class 2 - Allowed Project Debt Claims.............................26

     4.3    Class 3 - Allowed Reorganized Covanta Secured Claims..............26

     4.4    Class 4 - Allowed Operating Company Unsecured Claims..............29

     4.5    Class 5 - Allowed Parent and Holding Company Guarantee Claims.....30

     4.6    Class 6 - Allowed Parent and Holding Company Unsecured Claims.....30

     4.7    Class 7 - Allowed Convertible Subordinated Bond Claims............31

     4.8    Class 8 - Allowed Convenience Claims..............................31

     4.9    Class 9 - Intercompany Claims.....................................31

     4.10   Class 10 - Subordinated Claims....................................32

     4.11   Class 11 - Equity Interests in Subsidiary Debtors.................32

     4.12   Class 12 - Equity Interests in Covanta Huntington, Covanta
                       Onondaga and DSS Environmental.........................33

     4.13   Class 13 - Old Covanta Stock Equity Interests.....................33

     4.14   Settlement of Loss Sharing Litigation.............................33

ARTICLE V       ACCEPTANCE OR REJECTION OF THE REORGANIZATION PLAN............34

     5.1    Voting of Claims..................................................34

     5.2    Acceptance by a Class.............................................34

     5.3    Presumed Acceptance of Plan.......................................34

     5.4    Presumed Rejection of Plan........................................34

     5.5    Cramdown..........................................................34

ARTICLE VI      MEANS FOR IMPLEMENTATION......................................34

     6.1    Exit Financing....................................................34

     6.2    Confirmation of Heber Reorganization Plan.........................35

     6.3    Authorization of Reorganization Plan Equity Securities and
            Warrants and Reorganization Plan Notes............................35

     6.4    Formation of ESOP.................................................35

     6.5    Cancellation of Existing Securities and Agreements................35

     6.6    Board of Directors and Executive Officers.........................35

     6.7    Deemed Consolidation of Debtors for Plan Purposes Only............36

     6.8    Continued Corporate Existence; Vesting of Assets in the
            Reorganized Debtors and Corporate Restructuring...................36

     6.9    Amended Organizational Documents..................................37

     6.10   Settlements.......................................................37

     6.11   Employee Benefits.................................................37

     6.12   Funding the Operating Reserve.....................................37

     6.13   Management Incentive Payment......................................37

ARTICLE VII     DISTRIBUTIONS.................................................37

     7.1    Distribution Record Date..........................................37

     7.2    Date of Distributions.............................................38

     7.3    Disbursing Agent..................................................38

     7.4    Rights and Powers of Disbursing Agent.............................38

     7.5    Surrender of Instruments..........................................38

     7.6    Delivery of Distributions.........................................39

     7.7    Manner of Payment Under Plan......................................39

     7.8    De Minimis and Fractional Distributions...........................39

     7.9    Exemption from Securities Laws....................................40

     7.10   Setoffs...........................................................40

     7.11   Allocation of Plan Distribution Between Principal and Interest....40

     7.12   Withholding and Reporting Requirements............................40

     7.13   Time Bar to Cash Payments.........................................40

     7.14   Closing of Chapter 11 Cases.......................................41

ARTICLE VIII    PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS.........41

     8.1    No Distribution Pending Allowance.................................41

     8.2    Resolution of Disputed Claims and Equity Interests................41

     8.3    Estimation of Claims and Equity Interests.........................42

     8.4    Reserve Account for Disputed Claims...............................42

     8.5    Allowance of Disputed Claims......................................42

     8.6    Reserve Account for Subclass 3B Rejecting Bondholder Recovery.....43

     8.7    Release of Funds from Disputed Claims Reserve.....................44

ARTICLE IX      TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.........44

     9.1    General Treatment.................................................45

     9.2    Cure of Defaults..................................................45

     9.3    Approval of Assumption of Certain Executory Contracts.............45

     9.4    Approval of Rejection of Executory Contracts and Unexpired Leases.46

     9.5    Deemed Consents...................................................46

     9.6    Bar Date for Filing Proofs of Claim Relating to Executory
            Contracts and Unexpired Leases Rejected Pursuant
            to the Reorganization Plan........................................46

     9.7    Survival of Debtors' Corporate Indemnities........................46

     9.8    Reservation of Rights Under Insurance Policies and Bonds..........46

ARTICLE X       CONDITIONS PRECEDENT TO THE CONFIRMATION DATE AND THE
                EFFECTIVE DATE................................................47

     10.1   Conditions to Confirmation........................................47

     10.2   Conditions Precedent to the Effective Date........................48

     10.3   Waiver of Conditions..............................................49

     10.4   Failure to Satisfy or Waiver of Conditions Precedent..............49

ARTICLE XI      EFFECT OF CONFIRMATION........................................49

     11.1   Revesting of Assets...............................................49

     11.2   Discharge of Claims and Cancellation of Equity Interests..........50

     11.3   Discharge of Reorganizing Debtors.................................50

     11.4   Binding Effect....................................................50

     11.5   Term of Injunctions or Stays......................................50

     11.6   Injunction Against Interference with Plan.........................51

     11.7   Exculpation.......................................................51

     11.8   Rights of Action..................................................51

     11.9   Injunction........................................................52

     11.10  Release...........................................................53

ARTICLE XII     RETENTION OF JURISDICTION.....................................53

     12.1   Jurisdiction of Court.............................................53

ARTICLE XIII    MISCELLANEOUS PROVISIONS......................................55

     13.1   Deletion of Classes and Subclasses................................55

     13.2   Dissolution of the Committee......................................55

     13.3   Effectuating Documents and Further Transactions...................55

     13.4   Payment of Statutory Fees.........................................55

     13.5   Modification of Plan..............................................55

     13.6   Courts of Competent Jurisdiction..................................56

     13.7   Exemption From Transfer Taxes.....................................56

     13.8   Rules of Construction.............................................56

     13.9   Computation of Time...............................................57

     13.10  Successors and Assigns............................................57

     13.11  Notices...........................................................57

     13.12  Severability......................................................58

     13.13  Governing Law.....................................................58

     13.14  Exhibits..........................................................58

     13.15  Counterparts......................................................58

                         EXHIBITS TO REORGANIZATION PLAN



Exhibit Number     Exhibit

       1           List of Reorganizing Debtors

       2           List of Liquidating Debtors

       3 List of Reorganizing Debtors That Filed on Initial Petition Date and Subsequent Petition Date

       5           Description of 9.25% Settlement

       6           Description of Settlement of Loss Sharing Litigation

     9.1A          List of Rejecting Debtors

     9.1A(s)       Rejecting Debtors' Schedule Of Assumed Contracts And Leases

     9.1B          List of Assuming Debtors

     9.1B(s)       Assuming Debtors' Schedule Of Rejected Contracts And Leases

                   EXHIBITS TO REORGANIZATION PLAN SUPPLEMENT

            Exhibit Number         Exhibit

                  1                Reorganization Plan Warrant Agreement

                  2                New CPIH Funded Debt

                  3                New CPIH Revolver Facility

                  4                New High Yield Indenture

                  5                New High Yield Secured Note

                  6                New L/C Facility

                  7                New Revolver Facility

                  8                Reinstated L/C Facility

                  9                Reorganization Plan CPIH Preferred Stock

                  10               Reorganization Plan Unsecured Note

                  11               Form of Reorganization Plan Warrant

                  12               Settlement of Loss Sharing Litigation

                                  INTRODUCTION

                  These Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Court. While this is a Joint Reorganization Plan for each of the Reorganizing Debtors, and without limiting the terms of Section 6.8 of this Reorganization Plan, it does NOT provide that these Chapter 11 Cases will be substantively consolidated. Capitalized terms used herein shall have the meanings ascribed to such terms in Article I of this Reorganization Plan.

                  Reference is made to the Disclosure Statement accompanying this Reorganization Plan, including the Exhibits thereto, for a discussion of the Reorganizing Debtors' history, business, results of operations and properties, and for a summary and analysis of the Reorganization Plan. All creditors are encouraged to consult the Disclosure Statement and read this Reorganization Plan carefully before voting to accept or reject this Reorganization Plan.

                  NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED THEREWITH AND APPROVED BY THE COURT, HAVE BEEN AUTHORIZED BY THE COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS REORGANIZATION PLAN.

                  The Reorganizing Debtors reserve the right to proceed with confirmation of this Reorganization Plan as to some but not all of the Reorganizing Debtors.

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         1.1 Definitions. In addition to such other terms as are defined in other Sections of this Reorganization Plan, the following terms (which appear herein as capitalized terms) shall have the meanings set forth below, such meanings to be applicable to both the singular and plural forms of the terms defined. A term used in this Reorganization Plan and not defined herein or elsewhere in this Reorganization Plan, but that is defined in the Bankruptcy Code has the meaning set forth therein.

                  "Accepting Bondholder" means any member of Subclass 3B other than a Rejecting Bondholder.

                  "Administrative Expense Claim" means a Claim under sections 503(b), 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses incurred after the Petition Date for preserving the assets of the Reorganizing Debtors, any actual and necessary costs and expenses of operating the businesses of the Reorganizing Debtors incurred after the Petition Date, all compensation and reimbursement of expenses allowed by the Court under sections 330, 331 or 503 of the Bankruptcy Code, any reclamation claims arising under section 546(c) of the Bankruptcy Code, and any amounts payable with respect to Tranche A or Tranche B of the DIP Financing Facility.

                  "Administrative Expense Claim Bar Date" means the date that is thirty (30) days following the Effective Date. The Administrative Expense Claim Bar Date shall apply to all holders of Administrative Expense Claims not satisfied prior to the Administrative Expense Claim Bar Date, except that the Administrative Expense Claim Bar Date shall not apply to holders of the following limited types of claims: (a) United States Trustee Claims; (b) post-petition liabilities incurred and payable in the ordinary course of business by any Reorganizing Debtor; or (c) fees and expenses incurred by (i) Retained Professionals and (ii) Persons employed by the Reorganizing Debtors or serving as independent contractors to the Reorganizing Debtors in connection with their reorganization efforts, including without limitation the Balloting Agent.

                  "Additional Class 3 Warrants" means Reorganization Plan Warrants issued by Reorganized Covanta pursuant to this Reorganization Plan exercisable for approximately seventeen and one four tenths percent (17.4%) of the Reorganized Covanta Common Stock, subject only to dilution with respect to the Covanta Management Incentive Plan.

                  "Additional New Lenders" means the group of new lenders organized by [ ] that together are responsible for underwriting $45 million of the funding commitment with respect to the Exit Financing Agreements, which will be allocated ratably among the New Revolver Facility, the New CPIH Revolver Facility and the New L/C Facility.

                  "Agent Banks" means Bank of America, N.A., as Administrative Agent, and Deutsche Bank, AG, New York Branch, as Documentation Agent, under the Prepetition Credit Agreement.

                  "Allowed" means, with reference to the portion of any Claim (other than Administrative Expense Claims) or Equity Interest and with respect to each Reorganizing Debtor, (a) any such Claim against or Equity Interest in such Reorganizing Debtor which has been listed by a Reorganizing Debtor in its Schedules, as such Schedules have been or may be amended or supplemented by a Reorganizing Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim or interest has been filed, (b) any Claim or Equity Interest allowed (i) under the Reorganization Plan or under any settlement agreement incorporated or otherwise implemented hereby, (ii) by Final Order, or (iii) as to which the liability of each Reorganizing Debtor and the amount thereof are determined by a final, non-appealable order of a court of competent jurisdiction other than the Court or (c) as to which a proof of claim has been timely filed before the applicable Bar Date in a liquidated amount with the Court pursuant to the Bankruptcy Code or any order of the Court, provided that (i) no objection to the allowance of such Claim or notice to expunge such Claim has been interposed by the Reorganizing Debtors, the Committee, the United States Trustee or any other party in interest as permitted under the Bankruptcy Code before any final date for the filing of such objections or motions set forth in the Reorganization Plan, the Confirmation Order or other order of the Court, or (ii) if such objection or motion has been filed and not withdrawn, such objection or motion has been overruled by a Final Order (but only to the extent such objection or motion has been overruled); provided, further that any such Claims or Equity Interests allowed solely for the purpose of voting to accept or reject the Reorganization Plan pursuant to an order of the Court shall not be considered "Allowed Claims" or "Allowed Equity Interests" for the purpose of distributions hereunder. Except as expressly stated in this Reorganization Plan or as provided under section 506(b) of the Bankruptcy Code or a Final Order of the Court, an Allowed Claim shall not include interest on the principal amount of any Claim accruing from and after the Petition Date or any fees (including attorneys' fees), costs or charges (including late payment charges) related to any Claim accruing from or after the Petition Date.

                  "Allowed Administrative Expense Claim" means the portion of any Administrative Expense Claim (including any interest for which the Reorganizing Debtors are legally obligated) that is (i) incurred or arising after the Petition Date and prior to the Effective Date, (ii) for those Administrative Expense Claims as to which the Administrative Expense Claim Bar Date is applicable, which has been filed before the Administrative Expense Bar Date, and (iii) as to which no objection to the allowance of such Administrative Expense Claim has been filed by the Reorganizing Debtors, the Committee, the United States Trustee or any other party in interest as permitted under the Bankruptcy Code. All Administrative Expense Claims arising under or relating to the DIP Financing Facility are deemed Allowed Administrative Expense Claims.

                  "Allowed Class o Claim " means an Allowed Claim in the specified Class.

                  "Allowed Priority Tax Claims" means any Claim that is Allowed pursuant to Section 2.4 of this Reorganization Plan.

                  "Allowed Subclass 3B Settlement Amount" means the aggregate amount of the Subclass 3B Secured Claims held by holders that are Accepting Bondholders.

                  "Allowed Subclass 3A Secured Claim Amount" means the allowed amount of the Secured Bank Claims, currently estimated to be $434 million including accrued but unpaid fees and interest, but subject to ultimate resolution of the claims under the Prepetition Credit Agreement.

                  "Allowed Subclass 3B Secured Claim Amount" means the allowed amount of the 9.25% Debenture Claims, currently estimated to be $105 million including accrued but unpaid fees and interest, but subject to ultimate resolution of the claims under the 9.25% Debentures Adversary Proceeding.

                  "Assuming Debtors' Schedule of Rejected Contracts and Leases" means the schedule of the executory contracts and unexpired leases to which each of the Assuming Debtors (as defined in Section 9.1(b) of this Reorganization
Plan) is a party that will be rejected under Article IX of the Plan, which schedule has been filed as Exhibit 9.1B hereto and shall be served on the relevant parties no less than twenty-three (23) days prior to the Confirmation Hearing.

                  "Ballot" means the ballot that accompanies the Disclosure Statement upon which holders of Impaired Claims entitled to vote on the Reorganization Plan shall indicate their acceptance or rejection of the Reorganization Plan.

                  "Ballot Deadline" means the date and time set by the Court by which the Balloting Agent must receive all Ballots.

                  "Balloting Agent" means Bankruptcy Services LLC ("BSI") or such other entity authorized by the Court to distribute, collect and tally Ballots.

                  "Bankruptcy Code" means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

                  "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure promulgated by the United States Supreme Court under 28 U.S.C. ss. 2075 and the local rules of the Court (including any applicable local rules and standing and administrative orders of the Court), as now in effect or hereafter amended, as applicable to the Chapter 11 Cases.

                  "Bar Date" means the applicable date or dates fixed by the Court or this Reorganization Plan for filing proofs of claim or interests in the Chapter 11 Cases.

                  "Bondholders Committee" means the Informal Committee of Secured Debenture Holders of certain holders of, and the Indenture Trustee for, the 9.25% Debentures issued by Covanta.

                  "Business Day" means any day other than a Saturday, Sunday or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

                  "Cash" means lawful currency of the United States, including cash equivalents, bank deposits, checks and other similar items, unless otherwise indicated.

                  "Chapter 11 Cases" means the voluntary cases under Chapter 11 of the Bankruptcy Code commenced by each Reorganizing Debtor, which cases are currently pending before the Court under the caption In re Ogden Services New York, Inc. et al., Case Nos. 02-40826 (CB), et al.

                  "Claim" has the meaning set forth in section 101 of the Bankruptcy Code, whether or not asserted.

                  "Claims Objection Deadline" means that day which is one hundred eighty (180) days after the Effective Date, as the same may be extended from time to time by the Court, without further notice to parties in interest.

                  "Class" means any group of similar Claims or Equity Interests described in Article IV of the Reorganization Plan in accordance with section 1123(a)(1) of the Bankruptcy Code.

                  "Class 3 CPIH Preferred Stock" means shares of Reorganized CPIH Preferred Stock with an aggregate liquidation preference of $27 million.

                  "Class 6 CPIH Preferred Stock" means shares of Reorganized CPIH Preferred Stock with an aggregate liquidation preference of $3 million, subject to the certificate of designation relating to such CPIH Preferred Stock which shall provide, among other things, that such liquidation preference shall only be applicable after $90 million of Cash distributions from a sale or other disposition of CPIH and its subsidiaries.

                  "Class 6 Litigation Claims" means any preference actions, fraudulent conveyance actions, rights of setoff and other claims or causes of action under sections 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code and other applicable bankruptcy law that may be brought against the holder of any Unsecured Claim against the Reorganizing Debtors or Liquidating Debtors but specifically excluding any such claims against the Prepetition Lenders, the DIP Lenders, the Agent Banks and the DIP Agents.

                  "Class 6 Representative" means counsel for the Committee as authorized pursuant to Section 11.8(b) of this Reorganization Plan.

                  "Class 6 Warrants" means Reorganization Plan Warrants issued by Reorganized Covanta on the Effective Date pursuant to this Reorganization Plan exercisable for approximately seven and one half percent (7.5%) of the Reorganized Covanta Common Stock, subject only to dilution with respect to the Covanta Management Incentive Plan.

                  "Committee" means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as appointed, modified or reconstituted from time to time.

                  "Confirmation Date" means the date on which the clerk of the Court enters the Confirmation Order on the docket, within the meaning of Bankruptcy Rules 5003 and 9021.

                  "Confirmation Hearing" means the hearing held by the Court to consider confirmation of the Reorganization Plan pursuant to section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

                  "Confirmation Order" means the order of the Court confirming the Reorganization Plan pursuant to section 1129 of the Bankruptcy Code, together with any subsequent orders, if any, pursuant to sections 1127 and 1129 of the Bankruptcy Code approving modifications to the Reorganization Plan, which in each case shall be in form and substance satisfactory to the Reorganizing Debtors.

                  "Convenience Claim" means any Unsecured Claim, other than an Intercompany Claim, against any Operating Company Reorganizing Debtor in an amount equal to or less than $2,500.

                  "Convertible Subordinated Bond Claims" means any Unsecured Claim that arises out of, or is attributable to, ownership of the Convertible Subordinated Bonds.

                  "Convertible Subordinated Bonds" means all the convertible subordinated notes issued by Covanta, including (i) those in the aggregate principal amount of $85,000,000 bearing an interest rate of 6% per annum and
(ii) those in the aggregate principal amount of $63,500,000 bearing an interest rate of 5-3/4% per annum.

                  "Court" collectively means the United States Bankruptcy Court for the Southern District of New York and, to the extent it may exercise jurisdiction over the Chapter 11 Cases, the United States District Court for the Southern District of New York or if either such court ceases to exercise jurisdiction over the Chapter 11 Cases, such other Court or adjunct thereof that exercises competent jurisdiction over the Chapter 11 Cases or any proceeding therein.

                  "Covanta" means Covanta Energy Corporation, a Reorganizing Debtor and the ultimate corporate parent directly or indirectly holding an interest in all the Reorganizing Debtors in these Chapter 11 Cases.

                  "Covanta Energy Americas" means Covanta Energy Americas, Inc., a Reorganizing Debtor.

                  "Covanta Huntington" means Covanta Huntington, L.P., a Reorganizing Debtor.

                  "Covanta Management Incentive Plan" means a long term management incentive plan based upon the value of Reorganized Covanta Common Stock, which shall be approved by the Board of Directors of Reorganized Covanta, the economic effect of which shall dilute the value of the Reorganization Plan Warrants and the outstanding shares of Reorganized Covanta Common Stock.

                  "Covanta Onondaga" means Covanta Onondaga, L.P., a Reorganizing Debtor.

                  "CPIH" means Covanta Power International Holdings, Inc., a Reorganizing Debtor.

                  "CPIH Participation Interest" means an agreement among the holders of the New CPIH Funded Debt and the holders of Allowed Class 6 Claims entitling the holders of Allowed Class 6 Claims to receive from a distribution to the holders of New CPIH Funded Debt of net proceeds resulting from (i) the sale or other disposition of CPIH and its subsidiaries, (ii) the sale or other disposition of the assets of CPIH and its subsidiaries, or [(iii) a refinancing undertaken for the purpose of retiring any or all of the New CPIH Funded Debt], an amount equal to five percent (5%) of the first $80 million of such net proceeds when distributed from any such sale, disposition [or refinancing], but in no event shall such amount received pursuant to such participation interest exceed $4 million in the aggregate.

                  "Deficiency Claim" means an Allowed Claim of a holder equal to the amount by which the aggregate Allowed Claims of such holder exceed the sum of (a) any setoff rights of the holder permitted under section 553 of the Bankruptcy Code plus (b) (without duplication of clause (a)) the Secured Claim of such holder; provided, however, that if the holder of a Secured Claim makes the election pursuant to section 1111(b)(2) of the Bankruptcy Code, there shall not be a Deficiency Claim in respect of such Claim.

                  "DIP Agents" means Bank of America, N.A., as administrative agent, and Deutsche Bank AG, New York branch, as documentation agent, under the DIP Financing Facility.

                   "DIP Financing Facility" means the Debtor-in-Possession Credit Agreement, dated as of April 1, 2002, among the Reorganizing Debtors, the Heber Debtors, the Liquidating Debtors, the DIP Lenders and the DIP Agents, as it has been or may be amended and modified from time to time, and as approved and extended by order of the Court.

                  "DIP Lenders" means those Persons from time to time party to the DIP Financing Facility as lenders.

                  "Disbursing Agent" means Reorganized Covanta, in its capacity as disbursing agent under this Reorganization Plan, together with such other persons as may be selected by Reorganized Covanta in accordance with, or otherwise referred to in, Section 7.3 of this Reorganization Plan.

                  "Disclosure Statement" means the written disclosure statement that relates to this Reorganization Plan, the Heber Reorganization Plan and the Liquidation Plan and is approved by the Court pursuant to section 1125 of the Bankruptcy Code, as such disclosure statement may be amended, modified, or supplemented (and all exhibits and schedules annexed thereto or referred to therein) and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

                  "Disputed Claim" means that portion (including, when appropriate, the whole) of a Claim that is not an Allowed Claim, is subject to an Estimation Request, or as to which an objection has been filed. For the purposes of the Reorganization Plan, a Claim shall be considered a Disputed Claim in its entirety before the time that an objection has been or may be filed if: (a) the amount or classification of the Claim specified in the relevant proof of claim exceeds the amount or classification of any corresponding Claim scheduled by a Reorganizing Debtor in its Schedules; (b) any corresponding Claim scheduled by a Reorganizing Debtor has been scheduled as disputed, contingent or unliquidated in its Schedules; or (c) no corresponding Claim has been scheduled by a Reorganizing Debtor in its Schedules.

                  "Disputed Claims Reserve" means, with respect to each Class of Claims in which there exists any Disputed Claim on or after the Effective Date other than Class 4, Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants to be set aside by the Disbursing Agent in separate accounts corresponding to each such Class of Claims in which there are Disputed Claims, in an amount such that, if such Disputed Claims become Allowed Claims, there will be sufficient Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants to pay all such Disputed Claims pro rata with Allowed Claims in such Class with respect to each such Class of Claims in accordance with the provisions of this Reorganization Plan. Each Disputed Claims Reserve is to be maintained under this Reorganization Plan, as set forth more fully in Article VIII of this Reorganization Plan.

                  "Distributable Cash" means an amount of Cash equal to the lesser of (i) $60 million, and (ii) the Post-Closing Cash.

                  "Distribution" means the distribution to holders of Allowed Claims in accordance with this Reorganization Plan of Cash, Reorganization Plan Notes, Reorganization Plan Equity Securities and Warrants or other property, as the case may be.

                  "Distribution Address" means (i) the address of the holder of a Claim set forth in the relevant proof of claim, (ii) the address set forth in any written notices of address change delivered to the Disbursing Agent after the date of any related proof of claim, or (iii) if no proof of claim is filed in respect to a particular Claim, the address set forth in the relevant Reorganizing Debtor's Schedules of Assets and Liabilities or register maintained for registered securities.

                  "Distribution Date" means the date that is the later of (i) the Effective Date or as soon thereafter as reasonably practicable, but in no event later than thirty (30) days after the Effective Date and (ii) the first Business Day after the date that is thirty (30) days after the date such Claims become Allowed Claims or otherwise become payable under the Reorganization Plan.

                  "Distribution Record Date" means the Confirmation Date or, with respect to holders of 9.25% Debenture Claims, the date fixed by the Court as the record date for determining the holders of 9.25% Debentures who are entitled to receive Distributions under this Reorganization Plan.

                  "Domestic Reorganizing Debtors" means the Reorganizing Debtors other than CPIH and its direct and indirect subsidiaries.

                  "DSS Environmental" means DSS Environmental, Inc., a Reorganizing Debtor.

                  "Effective Date" means a date, which is a Business Day, selected by each of the Reorganizing Debtors that is no more than ten (10) Business Days following the date on which all conditions set forth in Section
10.2 of this Reorganization Plan have been satisfied or expressly waived pursuant to Section 10.3 of this Reorganization Plan.

                  "Equity Interest" means as to each Reorganizing Debtor, any equity security, partnership interest or share of common stock or other instrument evidencing an ownership interest in such Reorganizing Debtor, regardless of whether it may be transferred, and any option, warrant or right, contractual or otherwise, to acquire an ownership interest or other equity security in such Reorganizing Debtor and shall include any redemption, conversion, exchange, voting participation, dividend rights and liquidation preferences relating thereto.

                  "ESOP" means an employee stock ownership plan within the meaning of section 4975(e)(7) of the Internal Revenue Code of 1986, as amended.

                  "Estate" means as to each Reorganizing Debtor, the estate which was created by the commencement of such Reorganizing Debtor's Chapter 11 Case pursuant to section 541 of the Bankruptcy Code, and shall be deemed to include, without limitation, any and all privileges of such Reorganizing Debtor and all interests in property, whether real, personal or mixed, rights, causes of action, avoidance powers or extensions of time that such Reorganizing Debtor or such estate shall have had effective as of the commencement of the Chapter 11 Case, or which such estate acquired after the commencement of the Chapter 11 Case, whether by virtue of section 544, 545, 546, 547, 548, 549 or 550 of the Bankruptcy Code or otherwise.

                  "Estimated Recovery Value" means the estimated value of any Distribution under this Reorganization Plan; provided, that with respect to Distributions consisting of Reorganization Plan Notes, the Estimated Recovery Value shall be determined based upon the face amount of such Reorganization Plan Notes (which in the case of the New High Yield Secured Notes shall mean the face amount prior to any accretion in principal amount); and further, provided, that with respect to Distributions consisting of Reorganization Plan Equity Securities and Warrants, the Estimated Recovery Value shall be the valuation for any such Reorganization Plan Equity Securities and Warrants set forth in the Disclosure Statement or as determined by the Court.

                  "Estimation Request" means a request for estimation of a Claim in accordance with the Bankruptcy Code and Bankruptcy Rules.

                  "Excess Distributable Cash" means, if Distributable Cash is equal to $60 million, an amount of Cash equal to ninety-eight percent (98%) of Post-Closing Cash in excess of Distributable Cash.

                  "Exit Costs" means the Cash costs for consummation of this Reorganization Plan, to be either paid or reserved on or shortly after the Effective Date pursuant to the terms hereof, including without limitation, (i) all amounts required with respect to Distributions to holders of Allowed Administrative Expense Claims, Allowed Convenience Claims, and funding of reserves with respect to Disputed Claims, (ii) funding the Operating Reserve,
(iii) payment of all costs and expenses associated with the transactions contemplated hereunder, (iv) severance costs, (v) establishment of tax reserves with respect to the Geothermal Sale, (vi) payment of any Heber Administrative Costs, and (vii) such other reserves as may be required under one or more of the Exit Financing Agreements.

                  "Exit Financing Agreements" means the agreements providing for new credit facilities, to be entered into on the Effective Date among the applicable Reorganizing Debtors and the Persons identified therein as lenders, consisting of the Reinstated L/C Facility, the New Revolver Facility, the New L/C Facility, the New CPIH Funded Debt, the New CPIH Revolver Facility and the New High Yield Indenture, each substantially in the form set forth in the Reorganization Plan Supplement, and all collateral and other agreements executed in connection therewith.

                  "Exit Facility Agents" means Bank of America, N.A., as Administrative Agent and Collateral Agent and Deutsche Bank A.G., New York branch, as Document Agent, under certain of the Exit Financing Agreements.

                  "Final Order" means an order or judgment of the Court, as entered on the docket of the Court, that has not been reversed, stayed, modified, or amended, and as to which: (a) the time to appeal, seek review or rehearing or petition for certiorari under the Bankruptcy Rules has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been resolved by the highest Court to which the order or judgment was appealed or from which certiorari was sought, provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules governing procedure in cases before the Court, may be filed with respect to such order or judgment shall not cause such order or judgment not to be a Final Order.

                  "Free Cash" means the total amount of Cash held by the Reorganizing Debtors on the Effective Date after consummation of the Geothermal Sale and immediately prior to giving effect to the payment of Exit Costs or any other Distributions or transactions contemplated by this Reorganization Plan; provided, however that Free Cash does not include the Post-Confirmation Working Capital or any other Cash as to which usage by the Reorganizing Debtors is restricted in any manner pursuant to the terms of any applicable agreements to which the Reorganized Debtors are party, including, without limitation, any project financing or operating agreements.

                  "Geothermal Sale" means the sale of certain assets related to the Heber Debtors' geothermal independent power production business and the Reorganizing Debtors' equity therein pursuant to the Heber Reorganization Plan.

                  "Heber Administrative Claims" means all Allowed Administrative Expense Claims pursuant to the Heber Reorganization Plan.

                  "Heber Debtors" means AMOR 14 Corporation, Covanta SIGC Energy, Inc. Covanta SIGC Energy II, Inc., Heber Field Company, Heber Geothermal Company and Second Imperial Geothermal Company, L.P., each of which are affiliates of the Reorganizing Debtors and are being reorganized pursuant to the Heber Plan of Reorganization.

                  "Heber Debtors Intercompany Claim" means any Intercompany Claim held by a Heber Debtor, but excluding any such Claim that would also be included in the definition of Liquidating Debtors Intercompany Claim or Reorganizing Debtors Intercompany Claim.

                  "Heber Reorganization Plan" means the Joint Plan of Reorganization of the Heber Debtors under Chapter 11 of the Bankruptcy Code (including all exhibits, supplements, appendices and schedules annexed thereto), dated September24, 2003, as the same may be amended, modified or supplemented from time to time.

                  "Impaired" means, when used with reference to an Allowed Claim or an Allowed Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                  "Indenture Trustee" means Wells Fargo Bank Minnesota, National Association, in its capacity as indenture trustee with respect to the 9.25% Debentures.

                  "Initial Distribution" means the initial distribution of the Secured Class 3 Total Distribution into separate Distributions for Subclass 3A and Subclass 3B in accordance with Section 4.4(c)(I) of this Reorganization Plan.

                  "Initial Petition Date" means April 1, 2002, the date upon which the Reorganizing Debtors identified on Exhibit 3 hereto filed their respective orders for relief under Chapter 11 of the Bankruptcy Code.

                  "Intercompany Claims" means all Claims against a Reorganizing Debtor asserted by any Liquidating Debtor, Heber Debtor, Non-Debtor Affiliate or any other Reorganizing Debtor, including, without limitation, any (a) preference actions, fraudulent conveyance actions, rights of setoff and other claims or causes of action under sections 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code and other applicable bankruptcy or nonbankruptcy law, (b) claims or causes of action arising out of illegal dividends or similar theories of liability, (c) claims or causes of action based on piercing the corporate veil, alter ego liability or similar legal or equitable theories of recovery arising out of the ownership or operation of any of the Reorganizing Debtors prior to the applicable Petition Date, (d) claims or causes of action based on unjust enrichment, (e) claims or causes of action for breach of fiduciary duty, mismanagement, malfeasance or, to the extent they are claims or causes of action of any of the Reorganizing Debtors, fraud, (f) claims or causes of action arising out of any contracts or other agreements between or among any of the Reorganizing Debtors and any Liquidating Debtor, Heber Debtor, Non-Debtor Affiliate or any other Reorganizing Debtor that are rejected, and (g) any other claims or causes of action arising out of or related in any way to the Chapter 11 Cases, the Liquidation Plan, this Reorganization Plan or the Heber Reorganization Plan that are based on an injury that affects or affected the shareholders or creditors of any of the Liquidating Debtors, Heber Debtors, Reorganizing Debtors or Non-Debtor Affiliates generally; provided, however that Intercompany Claims shall not include the Claims of Greenway Insurance Company of Vermont against any Reorganizing Debtor.

                  "Intercreditor Agreement" means the Intercreditor Agreement dated as of March 14, 2001, among Covanta and its affiliates named therein and the Prepetition Lenders, as it has been or may be amended, supplemented or otherwise modified.

                  "Intermediate Holding Company Debtor" means any of the Reorganizing Debtors identified as such on Exhibit 1 hereto.

                  "Lien" has the meaning set forth in section 101(37) of the Bankruptcy Code.

                  "Liquidating Debtors" means those debtors identified on
Exhibit 2 attached hereto that are being liquidated pursuant to the Liquidation Plan.

                  "Liquidating Debtors Intercompany Claim" means any Intercompany Claim held by a Liquidating Debtor or any of its direct or indirect subsidiaries.

                  "Liquidation Plan" means the Joint Plan of Liquidation of Ogden New York Services, Inc., et al. under Chapter 11 of the Bankruptcy Code (including all exhibits, supplements, appendices and schedules annexed thereto), dated September 8, 2003, as the same may be amended, modified or supplemented from time to time.

                  "Loss Sharing Litigation" means docket item number 595 in the Chapter 11 Cases captioned as The Motion of Canadian Imperial Bank of Commerce, as agent for the Canadian Loss Sharing Lenders, for an Order (1) Interpreting and Enforcing the Final DIP Order and (2) Confirming the Amount of the Tranche C Loans to the Debtors, dated June 25, 2002, pending before the Court.

                  "New CPIH Funded Debt" means the new debt to be issued, in the form of a term loan, by Reorganized CPIH as part of the Exit Financing Agreements on the Effective Date in the aggregate principal amount of $80 million, to be secured by a second priority lien on substantially all of Reorganized CPIH's and its domestic subsidiaries' assets.

                  "New CPIH Revolver Facility" means the new revolving line of credit facility, to be entered into as part of the Exit Financing Agreements as an obligation of Reorganized CPIH and its domestic subsidiaries, guaranteed and secured by the Domestic Reorganizing Debtors, and secured by a first priority lien on substantially all of Reorganized CPIH's and its domestic subsidiaries' assets, junior only to duly perfected and unavoidable prior liens, providing for a revolving credit line of up to $10 million dollars for purposes of supporting the business operations of CPIH and its domestic subsidiaries, as more particularly described therein.

                  "New Facility Lenders" means the Persons, other than any of the Additional New Lenders, named as lenders with respect to the New Revolver Facility, the New CPIH Revolver Facility or the New L/C Facility.

                  "New High Yield Indenture" means the indenture to be entered into as part of the Exit Financing Agreements providing for the issuance by Reorganized Covanta of the New High Yield Secured Notes at discount in the aggregate amount of $200 million, which liability will grow to $225 million at maturity.

                  "New High Yield Secured Notes" means the new notes, secured by a third priority lien on the Post-Confirmation Collateral, to be issued by Reorganized Covanta and guaranteed by the Domestic Reorganizing Debtors on the Effective Date pursuant to the New High Yield Indenture in accordance with the terms of this Reorganization Plan substantially in the form of the New High Yield Secured Note contained in the Reorganization Plan Supplement.

                  "New Lender Warrants" means Reorganization Plan Warrants issued by Reorganized Covanta pursuant to this Reorganization Plan exercisable for approximately twenty five percent (25%) of the Reorganized Covanta Common Stock, subject only to dilution with respect to the Covanta Management Incentive Plan.

                  "New L/C Facility" means the new letter of credit facility, to be entered into as part of the Exit Financing Agreements, as an obligation of the Domestic Reorganizing Debtors, secured by a first priority lien on the Post-Confirmation Collateral and the assets of CPIH and its subsidiaries, junior only to duly perfected and unavoidable prior liens, providing for commitments for issuance of certain letters of credit of up to $87.0 million for purposes of supporting the Domestic Reorganizing Debtors business operations, as more particularly described therein.

                  "New Revolver Facility" means the new revolving line of credit facility, to be entered into as part of the Exit Financing Agreements, as an obligation of the Domestic Reorganizing Debtors, secured by a first priority lien on the Post-Confirmation Collateral and the assets of CPIH and its subsidiaries, junior only to duly perfected and unavoidable prior liens, providing for a revolving credit line of up to $40 million for purposes of financing the business operations of the Domestic Reorganizing Debtors, as more particularly described therein.

                  "Non-Debtor Affiliate" means any affiliate of the Reorganizing Debtors that is not a subject of these Chapter 11 Cases.

                  "Non-Participating Lender" means any holder of an Allowed Class 3 Claim that is not a New Facility Lender or one of the Additional New Lenders.

                  "Non-Priority Subclass 3A Claims" means all Secured Bank Claims other than Priority Bank Claims.

                  "9.25% Debenture Claim" means any Claim that arises out of, or is attributable to, ownership of the 9.25 % Debentures.

                  "9.25% Debenture Holders Subclass 3B Distribution" means the aggregate Distribution to holders of Allowed Subclass 3B Claims pursuant to this Reorganization Plan.

                  "9.25% Debentures" means those certain debentures issued by Ogden Corporation (now known as Covanta) in the aggregate principal amount of $100,000,000 due in March 2022 and bearing an interest rate of 9.25 % per annum (Cusip No. 676346AF6).

                  "9.25% Debentures Adversary Proceeding" means adversary proceeding No. 02-03004 captioned as The Official Committee of Unsecured Creditors v. Wells Fargo Bank Minnesota, National Association, et al., pending before the Court.

                  "9.25% Deficiency Claim" means an amount equal to (X) the Allowed amount of 9.25% Debenture Claims, currently estimated at $105 million including accrued but unpaid fees and interest minus (Y) as of the Effective Date, the Estimated Recovery Value of the 9.25% Debenture Holders Subclass 3B Distribution without deducting from such Estimated Recovery Value any payment of the Settlement Distribution, such amount to be determined by agreement of the holders of the 9.25% Debentures, the Reorganizing Debtors and the Committee, or by order of the Court.

                  "9.25% Settlement" means the settlement agreed to by the Committee and each Accepting Bondholder with respect to the 9.25% Debentures Adversary Proceeding, providing for, among other things, each holder of an Allowed Class 6 Claim to receive an additional Distribution consisting of a Settlement Distribution with respect to the Subclass 3B Accepting Bondholder Recovery, as further set forth in Exhibit 5 attached to this Reorganization Plan.

                  "Old Covanta Stock" means the pre-confirmation common stock, options, warrants, preferred stock or any other Equity Interest of Covanta, whether issued and outstanding or held in treasury.

                  "Operating Company Reorganizing Debtor" means any of the Reorganizing Debtors other than Covanta and the Intermediate Holding Company Debtors.

                  "Operating Company Unsecured Claims" means all Unsecured Claims asserted against any Operating Company Reorganizing Debtor; provided, however, that the term Operating Company Unsecured Claims shall not include any Convenience Claim.

                  "Operating Reserve" shall have the meaning assigned to such term in the Liquidation Plan.

                  "Operating Reserve Deficiency Amount" means the amount of the Operating Reserve Deficiency (as defined in Section 6.1(a) of the Liquidation
Plan), if any, that shall be transferred by the Reorganizing Debtors to the Operating Reserve.

                  "Parent and Holding Company Guarantee Claim" means any Claim against Covanta or any Intermediate Holding Company Debtor based on a guarantee of an obligation of any other Reorganizing Debtor, including, without limitation, performance guarantees; provided, however, that Parent and Holding Company Guarantee Claims do not include the Claims of the Prepetition Lenders, the DIP Lenders, the holders of the 9.25% Debentures or Intercompany Claims.

                  "Parent and Holding Company Unsecured Claims" means all Unsecured Claims asserted against Covanta or any Intermediate Holding Company Debtor; provided, however, that the term Parent and Holding Company Unsecured Claims shall not include any Convenience Claims or Operating Company Unsecured Claims; further, provided that the term Parent and Holding Company Unsecured Claims shall not include the Prepetition Lender Deficiency Claim; further, provided that the term Parent and Holding Company Unsecured Claims shall include the 9.25% Deficiency Claim only with respect to that portion of the 9.25% Deficiency Claim held by Rejecting Bondholders.

                  "Person" has the meaning provided in section 101(41) of the Bankruptcy Code and includes, without limitation, any individual, corporation, partnership, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, the Committee, Indenture Trustee, Equity Interest holders, holders of Claims, current or former employees of any Reorganizing Debtor, or any other entity.

                  "Petition Date" means, collectively, the Initial Petition Date and the Subsequent Petition Date.

                  "Plan Documents" means the documents to be executed, delivered, assumed or performed in conjunction with the consummation of this Reorganization Plan on the Effective Date, including, without limitation, the amended organizational documents for Reorganized Covanta and the Exit Financing Agreements and shall be treated as if incorporated herein.

                  "Post-Closing Cash" means an amount of Cash determined on the Effective Date equal to Free Cash minus Exit Costs.

                  "Post-Confirmation Collateral" means all assets of the Domestic Reorganizing Debtors, including the common stock of CPIH, to the extent such assets may be subject to a Lien, with respect to such Debtors' obligations under the Exit Financing Agreements without violation of any applicable law or the terms of any contracts that have been assumed or reinstated by the Reorganized Debtors unless otherwise waived or consented to.

                  "Post-Confirmation Working Capital" means an amount of Cash equal to $10 million to be retained on the Effective Date by the Domestic Reorganizing Debtors.

                   "Preference Claim" means a claim, right or cause of action accruing under section 547 of the Bankruptcy Code, or under section 550 of the Bankruptcy Code to recover a transfer avoided under section 547 of the Bankruptcy Code, and which may be asserted by or on behalf of a Reorganizing Debtor.

                  "Preferred Distribution" shall have the meaning assigned to that term under the Intercreditor Agreement.

                  "Prepetition Credit Agreement" means the Revolving Credit and Participation Agreement dated as of March 14, 2001, among Covanta, certain other Reorganizing Debtors, certain other Liquidating Debtors and the Prepetition Lenders and the Security Agreement dated as of March 14, 2001, both as they have been or may be amended, supplemented or otherwise modified from time to time.

                  "Prepetition Lenders" means the Persons identified as lenders under the Prepetition Credit Agreement, together with their successors and permitted assigns.

                  "Prepetition Lender Deficiency Claim" means an amount equal to
(X) the Allowed amount of the claims of the Prepetition Lenders, currently estimated at $434 million including accrued but unpaid fees and interest minus
(Y) as of the Effective Date, the Estimated Recovery Value of the Subclass 3A Recovery, such amount to be determined by agreement of the Prepetition Lenders, the Reorganizing Debtors and the Committee, or by order of the Court.

                  "Priority Bank Claims" means all Secured Bank Claims that are entitled to a Preferred Distribution or Ratable Paydown pursuant to the Intercreditor Agreement.

                  "Priority Bank Lenders" means the Prepetition Lenders that hold Priority Bank Claims.

                  "Priority Non-Tax Claim" means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Expense Claim or (b) a Priority Tax Claim.

                  "Priority Tax Claim" means any Claim of a Government Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  "Pro Rata Class Share" means the proportion that the amount of any Claim bears to the aggregate amount of such Claim and all other Claims in the same Class entitled to distributions from the same source of Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants, including Disputed Claims.

                  "Pro Rata Subclass Share" means the proportion that the amount of any Claim bears to the aggregate amount of such Claim and all other Claims in the same Subclass entitled to Distributions from the same source of Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants, including Disputed Claims.

                  "Project Debt Claim" means any Claim against an Operating Company Reorganizing Debtor that is secured by a Lien on such Operating Company Reorganizing Debtor's tangible or intangible assets; provided, however, that Project Debt Claims do not include the Claims of the Prepetition Lenders, the DIP Lenders, the holders of the 9.25% Debentures or Intercompany Claims.

                  "Ratable Paydown" shall have the meaning assigned to that term under the Intercreditor Agreement.

                  "Reinstated L/C Facility" means the letter of credit facility, secured by a second priority lien on the Post-Confirmation Collateral, to be reinstated as part of the Exit Financing Agreements providing for letters of credit in the aggregate face amount of up to $176 million for purposes of continuing or replacing certain unfunded letters of credit issued and outstanding as of the Effective Date under Tranche B of the DIP Financing Facility and for funding draws with respect thereto.

                  "Rejecting Bondholder" means any member of Subclass 3B that rejects being included as a settling party pursuant to the 9.25% Settlement Agreement by expressly marking the appropriate box on the Ballot distributed to holders of Subclass 3B Secured Claims.

                  "Rejecting Debtors' Schedule of Assumed Contracts and Leases" means a schedule of the executory contracts and unexpired leases to which each of the Rejecting Debtors (as defined in Section 9.1(a) of this Reorganization
Plan) is a party that will be assumed under Article IX of the Plan, which schedule has been filed as Exhibit 9.1A hereto and shall be served on the relevant parties no less than twenty-three (23) days prior to the Confirmation Hearing.

                  "Reorganization Plan" means this chapter 11 plan of reorganization, including without limitation, all documents referenced herein and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

                  "Reorganization Plan Equity Securities and Warrants" means the Reorganized CPIH Preferred Stock, Reorganized Covanta Common Stock and Reorganization Plan Warrants.

                  "Reorganization Plan Notes" means the New High Yield Secured Notes, the Reorganization Plan Unsecured Notes and the New CPIH Funded Debt.

                  "Reorganization Plan Supplement" means a supplemental appendix to this Reorganization Plan that will contain the Plan Documents in substantially completed form, to be filed no later than five (5) days prior to the last date by which votes to accept or reject this Reorganization Plan must be submitted. Documents to be included in the Reorganization Plan Supplement will be posted at www.covantaenergy.com as they become available.

                  "Reorganization Plan Unsecured Notes" means the new subordinated unsecured notes to be issued by Reorganized Covanta on the Effective Date in accordance with the terms of this Reorganization Plan in an aggregate principal amount equal to the aggregate amount of Allowed Class 4 Claims, substantially in the form of the Reorganization Plan Unsecured Note contained in the Reorganization Plan Supplement.

                  "Reorganization Plan Warrants" means the warrants exercisable for forty nine and ninety nine one hundredths percent (49.99%) of Reorganized Covanta Common Stock to be issued by Reorganized Covanta on the Effective Date in accordance with the terms of this Reorganization Plan, substantially in the form of the Reorganization Plan Warrant contained in the Reorganization Plan Supplement, subject only to dilution with respect to the Covanta Management Incentive Plan.

                  "Reorganized Covanta" means Covanta on and after the Effective Date.

                  "Reorganized Covanta Common Stock" means the shares of common stock of Reorganized Covanta, authorized under Section 6.3 of this Reorganization Plan and under the amended and restated certificate of incorporation for Reorganized Covanta.

                  "Reorganized Covanta Secured Claims" means the Secured Bank Claims and Secured 9.25% Debenture Claims.

                  "Reorganized CPIH Preferred Stock" means the shares of convertible preferred stock of CPIH, authorized under Section 6.3 of this Reorganization Plan and under the amended and restated certificate of incorporation for Reorganized CPIH with an aggregate liquidation preference of $30 million and with voting, dividend and conversion rights, as set forth substantially in the form of the Reorganization Plan CPIH Preferred Stock certificate of designation contained in the Reorganization Plan Supplement. The number of issued and outstanding shares of CPIH Preferred Stock as of the Effective Date shall be 1,000,000, and the number of authorized shares shall be 1,000,000.

                  "Reorganized Debtor" means each Reorganizing Debtor, on or after the Effective Date.

                   "Reorganizing Debtors" has the meaning ascribed to such term on the first page of this Reorganization Plan (each of the Reorganizing Debtors is individually referred to herein as a Reorganizing Debtor). A list of the Reorganizing Debtors is attached hereto as Exhibit 1.

                  "Reorganizing Debtors Intercompany Claim" means any Intercompany Claim held by a Reorganizing Debtor or any of its direct or indirect subsidiaries, including Non-Debtor Affiliates, but excluding any such Claims that would also be included in the definition of Liquidating Debtors Intercompany Claim or Heber Debtors Intercompany Claim.

                  "Retained Professional" means the professionals retained in these jointly administered Chapter 11 Cases by the Reorganizing Debtors or the Committee pursuant to sections 327, 328 or 1103 of the Bankruptcy Code pursuant to Final Orders of the Court.

                  "Schedules" means the schedules of assets and liabilities and the statement of financial affairs filed by the Reorganizing Debtors as required by sections 521 and 1106(a)(2) of the Bankruptcy Code and Bankruptcy Rule 1007, as they have been or may be supplemented or amended from time to time.

                  "Secured Bank Claims" means the Secured Claims of the Prepetition Lenders arising under (i) the Prepetition Credit Agreement and related collateral documents, and (ii) the Intercreditor Agreement, including the Priority Bank Claims and the Non-Priority Subclass 3A Claims.

                  "Secured Claim" means, pursuant to section 506 of the Bankruptcy Code, that portion of a Claim that is secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of any of the Reorganizing Debtors in and to property of the Estates, to the extent of the value of the holder's interest in such property as of the relevant determination date. The defined term Secured Claim includes any Claim that is (i) subject to an offset right under applicable law, and (ii) a secured claim against any of the Reorganizing Debtors pursuant to sections 506(a) and 553 of the Bankruptcy Code. Such defined term shall not include for voting or Distribution purposes any such Claim that has been or will be paid in connection with the cure of defaults under an assumed executory contract or unexpired lease under section 365 of the Bankruptcy Code. A Secured Claim shall not include any portion of the Claim that exceeds that value of the interest in property of the Estate securing such Claim.

                  "Secured Class 3 Total Distribution" means the total Distribution to Allowed Class 3 Claims (including Allowed Subclass 3A Claims and Allowed Subclass 3B Claims) under this Reorganization Plan, consisting of: (i) Distributable Cash, (ii) Excess Distributable Cash (if any), (iii) the New High Yield Secured Notes, (iv) New CPIH Funded Debt, (v) the Class 3 CPIH Preferred Stock, (vi) the New Lender Warrants, and (vii) Additional Class 3 Warrants.

                  "Secured Project Fees and Expenses" means those reasonable fees, costs or charges that (i) are incurred by a trustee acting on behalf of a bondholder, bond insurer or owner participant under any indenture that relates to an Allowed Project Debt Claim, (ii) represent fees, costs or charges incurred after the Petition Date, (iii) are properly payable under the applicable indenture, and (iv) have been approved by order of the Court; provided, however, that to the extent that any Secured Project Fees and Expenses may have been paid by third parties, then such third parties may only seek reimbursement from the Reorganizing Debtors for payment of such Secured Project Fees and Expenses, if and to the extent permitted by the relevant prepetition transaction documents and the Bankruptcy Code.

                  "Secured Value Distribution" means the portion of the Secured Class 3 Total Distribution made to holders of Allowed Subclass 3A Claims or Allowed Subclass 3B Claims in the form of either Distributable Cash, New High Yield Secured Notes or New Lender Warrants, it being understood that the form of Secured Value Distribution received by the holders of an Allowed Class 3 Claim will vary in accordance with the provisions of this Reorganization Plan depending on whether such holder is an Additional New Lender, a New Facility Lender or a Non-Participating Lender.

                  "Settlement Distribution" shall mean (i) in the event that the aggregate Estimated Recovery Value of the Subclass 3B Accepting Bondholder Recovery is less than or equal to $84 million, that portion of the Excess Distributable Cash (if any), New High Yield Secured Notes, New CPIH Funded Debt, Reorganized CPIH Preferred Stock and Additional Class 3 Warrants equal to, as of the Effective Date, twelve and one half percent (12.5%) of each type of recovery of the aggregate of the Subclass 3B Accepting Bondholder Recovery and (ii) in the event that the Estimated Recovery Value of the Subclass 3B Accepting Bondholder Recovery is greater than $84 million, an equal amount of each of Excess Distributable Cash (if any), New High Yield Secured Notes, New CPIH Funded Debt, Reorganized CPIH Preferred Stock and Additional Class 3 Warrants with an aggregate Estimated Recovery Value, determined as of the Effective Date, equal to $10.5 million.

                  "Specified Personnel" means any individual who as of the Petition Date served as an officer, director or employee of the Reorganizing Debtors who, prior to the Confirmation Date was entitled to indemnification from one of the Reorganizing Debtors or for whom such indemnification was permitted under applicable law.

                  "Subclass 3A Percentage" means the percentage determined by dividing (i) the Allowed Subclass 3A Secured Claim Amount by (ii) the Total Allowed Class 3 Secured Claim Amount.

                  "Subclass 3A Recovery" means a Distribution equal to the Subclass 3A Percentage of the Secured Class 3 Total Distribution.

                  "Subclass 3B Accepting Bondholder Recovery" means that portion of the Subclass 3B Recovery corresponding to the Pro Rata Subclass Share of the Accepting Bondholders.

                  "Subclass 3B Rejecting Bondholder Recovery" means that portion of the Subclass 3B Recovery corresponding to the Pro Rata Subclass Share of the Rejecting Bondholders.

                  "Subclass 3B Percentage" means the percentage determined by dividing (i) the Allowed Subclass 3B Secured Claim Amount by (ii) the Total Allowed Class 3 Secured Claim Amount.

                  "Subclass 3B Recovery" means a Distribution equal to the Subclass 3B Percentage of the Secured Class 3 Total Distribution.

                  "Subordinated Claims" means (a) Claims for fines, penalties or forfeiture or for multiple, exemplary or punitive damages, to the extent that such fines, penalties, forfeitures or damages are not compensation for actual pecuniary loss suffered by the holders of such claims, (b) Claims subject to subordination under section 510(b) of the Bankruptcy Code, including without limitation claims for rescission, damages or reimbursement, indemnification or contribution arising out of a purchase or sale of any security of any of the Reorganizing Debtors or Liquidating Debtors, and (c) Claims subject to equitable subordination under section 510(c) of the Bankruptcy Code.

                  "Subsequent Petition Date" means June 6, 2003, the date upon which the Reorganizing Debtors identified on Schedule 3 hereto filed their respective orders for relief under chapter 11 of the Bankruptcy Code.

                  "Subsidiary Debtors" means the Reorganizing Debtors other than Covanta, Covanta Huntington, Covanta Onondaga and DSS Environmental.

                  "Substantial Contribution Claims" means the claim by any creditor or party in interest for reasonable compensation for services rendered in these Chapter 11 Cases pursuant to section 503(b)(3), (4) or (5) of the Bankruptcy Code.

                  "Total Allowed Class 3 Secured Claim Amount" means the sum of
(i) Allowed Subclass 3A Secured Claim Amount and (ii) Allowed Subclass 3B Secured Claim Amount.

                  "Unimpaired" means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is not Impaired.

                  "United States Trustee" means the Office of the United States Trustee for the Southern District of New York.

                  "United States Trustee Claims" means all United States Trustee Fees accrued through the close of the Chapter 11 Cases.

                  "United States Trustee Fees" means all fees and charges due from the Reorganizing Debtors to the United States Trustee pursuant to section 1930 of Title 28 of the United States Code.

                  "Unsecured Claims" means any Claim (including, without limitation, (a) Claims arising from the rejection of executory contracts and unexpired leases and (b) any Deficiency Claims) that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Project Debt Claim, Reorganized Covanta Secured Claim, Intercompany Company Claim or Subordinated Claim.

                                   ARTICLE II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

         2.1 Non-Classification. As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Reorganizing Debtors are not classified for purposes of voting on or receiving Distributions under this Reorganization Plan. All such Claims are instead treated separately pursuant to the terms set forth in this Article II.

         2.2 Administrative Expense Claims. Except to the extent that the applicable Reorganizing Debtor and a holder of an Allowed Administrative Expense Claim agree to less favorable treatment and except as set forth in Sections 2.3 and 2.5 of this Reorganization Plan, each Reorganizing Debtor shall pay to each holder of an Allowed Administrative Expense Claim against such Reorganizing Debtor, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on the Distribution Date; provided that any such liabilities not incurred in the ordinary course of business were approved and authorized by a Final Order of the Court; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by such Reorganizing Debtor, as a debtor in possession, or liabilities arising under loans or advances to or other obligations incurred by such Reorganizing Debtor, as debtor in possession, whether or not incurred in the ordinary course of business, shall be paid by such Reorganizing Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions. To the extent that the Administrative Expense Claim Bar Date applies, failure to file a timely request for payment of an Administrative Expense Claim prior to the Administrative Expense Claim Bar Date shall result in the Administrative Expense Claim being forever barred and discharged.

         2.3 Compensation and Reimbursement Claims. (a) Except with respect to Substantial Contribution Claims, which are subject to Section 2.3(b), all (i) Retained Professionals and (ii) Persons employed by the Reorganizing Debtors or serving as independent contractors to the Reorganizing Debtors in connection with their reorganization efforts that are seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under subsections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall file and serve on counsel for the Reorganizing Debtors and as otherwise required by the Court and Bankruptcy Code their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred on or before the date that is forty-five (45) days after the Effective Date, subject to prior written notice to counsel to the DIP Agents. The Reorganized Debtors shall pay in full on the Distribution Date such Claims in such amounts as are Allowed by the Court, after notice and hearing, or upon such other less favorable terms as may be mutually agreed upon between the holder of such an Allowed Administrative Expense Claim and the Reorganizing Debtors or, on and after the Effective Date, the Reorganized Debtors and, in each such case, approved by the Court after notice and hearing. Any request for payment of an Administrative Expense Claim of the type specified in this Section 2.3(a), which is not filed by the applicable deadline set forth above, shall be barred.

             (b) Any Person who requests compensation or expense reimbursement for a Substantial Contribution Claim in the Chapter 11 Cases must file an application with the clerk of the Court, on or before the Administrative Expense Claim Bar Date, and serve such application on counsel for the Reorganized Debtors and as otherwise required by the Court and the Bankruptcy Code on or before such date, or be forever barred from seeking compensation or expense reimbursement for such Substantial Contribution Claim.

             (c) All other requests for payment of an Administrative Expense Claim (other than as set forth in clauses (a) and (b) of this Section 2.3 above) that are subject to the Administrative Expense Claim Bar Date must be filed with the Court and served on counsel for the Reorganizing Debtors and as otherwise required by the Court and Bankruptcy Code on or before the Administrative Expense Claim Bar Date. Unless the Reorganizing Debtors, Reorganized Debtors, or any other party in interest in the Chapter 11 Cases objects to an Administrative Expense Claim by the Claims Objection Deadline, such Administrative Expense Claim shall be deemed Allowed in the amount filed. In the event that the Reorganizing Debtors, Reorganized Debtors, or any other party in interest in the Chapter 11 Cases objects to an Administrative Expense Claim, the Court shall determine the Allowed amount of such Administrative Expense Claim. Notwithstanding the foregoing, no request for payment of an Administrative Expense Claim need be filed with respect to an Administrative Expense Claim incurred and payable by the Reorganizing Debtors in the ordinary course of business.

             (d) Under no circumstances will the deadlines set forth above be extended by order of the Court or otherwise. Any holders of Administrative Expense Claims who are required to file a Claim or request for payment of such Claims or expenses and who do not file such Claims or requests by the applicable dates set forth in this Section 2.3 shall be forever barred from asserting such Claims or expenses against the Reorganizing Debtors, the Reorganized Debtors, or any property of the Reorganized Debtors and the Reorganizing Debtors, and from receiving any Distributions under this Reorganization Plan with respect to such Claims.

         2.4 Priority Tax Claims. Subject to the consent of the requisite New Facility Lenders and Additional New Lenders, each holder of an Allowed Priority Tax Claim will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, Cash equal to the unpaid portion of such Allowed Priority Tax Claim on or as soon as practical after the later of: (i) thirty (30) days after the Effective Date, or (ii) thirty (30) days after the date on which such Priority Tax Claim becomes Allowed; provided, however, that at the option of the Reorganized Debtors, a Reorganized Debtor may pay any or all Allowed Priority Tax Claims over a period not exceeding six (6) years after the date of assessment of the Priority Tax Claims as provided in subsection 1129(a)(9)(C) of the Bankruptcy Code. If a Reorganized Debtor elects this option as to any Allowed Priority Tax Claim, then the Reorganized Debtor shall make payment of simple interest on the unpaid portion of such Claim semiannually without penalty of any kind, at the fixed annual rate equal to four percent (4%), with the first interest payment due on the latest of: (i) six (6) months after the Effective Date, (ii) six (6) months after the date on which such Priority Tax Claim becomes an Allowed Claim, or (iii) such longer time as may be agreed to by the holder of such Priority Tax Claim and the Reorganized Debtor.

         2.5 DIP Financing Facility Claims. On the Effective Date, the Reorganizing Debtors shall pay all funded amounts and additional amounts outstanding under the DIP Financing Facility and all commitments thereunder shall automatically and irrevocably terminate; provided, however, that on the Effective Date, all outstanding and unfunded letters of credit issued under Tranche A of the DIP Financing Facility shall be replaced by letters of credit to be issued under the New Revolver Facility and, subject to acceptance by the requisite number of Tranche B DIP Lenders in accordance with section 2.13 of the DIP Financing Facility, all outstanding and unfunded letters of credit issued under Tranche B of the DIP Financing Facility shall be replaced or otherwise continued by letters of credit to be issued under the Reinstated L/C Facility. Once all such payments have been received in Cash by the DIP Lenders and all commitments thereunder have been terminated and such letters of credit have been issued under the New Revolver Facility or the Reinstated L/C Facility, the DIP Financing Facility shall be terminated with respect to the Reorganizing Debtors (subject in all respects to any carve-out approved by the Court in the Final Order approving the DIP Financing Facility and any other terms of the DIP Financing Facility and the Final Order that by their express terms survive the termination of the DIP Financing Facility), and the DIP Lenders shall take all necessary action to confirm the removal of any liens on the properties of the applicable Reorganizing Debtors securing the DIP Financing Facility at the sole cost of the Reorganized Debtors. To the extent that Claims arising under Tranche B of the DIP Financing Facility will not be paid in full in Cash as a result of reinstatement and continuation of such letters of credit under the Reinstated L/C Facility, acceptance of such treatment in full satisfaction of their Allowed Administrative Expense Claim by the requisite DIP Lenders as provided under section 2.13 of the DIP Financing Facility shall be binding on all DIP Lenders.

                                  ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         3.1 General Rules of Classification. This Reorganization Plan constitutes a Joint Reorganization Plan of the Reorganizing Debtors. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims, as described in Article II, have not been classified and thus are excluded from the Classes described below. The classification of Claims and Equity Interests and implementation of the settlements set forth below shall be applicable for all purposes, including voting, confirmation, and distribution pursuant to the Reorganization Plan. As to each Reorganizing Debtor, a Claim or Equity Interest shall be deemed classified in a particular Class or Subclass only to the extent that the Claim or Equity Interest qualifies within the description of that Class or Subclass and shall be deemed classified in a different Class or Subclass to the extent that any remainder of the Claim or Equity Interest qualifies within the description of such different Class or Subclass. A Claim or Interest is in a particular Class or Subclass only to the extent that such Claim or Interest is Allowed in that Class or Subclass and has not been paid or otherwise settled prior to the Effective Date.

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

                  The following is a designation of the treatment to be accorded, with respect to each Reorganizing Debtor, to each Class of Claims and Equity Interests denominated in this Reorganization Plan.

                  As to each Reorganizing Debtor, the treatment of and consideration to be provided on account of Claims and Equity Interests pursuant to the Reorganization Plan shall be in full settlement, release and discharge of such Claims and Equity Interests; provided, that such discharge shall not affect the liability of any other entity to, or the property of any other entity encumbered to secure payment to, the holder of any such Claim or Equity Interest, except as otherwise provided in the Reorganization Plan; and provided, further, that such discharge shall not encompass the Reorganizing Debtors' obligations under this Reorganization Plan, the Heber Debtors' or the Reorganizing Debtors obligations under the Heber Reorganization Plan or the Liquidating Trustee's obligations under the Liquidating Plan.

                  No Claim shall entitle the holder thereof to any Distribution pursuant to this Reorganization Plan unless, and only to the extent that, such Claim is an Allowed Claim. All Distributions on account of Allowed Claims shall be made on the applicable Distribution Date.

----------------------------------------------------------------------------------------------
     Class                   Claims                        Status           Voting Right
----------------------------------------------------------------------------------------------
       1         Allowed Priority Non-Tax Claims         Unimpaired       Deemed to Accept
----------------------------------------------------------------------------------------------
       2         Allowed Project Debt Claims             Unimpaired       Deemed to Accept
----------------------------------------------------------------------------------------------
       3         Allowed Reorganized Covanta              Impaired        Entitled to Vote
                 Secured Claims
----------------------------------------------------------------------------------------------
       4         Allowed Operating Company                Impaired        Entitled to Vote
                 Unsecured Claims
----------------------------------------------------------------------------------------------
       5         Allowed Parent and Holding              Unimpaired       Deemed to Accept
                 Company Guarantee Claims
----------------------------------------------------------------------------------------------
       6         Allowed Parent and Holding               Impaired        Entitled to Vote
                 Company Unsecured Claims
----------------------------------------------------------------------------------------------
       7         Allowed Convertible Subordinated         Impaired        Deemed to Reject
                 Bond Claims
----------------------------------------------------------------------------------------------
       8         Allowed Convenience Claims               Impaired        Entitled to Vote
----------------------------------------------------------------------------------------------
       9         Intercompany Claims                      Impaired        Deemed to Reject
----------------------------------------------------------------------------------------------
      10         Subordinated Claims                      Impaired        Deemed to Reject
----------------------------------------------------------------------------------------------
      11         Equity Interests in Subsidiary          Unimpaired       Deemed to Accept
                 Debtors
----------------------------------------------------------------------------------------------
      12         Equity Interests in Covanta             Unimpaired       Deemed to Accept
                 Huntington, Covanta Onondaga and
                 DSS Environmental
----------------------------------------------------------------------------------------------
      13         Old Covanta Stock Equity Interests       Impaired        Deemed to Reject
----------------------------------------------------------------------------------------------


         4.1 Class 1 - Allowed Priority Non-Tax Claims.

             a. Classification: Class 1 consists of all Allowed Priority Non-Tax Claims.

             b. Treatment: Each holder of an Allowed Class 1 Claim shall receive, in full settlement, release and discharge of its Class 1 Claim, either
(i) Cash, on the Distribution Date, in an amount equal to such Allowed Claim, or
(ii) such other less favorable terms as the Reorganizing Debtors or Reorganized Debtors and the holder of an Allowed Priority Non-Tax Claim agree.

             c. Voting: Class 1 Claims are Unimpaired, and the holders of Allowed Class 1 Claims are not entitled to vote to accept or reject the Reorganization Plan.

         4.2 Class 2 - Allowed Project Debt Claims.

             a. Classification: Class 2 consists of all Allowed Project Debt Claims.

             b. Treatment: On the Effective Date, the legal, equitable and contractual rights of the holders of Allowed Class 2 Claims will be reinstated in full satisfaction, release and discharge of their respective Class 2 Claims and will remain unaltered under the Reorganization Plan, except as the Reorganizing Debtors and the holders of Allowed Class 2 Claims may otherwise agree or as such holders may otherwise consent. To the extent that defaults exist in connection with any Allowed Project Debt Claims, the Reorganized Debtors shall comply with section 1124(2) of the Bankruptcy Code on or before the Effective Date. Without limiting the generality of the foregoing, the Reorganizing Debtors shall pay in Cash thirty days after the Confirmation Date any Secured Project Fees and Expenses. Notwithstanding the foregoing, no contractual provisions or applicable law that would entitle the holder of an Allowed Class 2 Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim, terminate any contractual relationship or take such other enforcement action (as may be applicable) from and after the occurrence of a default that occurred prior to the Effective Date shall be enforceable against the Reorganized Debtors.

             c. Voting: Class 2 Claims are Unimpaired, and the holders of Allowed Class 2 Claims are not entitled to vote to accept or reject the Reorganization Plan.

         4.3 Class 3 - Allowed Reorganized Covanta Secured Claims.

             a. Classification: Class 3 consists of all Allowed Reorganized Covanta Secured Claims. Class 3 is divided into two Subclasses for Distribution purposes: Subclass 3A consists of the Allowed Secured Bank Claims and Subclass 3B consists of Allowed Secured 9.25% Debenture Claims.

             b. Allowance: The aggregate amount of Allowed Secured Claims in Subclass 3A and Subclass 3B shall be determined as set forth in accordance with the definitions of the terms Allowed Subclass 3A Secured Claim Amount and the Allowed Subclass 3B Secured Claim Amount, respectively.

             c. Treatment: On the Distribution Date, holders of Allowed Class 3 Claims shall receive the Secured Class 3 Total Distribution in full settlement, release and discharge of their respective Allowed Class 3 Secured Claims. The Secured Class 3 Total Distribution shall be divided between Subclass 3A and Subclass 3B as follows:

             I. Pro Rata Distribution Between Subclass 3A and Subclass 3B: The Secured Class 3 Total Distribution shall be subject to an Initial Distribution between Subclass 3A and Subclass 3B, with each Subclass receiving in the aggregate its Pro Rata Share of the Secured Class 3 Total Distribution based upon the Allowed Subclass 3A Claim Amount and the Allowed Subclass 3B Claim Amount, respectively; provided, however, that Distributable Cash shall be included in the Initial Distribution to Subclass 3A or Subclass 3B only to the extent that the Allowed Subclass 3A Claim Amount or Allowed Subclass 3B Claim Amount relates to an Allowed Subclass 3A Claim or Allowed Subclass 3B Claim, as the case may be, that is held by a New Facility Lender; and further, provided, that New Lender Warrants shall be included in the Initial Distribution to Subclass 3A or Subclass 3B only to the extent that the Allowed Subclass 3A Claim Amount or Allowed Subclass 3B Claim Amount relates to an Allowed Subclass 3A Claim or Subclass 3B Claim, as the case may be, that is held by one of the Additional New Lenders.

             II. Distribution Among Members of Subclass 3A: Immediately after the Initial Distribution to Subclass 3A, the Subclass 3A Recovery shall be distributed among the holders of Subclass 3A Claims as follows:

             First, in full settlement, release and discharge of the Allowed Priority Bank Claims, the Priority Bank Lenders shall receive first, to the extent available as part of the Subclass 3A Recovery, Excess Distributable Cash in an amount equal to the amount of such Allowed Priority Bank Claims and thereafter New High Yield Secured Notes in a principal amount equal to the remaining amount of such Allowed Priority Bank Claims;

             Second, immediately after making the Distribution on account of the Allowed Priority Bank Claims, in full settlement, release and discharge of Non-Priority Subclass 3A Claims, the holders of Allowed Non-Priority Subclass 3A Claims shall receive a Pro Rata Subclass Share of the remaining Subclass 3A Recovery; provided, however, that with respect to the Distribution of the remaining Subclass 3A Recovery, (i) the New Facility Lenders in Subclass 3A shall receive their Secured Value Distribution first, to the extent available, in the form of Distributable Cash and thereafter in the form of New High Yield Secured Notes, and (ii) the Additional New Lenders in Subclass 3A shall receive their Secured Value Distribution first, in the form of New Lender Warrants and thereafter solely in the form of New High Yield Secured Notes; and further, provided, that Non-Participating Lenders in Subclass 3A shall receive their Secured Value Distribution solely in the form of New High Yield Secured Notes and shall not receive any Distribution of Distributable Cash or New Lender Warrants.

             Notwithstanding anything herein to the contrary, immediately prior to any Distribution to holders of Subclass 3A Claims, the settlement of the Loss Sharing Litigation as described in Exhibit 6 annexed hereto shall be deemed effective and implemented for purposes of Distributions hereunder.

             III. Distribution Among Members of Subclass 3B: Immediately after the Initial Distribution to Subclass 3B, the Subclass 3B Recovery shall be distributed as follows:

             First, the Subclass 3B Secured Claim shall be deemed an Allowed Secured Claim in an amount equal to the Allowed Subclass 3B Settlement Amount and in full settlement, release and discharge of the Allowed Secured Claims of the Accepting Bondholders, each holder of an Allowed Subclass 3B Claim that is an Accepting Bondholder shall, subject to payment of its pro-rata share of the Settlement Distribution, receive its Pro Rata Subclass Share of Distributions of the Subclass 3B Accepting Bondholder Recovery; provided, however, that with respect to the Subclass 3B Accepting Bondholder Recovery, (i) the New Facility Lenders in Subclass 3B that are Accepting Bondholders, if any, shall receive their Secured Value Distribution first, to the extent available, in the form of Distributable Cash and thereafter in the form of New High Yield Secured Notes; and (ii) the Additional New Lenders in Subclass 3B that are Accepting Bondholders, if any, shall receive their Secured Value Distribution solely in the form of New High Yield Secured Notes plus a Pro Rata Subclass Share of the New Lender Warrants; and provided further that the Non-Participating Lenders in Subclass 3B that are Accepting Bondholders shall not receive any Distributable Cash or any Distribution of New Lender Warrants as part of the Secured Value Distribution. Distributions made to each Accepting Bondholder of such holder's Allowed Subclass 3B Claim shall be subject to adjustment and modification in accordance with the provisions of the 9.25% Settlement, including the waiver of the 9.25% Deficiency Claims and any subordination benefits with respect to the Convertible Subordinated Bonds, and payment of such holder's pro-rata share of the Settlement Distribution to the holders of Allowed Class 6 Claims as provided under this Reorganization Plan.

             Second, in the event that the aggregate amount of Subclass 3B Claims held by Rejecting Bondholders is equal to or greater than $10 million, the Subclass 3B Claim of each Rejecting Bondholder shall be deemed a Disputed Secured Claim, allowance thereof shall be subject to determination pursuant to the 9.25% Debentures Adversary Proceeding, and on the Effective Date, the Reorganizing Debtors shall deliver the Subclass 3B Rejecting Bondholder Recovery into a Reserve Account in accordance with Section 8.4 of this Reorganization Plan and be held subject to Distribution pursuant to
             Section 8.6 of this Reorganization Plan.

             Third, in the event that the aggregate amount of Subclass 3B Claims held by Rejecting Bondholders is less than $10 million, the Subclass 3B Claim of each Rejecting Bondholder shall be deemed an Allowed Secured Claim in its full amount and in full settlement, release and discharge of the Allowed Secured Claims of the Rejecting Bondholders, on the Effective Date, each holder of an Allowed Subclass 3B Claim that is a Rejecting Bondholder shall receive its Pro Rata Subclass Share of Distributions of the Subclass 3B Rejecting Bondholder Recovery; provided, however, that with respect to the Subclass 3B Rejecting Bondholder Recovery, (i) the New Facility Lenders in Subclass 3B that are Rejecting Bondholders, if any, shall receive their Secured Value Distribution first, to the extent available, in the form of Distributable Cash and thereafter in the form of New High Yield Secured Notes; and
             (ii) the Additional New Lenders in Subclass 3B that are Rejecting Bondholders, if any, shall receive their Secured Value Distribution solely in the form of New High Yield Secured Notes plus a Pro Rata Subclass Share of the New Lender Warrants; and provided further that the Non-Participating Lenders in Subclass 3B that are Rejecting Bondholders shall not receive any Distributable Cash or any Distribution of New Lender Warrants as part of the Secured Value Distribution. In the event that the aggregate amount of Subclass 3B Claims held by Rejecting Bondholders is less than $10 million, the Distributions made to each Rejecting Bondholder of such holder's Allowed Subclass 3B Claim shall not be subject to adjustment and modification, nor shall they receive a release of claims asserted in the 9.25% Adversary Proceeding (remaining subject to liability to the holders of Class 6 Claims for the Settlement Distribution), in accordance with the provisions of the 9.25% Settlement.

             d. Voting: Class 3 Claims are Impaired, and the holders of Allowed Claims in such Class are entitled to vote to accept or reject the Reorganization Plan. The members of Subclasses 3A and 3B shall vote together as a single Class for purposes of accepting or rejecting this Reorganization Plan; provided, however that the Ballots distributed to holders of Subclass 3B Secured Claims shall permit each such holder the opportunity to elect treatment as a Rejecting Bondholder, it being understood that any such holder who does not expressly make such election by properly marking the Ballot shall be deemed an Accepting Bondholder.

         4.4 Class 4 - Allowed Operating Company Unsecured Claims.

             a. Classification: Class 4 consists of all Allowed Operating Company Unsecured Claims.

             b. Treatment: On the Distribution Date, each holder of an Allowed Class 4 Claim shall receive, in full settlement, release and discharge of its Class 4 Claim, a Distribution of Reorganization Plan Unsecured Notes in the aggregate principal amount equal to the amount of its Allowed Class 4 Claim. With respect to Allowed Class 4 Claims for and to the extent which insurance is available, such Class 4 Claims shall be paid in the ordinary course of the Reorganizing Debtors' business to the extent of such insurance, when any such Claim becomes an Allowed Claim and such insurance proceeds become available; provided, however, that to the extent insurance is not available or is insufficient, treatment of such Allowed Class 4 Claims shall be as otherwise provided in this Section 4.4.

             c. Voting: Class 4 Claims are Impaired and the holders of Allowed Class 4 Claims are entitled to vote to accept or reject the Reorganization Plan.

         4.5 Class 5 - Allowed Parent and Holding Company Guarantee Claims.

             a. Classification: Class 5 consists of all Allowed Parent and Holding Company Guarantee Claims.

             b. Treatment: On the Effective Date, the legal, equitable and contractual rights of the holders of Allowed Class 5 Claims will be reinstated in full satisfaction, release and discharge of their respective Class 5 Claims and will remain unaltered under the Reorganization Plan, except as the Reorganizing Debtors and the holders of Allowed Class 5 Claims may otherwise agree or as such holders may otherwise consent. Notwithstanding the foregoing, no contractual provisions or applicable law that would entitle the holder of an Allowed Class 5 Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim, terminate any contractual relationship or take such other enforcement action (as may be applicable) from and after the occurrence of a default that occurred prior to the Effective Date shall be enforceable against the Reorganized Debtors.

             c. Voting: Class 5 Claims are Unimpaired, and the holders of Allowed Class 5 Claims are not entitled to vote to accept or reject the Reorganization Plan.

         4.6 Class 6 - Allowed Parent and Holding Company Unsecured Claims.

             a. Classification: Class 6 consists of all Allowed Parent and Holding Company Unsecured Claims.

             b. Treatment: In consideration of the agreement by the holders of Class 6 Claims to waive any claims, including all alleged avoidance actions, that might be brought against the holders of Subclass 3A Claims and to settle the 9.25% Debentures Adversary Proceeding in accordance with the terms of the 9.25% Settlement, and to secure the support of the holders of Allowed Class 6 Claims for confirmation of this Reorganization Plan, the holders of Allowed Class 3 Claims have agreed to provide the holders of Allowed Class 6 Claims from the value that would otherwise have been distributable to the holders of Allowed Class 3 Claims under this Reorganization Plan, such that on the Distribution Date each holder of an Allowed Class 6 Claim shall receive, in full satisfaction, release and discharge of its Class 6 Claim, Distributions consisting of (i) such holder's Pro Rata Class Share of Class 6 Warrants, (ii) such holder's Pro Rata Class Share of Class 6 CPIH Preferred Stock, (iii) such holder's Pro Rata Class Share of the CPIH Participation Interest, and (iv) such holders Pro Rata Class Share of the proceeds, if any, with respect to the Class 6 Litigation Claims. Additionally, each holder of an Allowed Class 6 Claim (a) shall receive from each Accepting Bondholder, in full satisfaction, release and discharge of its rights with respect to the 9.25% Debentures Adversary Proceeding against each Accepting Bondholder, a Distribution consisting of such holder's Pro Rata Share of the Settlement Distribution and (b) may receive a further Distribution subject to the resolution of the 9.25% Debentures Adversary Proceeding, in accordance with section 8.6(b) of this Reorganization Plan. With respect to the Distribution to holders of Allowed Class 6 Claims (including any Distribution with respect to the Settlement Distribution), the Reorganizing Debtors shall have the option to make all or any portion of the Distribution either directly to the holder of such Allowed Class 6 Claim or through a depository or trust arrangement that provides holders of Allowed Class 6 Claims with the equivalent economic benefits they would have received through a direct Distribution; provided, however, that the costs of implementing and maintaining any such depository or trust arrangement shall be paid for from the proceeds of the Distribution to holders of Allowed Class 6 Claims. With respect to Allowed Class 6 Claims for and to the extent which insurance is available, such Class 6 Claims shall be paid in the ordinary course of the Reorganizing Debtors' business to the extent of such insurance, when any such Claim becomes an Allowed Claim and such insurance proceeds become available; provided, however, that to the extent insurance is not available or is insufficient, treatment of such Allowed Class 6 Claims shall be as otherwise provided in this Section 4.7.

             c. Voting: Class 6 Claims are Impaired and the holders Allowed Class 6 Claims are entitled to vote to accept or reject this Reorganization Plan.

         4.7 Class 7 - Allowed Convertible Subordinated Bond Claims.

             a. Classification: Class 7 consists of all Allowed Convertible Subordinated Bond Claims.

             b. Treatment: On the Distribution Date, each holder of an Allowed Class 7 Claim shall not receive any Distributions from the Reorganizing Debtors or retain any property under the Reorganization Plan in respect of Class 7 Claims, on account of its Class 7 Claim.

             c. Voting: Class 7 Claims are Impaired and the holders of Allowed Class 7 Claims are conclusively presumed to reject the Reorganization Plan. The votes of holders of Allowed Class 7 Claims will not be solicited.

         4.8 Class 8 - Allowed Convenience Claims.

             a. Classification: Class 8 consists of all Allowed Convenience Claims.

             b. Treatment: On the Distribution Date, each holder of an Allowed Class 8 Claim shall receive, in full satisfaction, release and discharge of its Class 8 Claim, a payment in Cash, in an amount equal to seventy five percent (75%) of the Allowed amount of such Class 8 Claim.

             c. Voting: Class 8 Claims are Impaired and the holders of Allowed Class 8 Claims are entitled to vote to accept or reject the Reorganization Plan.

         4.9 Class 9 - Intercompany Claims.

             a. Classification: Class 9 consists of all Intercompany Claims. Class 9 is subdivided into three Subclasses for Distribution purposes: Subclass 9A consists of the Liquidating Debtors Intercompany Claims; Subclass 9B consists of the Reorganized Debtors Intercompany Claims; Subclass 9C consists of the Heber Debtors Intercompany Claims.

             b. Treatment: On the Effective Date, Intercompany Claims shall, be treated as follows:

             I. Treatment of Subclass 9A Claims: In full satisfaction, release and discharge of each Liquidating Debtors Intercompany Claim, each such Liquidating Debtors Intercompany Claim shall be deemed cancelled or waived in exchange for the Reorganizing Debtors contribution of the Operating Reserve Deficiency Amount, if any, to the Operating Reserve.

             II. Treatment of Subclass 9B Claims: In the sole discretion of the applicable Reorganizing Debtor or Reorganized Debtor, Reorganizing Debtors Intercompany Claims shall be either: (a) preserved and reinstated, (b) released, waived and discharged, (c) contributed to the capital of the obligee corporation, or (d) distributed to the obligee corporation.

             III. Treatment of Subclass 9C Claims: In full satisfaction, release and discharge of each Heber Debtors Intercompany Claim, each such Heber Debtors Intercompany Claim shall be deemed released, waived and discharged.

             c. Voting: Class 9 Claims are Impaired, and the holders of Allowed Class 9 Claims are conclusively presumed to reject the Reorganization Plan. The votes of the holders of Allowed Class 9 Claims will not be solicited.

         4.10 Class 10 - Subordinated Claims.

             a. Classification: Class 10 consists of all Allowed Subordinated Claims.

             b. Treatment: As of the Effective Date, holders of Class 10 Claims shall not receive any Distributions or retain any property under the Reorganization Plan in respect of Class 10 Claims, on account of such Claims.

             c. Voting: Class 10 Claims are Impaired, and the holders of Allowed Class 10 Claims are conclusively presumed to reject the Reorganization Plan. The votes of holders of Allowed Class 10 Claims will not be solicited.

         4.11 Class 11 - Equity Interests in Subsidiary Debtors.

             a. Classification: Class 11 consists of all Allowed Equity Interests in Subsidiary Debtors.

             b. Treatment: As of the Effective Date, all holders of Equity Interests in Subsidiary Debtors shall be reinstated in full satisfaction, release and discharge of any Allowed Class 11 Claims and such Equity Interests shall be evidenced by the existing capital stock, partnership and/or membership interests.

             c. Voting: Class 11 Equity Interests are Unimpaired, and the holders of Allowed Class 11 Equity Interests are conclusively presumed to accept the Reorganization Plan. The votes of holders of Allowed Class 11 Equity Interests will not be solicited.

         4.12 Class 12 - Equity Interests in Covanta Huntington, Covanta Onondaga and DSS Environmental.

             a. Classification: Class 12 consists of all Equity Interests in Covanta Huntington, Covanta Onondaga and DSS Environmental.

             b. Treatment: As of the Effective Date, the Equity Interests in Covanta Huntington, Covanta Onondaga and DSS Environmental shall be reinstated, in full satisfaction, release and discharge of any Allowed Class 12 Equity Interests, and such reinstated Equity Interests shall be evidenced by the existing capital stock, partnership and/or membership interests.

             c. Voting: Class 12 Equity Interests are Unimpaired, and the holders of Allowed Class 12 Equity Interests are conclusively presumed to accept this Reorganization Plan. The votes of holders of Class 12 Equity Interests will not be solicited.

         4.13 Class 13 - Old Covanta Stock Equity Interests.

             a. Classification: Class 13 consists of all Equity Interests of holders of Old Covanta Stock.

             b. Treatment: Holders of Allowed Class 13 Equity Interests shall not receive any Distribution or retain any property under the Reorganization Plan in respect of Class 13 Equity Interests. All Class 13 Equity Interests shall be cancelled, annulled and extinguished.

             c. Voting: Class 13 Equity Interests are Impaired, and the holders of Allowed Class 13 Equity Interests are conclusively presumed to reject the Reorganization Plan. The votes of holders of Allowed Class 13 Equity Interests will not be solicited.

         4.14 Settlement of Loss Sharing Litigation. The Reorganization Plan hereby incorporates in full, makes a part hereof as if fully set forth herein and implements the proposed compromise and settlement of all issues relating to or arising under the Loss Sharing Litigation, which compromise and settlement is to be set forth in the Reorganization Plan Supplement substantially on the terms described in the term sheet annexed hereto as Exhibit 6. In consideration for the distribution and other benefits under the proposed compromise and settlement and the Reorganization Plan, the Loss Sharing Litigation shall be deemed settled on the Effective Date without further action by any Person and all parties thereto shall be permanently enjoined from asserting or continuing in any manner the Loss Sharing Litigation or any claims relating thereto.

                                   ARTICLE V

               ACCEPTANCE OR REJECTION OF THE REORGANIZATION PLAN

         5.1 Voting of Claims. Except as otherwise indicated herein or as otherwise provided by a Final Order of the Court, each holder of an Allowed Claim in an Impaired Class of Claims shall be entitled to vote to accept or reject this Reorganization Plan. For purposes of calculating the number of Allowed Claims in a Class of Claims that have voted to accept or reject this Reorganization Plan under section 1126(c) of the Bankruptcy Code, all Allowed Claims in such Class held by one entity or any affiliate thereof (as defined in the Securities Act of 1933 and the rules and regulation promulgated thereunder) shall be aggregated and treated as one Allowed Claim in such Class.

         5.2 Acceptance by a Class. Consistent with section 1126(c) of the Bankruptcy Code and except as provided for in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Reorganization Plan if it is accepted by at least two-thirds in dollar amount, and more than one-half in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Reorganization Plan.

         5.3 Presumed Acceptance of Plan. Holders of Claims in Classes 1, 2, 5, 11 and 12 are Unimpaired by this Reorganization Plan. In accordance with section 1126 of the Bankruptcy Code, holders of Allowed Claims in such Classes are conclusively presumed to accept this Reorganization Plan and the votes of holders of such Claims will not be solicited.

         5.4 Presumed Rejection of Plan. Holders of Claims and Equity Interests in Classes 7, 9, 10 and 13 are Impaired and are not entitled to receive any Distribution under this Reorganization Plan on account of such Claims or Equity Interests. In accordance with section 1126 of the Bankruptcy Code, holders of Allowed Claims and Equity Interests in such Classes are conclusively presumed to reject this Reorganization Plan and are not entitled to vote. As such, the votes of such holders will not be solicited with respect to such Claims and Equity Interests.

         5.5 Cramdown. To the extent that any Impaired Class rejects or is presumed to have rejected this Reorganization Plan, the Reorganizing Debtors reserve the right to (a) request that the Court confirm the Reorganization Plan in accordance with section 1129(b) of the Bankruptcy Code, or (b) modify, alter or amend this Reorganization Plan to provide treatment sufficient to assure that this Reorganization Plan does not discriminate unfairly, and is fair and equitable, with respect to the Class or Classes not accepting this Reorganization Plan, and, in particular, the treatment necessary to meet the requirements of subsections 1129(a) or (b) of the Bankruptcy Code with respect to the rejecting Classes and any other Classes affected by such modifications.

                                   ARTICLE VI

                            MEANS FOR IMPLEMENTATION

         6.1 Exit Financing. (a) On the Effective Date, the Reorganized Debtors are authorized to and shall enter into the Exit Financing Agreements and effect all transactions and take any actions provided for in or contemplated by the Exit Financing Agreements, including without limitation, the payment of all fees and other amounts contemplated by the Exit Financing Agreements.

             (b) All Cash necessary for the Reorganized Debtors to make payments pursuant to this Reorganization Plan will be obtained from the Reorganized Debtors' cash balances and operations and borrowings under the Exit Financing Agreements, subject to the terms thereof.

         6.2 Confirmation of Heber Reorganization Plan. The implementation of this Reorganization Plan is predicated upon (i) the approval by the Court of the Geothermal Sale and (ii) closing of the Geothermal Sale either pursuant to confirmation of the Heber Reorganization Plan or a sale under section 363 of the Bankruptcy Code.

         6.3 Authorization of Reorganization Plan Equity Securities and Warrants and Reorganization Plan Notes. On the Effective Date, Reorganized Covanta is authorized to and shall issue the Reorganized Covanta Common Stock, the Reorganization Plan Warrants and the Reorganization Plan Notes and Reorganized CPIH is authorized to and shall issue the Reorganized CPIH Preferred Stock and the New CPIH Funded Debt, in each case as provided under this Reorganization Plan without the need for any further corporate action.

         6.4 Formation of ESOP. On the Effective Date, subject to the terms and conditions of the plan document established for the ESOP, Reorganized Covanta is authorized to, and shall establish an ESOP on behalf of its employees, which shall become the owner of one hundred percent (100%) of the Reorganized Covanta Common Stock, subject to dilution in accordance with the terms of the Reorganization Plan Warrants and the Covanta Management Incentive Plan.

         6.5 Cancellation of Existing Securities and Agreements. Except for purposes of evidencing a right to Distributions under this Reorganization Plan or otherwise provided hereunder, on the Effective Date, all the agreements and other documents evidencing (i) any Claims or rights of any holder of a Claim against the applicable Reorganizing Debtor, including all indentures and notes evidencing such Claims and (ii) any options or warrants to purchase Equity Interests, obligating the applicable Reorganizing Debtor to issue, transfer or sell Equity Interests or any other capital stock of the applicable Reorganizing Debtor, shall be cancelled without the need for further action; provided, however, that notwithstanding the foregoing, the Reorganized Debtors shall remain obligated with respect to liens, security interests or encumbrances in property of the Reorganized Debtors that have been granted pursuant to any executory contracts that have been assumed in accordance with Article IX of this Reorganization Plan or pursuant to the Exit Financing Agreements. Notwithstanding anything to the contrary in this Reorganization Plan, the indentures, notes and all other documents or agreements with respect to Class 2 Claims shall not be cancelled.

         6.6 Board of Directors and Executive Officers.

             (a) The identity of each of the nominees to serve on the Board of Directors of Reorganized Covanta and CPIH shall be announced fifteen (15) days prior to the Confirmation Hearing. In accordance with section 1129(a)(5) of the Bankruptcy Code, as part of such announcement, the Reorganizing Debtors shall disclose (i) the identity and affiliations of any individual proposed to serve, after the Effective Date, as a director or officer of the Reorganized Debtors, and (ii) the identity of any "insider" (as such term is defined in section 101(31) of the Bankruptcy Code) who shall be employed and retained by the Reorganized Debtors and the nature of any compensation for such insider.

             (b) Subject to Section 6.6(a), the officers of the Reorganizing Debtors and the directors of the Reorganizing Debtors other than Covanta and CPIH that are in office immediately before the Effective Date shall continue to serve immediately after the Effective Date in their respective capacities.

             (c) The Reorganizing Debtors and the Committee acknowledge, and the Confirmation Order shall confirm, the validity, priority, nonavoidability, perfection and enforceability of the Liens and Claims of the Agent Banks on behalf of the Prepetition Lenders under the Prepetition Credit Agreement and the related collateral documents and guarantees, and any and all rights to bring any challenge with respect thereto are hereby waived.

         6.7 Deemed Consolidation of Debtors for Plan Purposes Only. Subject to the occurrence of the Effective Date, the Reorganizing Debtors shall be deemed consolidated solely for the following purposes under the Reorganization Plan:
(i) as provided with respect to Class 11 Claims, no Distributions shall be made under the Reorganization Plan on account of Equity Interests in Subsidiary Debtors; and (ii) in some instances, Claims against more than one Reorganizing Debtor have been grouped together into a single Class of Claims for voting and distribution purposes.

             Such deemed consolidation, however, shall not affect: (i) the legal and organizational structure of the Reorganized Debtors; (ii) the ownership interest of any Reorganizing Debtor in any Subsidiary Debtor and (iii) pre and post-Petition Date guarantees, Liens and security interests that are required to be maintained (a) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (b) pursuant to this Reorganization Plan or the instruments and documents issued in connection herewith (including, without limitation, the Exit Financing Agreements).

         6.8 Continued Corporate Existence; Vesting of Assets in the Reorganized Debtors and Corporate Restructuring. (a) Each of the Reorganizing Debtors shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all powers of a corporation, limited liability company or general or limited partnership, as the case may be, under the laws of their respective states of incorporation or organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law.

             (b) The Reorganized Debtors shall be revested with their assets as provided in Section 11.1 of this Reorganization Plan, subject to the Liens granted under the applicable Exit Financing Agreements.

             (c) On the Effective Date, the Reorganized Debtors shall undertake a corporate restructuring pursuant to which all Reorganized Debtors that own or operate businesses located outside the United States shall become direct or indirect subsidiaries of CPIH.

         6.9 Amended Organizational Documents. On the Effective Date, the Reorganized Debtors are authorized to, and shall, without the need for any further corporate action, adopt and, as applicable, file their respective amended organizational documents with the applicable Secretary of State. The amended organizational documents shall prohibit the issuance of nonvoting equity securities, as required by sections 1123(a) and (b) of the Bankruptcy Code, subject to further amendment as permitted by applicable law.

         6.10 Settlements. Except to the extent the Court has entered a separate order providing for such approval, the Confirmation Order shall constitute an order (a) approving as a compromise and settlement pursuant to section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, any settlement agreements entered into by any Reorganizing Debtor or any other Person as contemplated in confirmation of this Reorganization Plan, and (b) authorizing the Reorganizing Debtors' execution and delivery of all settlement agreements entered into or to be entered into by any Reorganizing Debtor or any other Person as contemplated by this Reorganization Plan and all related agreements, instruments or documents to which any Reorganizing Debtor is a party.

         6.11 Employee Benefits. Except as set forth in this Section, the Reorganizing Debtors generally intend to maintain existing employee benefit plans, subject to the Reorganizing Debtors or Reorganized Debtors' rights to amend, terminate or modify those plans at any time as permitted by such plans or applicable nonbankruptcy law.

         6.12 Funding the Operating Reserve. On the Effective Date, the Reorganizing Debtors shall fund Operating Reserve to the extent of the Operating Reserve Deficiency Amount, if any, by transferring the Operating Reserve Deficiency Amount to the Operating Reserve and/or the Administrative Expense Claims Reserve.

         6.13 Management Incentive Payment. On the Effective Date, management of the Reorganizing Debtors shall be entitled to receive an incentive bonus of Cash in an amount equal to two percent (2 %) of the Post-Closing Cash, if any, in excess of Distributable Cash. On or shortly after the Effective Date, Reorganized Covanta shall establish the Covanta Management Incentive Plan, subject to the terms of the Exit Financing Agreements.

                                   ARTICLE VII

                                  DISTRIBUTIONS

         7.1 Distribution Record Date. As of the close of business on the applicable Distribution Record Date, the applicable Reorganizing Debtor's books and records for each of the Classes of Claims or Equity Interests as maintained by such Reorganizing Debtor or its respective agent, or, in the case of the 9.25% Debentures, the Indenture Trustee therefor, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The applicable Reorganizing Debtor shall have no obligation to recognize any transfer of Claims or Equity Interests occurring on or after the applicable Distribution Record Date. The applicable Reorganizing Debtor shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated in the books and records of the applicable Reorganizing Debtor or its respective agent, or, in the case of the 9.25% Debentures, the Indenture Trustee thereof, as of the close of business on the Distribution Record Date, to the extent applicable.

         7.2 Date of Distributions. Unless otherwise provided herein, any Distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable. In the event that any payment or act under this Reorganization Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the initial due date.

         7.3 Disbursing Agent.

             (a) Reorganized Covanta and such other Person as may be selected by Reorganized Covanta and approved by the Court shall act as Disbursing Agent(s) under the Reorganization Plan. No Court approval shall be required to use the Indenture Trustee for the 9.25% Debentures as a Disbursing Agent for distributions to holders of 9.25% Debentures or for using Bank of America, N.A., as a Disbursing Agent for distributions to the Prepetition Lenders.

             (b) A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court, and, in the event that a Disbursing Agent is so otherwise ordered, the costs and expenses that are directly related to procuring any such bond or surety shall be borne by the Reorganized Debtors.

         7.4 Rights and Powers of Disbursing Agent. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under this Reorganization Plan, (ii) make all Distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Court, pursuant to this Reorganization Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

         7.5 Surrender of Instruments. As a condition to receiving any Distribution under this Reorganization Plan, (x) each holder of an Allowed Claim represented by a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee, unless such certificated instrument or note is being reinstated or being left unimpaired under this Reorganization Plan and (y) each holder of an Allowed Claim that is party to a settlement incorporated herein or otherwise implemented hereby shall have performed its obligations thereunder either immediately prior to or contemporaneous with such Distribution. Any holder of such instrument or note that fails to (i) surrender such instrument or note or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent or furnish a bond in form, substance and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims and may not participate in any Distribution under this Reorganization Plan in respect of such Claim. Any other holder of an Allowed Claim who fails to take such action as reasonably required by the Disbursing Agent or its designee to receive its Distribution hereunder before the first anniversary of the Effective Date, or such earlier time as otherwise provided for in this Reorganization Plan, may not participate in any Distribution under this Reorganization Plan in respect of such Claim. Any Distribution forfeited hereunder shall become property of the applicable Reorganized Debtor.

         7.6 Delivery of Distributions. Distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Court unless superseded by the address as set forth on the proofs of claim filed by such holders or other writing notifying the applicable Reorganized Debtor of a change of address. If any holder's Distribution is returned as undeliverable, no further Distributions to such holder shall be made unless and until the applicable Reorganized Debtor is notified of such holder's then current address, at which time all missed Distributions shall be made to such holder without interest on or before one hundred and twenty (120) days after the date such undeliverable Distribution was initially made. After such date, all unclaimed property shall, in the applicable Reorganized Debtor's discretion, be used to satisfy the costs of administering and fully consummating this Reorganization Plan or become property of the applicable Reorganized Debtor, and the holder of any such Claim shall not be entitled to any other or further distribution under this Reorganization Plan on account of such Claim.

         7.7 Manner of Payment Under Plan.

             (a) All Distributions of Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants to the holders of Allowed Claims against each of the Reorganizing Debtors under this Reorganization Plan, shall be made by the Disbursing Agent on behalf of the applicable Reorganized Debtor. Any Distributions that revert to the applicable Reorganized Debtor or are otherwise cancelled (such as pursuant to Section 7.5 or 7.6 of this Reorganization Plan) shall revest solely in the applicable Reorganized Debtor.

             (b) At the option of the applicable Reorganized Debtor, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

         7.8 De Minimis and Fractional Distributions. Unless written request addressed to the Reorganized Debtors or Disbursing Agent is received within one hundred and twenty (120) days after the Effective Date, the Disbursing Agent or such other entity designated by such Reorganized Debtor as a Disbursing Agent on or after the Effective Date will not be required to distribute Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants to the holder of an Allowed Claim in an Impaired Class if the amount of Cash or the Estimated Recovery Value of such Reorganization Plan Notes and Reorganization Plan Equity Securities and Warrants combined to be distributed on any Distribution Date under the Reorganization Plan on account of such Claim is less than $100. Any holder of an Allowed Claim on account of which the amount of Cash or the combined Estimated Recovery Value of Reorganization Plan Notes and Reorganization Plan Equity Securities and Warrants to be distributed is less than $100 will have its Claim for such Distribution discharged and will be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. Any Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants not distributed pursuant to this Section 7.8 will become the property of the Reorganized Debtors, free of any Liens, encumbrances or restrictions thereon.

         7.9 Exemption from Securities Laws. The issuance of the Reorganization Plan Notes and Reorganization Plan Equity Securities and Warrants pursuant to this Reorganization Plan shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145(a)(1)(A) of the Bankruptcy Code and section (3)(a)(7) of the Securities Act of 1933.

         7.10 Setoffs. Each Reorganizing Debtor may, in accordance with the provisions of the Reorganization Plan, section 553 of the Bankruptcy Code and applicable non-bankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant to this Reorganization Plan on account of such Allowed Claim (before any Distribution is made on account of such Allowed Claim), the Claims, rights and causes of action of any nature that such Reorganizing Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the applicable Reorganizing Debtor of any such Claims, rights and causes of action that the applicable Reorganizing Debtor may possess against such holder; and provided, further that any Claims of each Reorganizing Debtor arising before the applicable Petition Date shall only be setoff against Claims against such Reorganizing Debtor arising before the applicable Petition Date.

         7.11 Allocation of Plan Distribution Between Principal and Interest. All Distributions in respect of any Allowed Claim shall be allocated first to the principal amount of such Allowed Claim, as determined for federal income tax purposes, and thereafter, to the remaining portion of such Allowed Claim, if any.

         7.12 Withholding and Reporting Requirements. In connection with this Reorganization Plan and all instruments issued in connection therewith and distributed thereon, the applicable Reorganizing Debtor and/or Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under this Reorganization Plan shall be subject to any such withholding or reporting requirements.

         7.13 Time Bar to Cash Payments. Checks issued by the Reorganized Debtors in respect of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Requests for reissuance of any check shall be made to the applicable Reorganized Debtor by the holder of the Allowed Claim to whom such check originally was issued. Any Claim in respect of such voided check shall be made on or before thirty (30) days after the expiration of the sixty (60) day period following the date of issuance of such check. After such date, all funds held on account of such voided check shall, in the discretion of the applicable Reorganized Debtor, be used to satisfy the costs of administering and fully consummating this Reorganization Plan or become property of the applicable Reorganized Debtor, and the holder of any such Allowed Claim shall not be entitled to any other or further Distribution under this Reorganization Plan on account of such Allowed Claim.

         7.14 Closing of Chapter 11 Cases. As to each Reorganizing Debtor, when substantially all Disputed Claims have become Allowed Claims or have been disallowed by Final Order, and all Distributions in respect of Allowed Claims have been made in accordance with this Reorganization Plan, or at such earlier time as each of the Reorganized Debtors deems appropriate, the Reorganized Debtors shall seek authority from the Court to close their respective Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

                                  ARTICLE VIII

              PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS

         8.1 No Distribution Pending Allowance. Notwithstanding any other provision of this Reorganization Plan, no Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants shall be distributed under this Reorganization Plan on account of any Disputed Claim, unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

         8.2 Resolution of Disputed Claims and Equity Interests.

             (a) Unless otherwise ordered by the Court after notice and a hearing, the Reorganizing Debtors or Reorganized Debtors, as the case may be, shall have the exclusive right to make and file objections to Claims (other than Administrative Expense Claims) and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than one hundred and twenty (120) days after the Effective Date; provided, however, that such one hundred and twenty (120) day period may be automatically extended by the Reorganizing Debtors, without any further application to, or approval by, the Court, for up to an additional thirty (30) days. The foregoing deadlines for filing objections to Claims shall not apply to Claims for tort damages and, accordingly, no such deadline shall be imposed by this Reorganization Plan. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the holder thereof if the Reorganizing Debtors effect service in any of the following manners: (i) in accordance with Rule 4 of the Federal Rules of Civil Procedure, as modified and made applicable by Bankruptcy Rule 7004; (ii) by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified in the proof of claim or interest or any attachment thereto; or (iii) by first class mail, postage, on any counsel that has appeared on the holder's behalf in the Chapter 11 Cases.

             (b) Except with respect to Administrative Expense Claims as to which the Administrative Expense Claim Bar Date does not apply, Administrative Expense Claims must be filed with the Court and served on counsel for the Reorganizing Debtors on or before the Administrative Expense Claim Bar Date. The Reorganizing Debtors, Reorganized Debtors, or any other party in interest permitted under the Bankruptcy Code may make and file objections to any such Administrative Expense Claim and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than one hundred and eighty (180) days after the Effective Date. In the event the Reorganizing Debtors, or Reorganized Debtors file any such objection, the Court shall determine the Allowed amount of any such Administrative Expense Claim. Notwithstanding the foregoing, no request for payment of an Administrative Expense Claim need be filed with respect to an Administrative Expense Claim which is paid or payable by the Reorganizing Debtors in the ordinary course of business.

         8.3 Estimation of Claims and Equity Interests. The Reorganizing Debtors may at any time request that the Court estimate any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Reorganizing Debtors previously objected to such Claim or whether the Court has ruled on any such objection, and the Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim. In the event that the Court estimates any Disputed Claim, that estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Court. If the estimated amount constitutes a maximum limitation on such Claim, the Reorganizing Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

         8.4 Reserve Account for Disputed Claims. On and after the Effective Date, the Disbursing Agent shall hold in one or more Disputed Claims Reserves, for each Class or Subclass in which there are any Disputed Claims, Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants in an aggregate amount sufficient to pay to each holder of a Disputed Claim the amount of Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants that such holder would have been entitled to receive pro rata under this Reorganization Plan if such Claim had been an Allowed Claim in such Class or Subclass; provided, however that with respect to Disputed Claims in Class 4, the Reorganized Debtors shall not be required to establish a Disputed Claims Reserve but instead shall issue new Reorganization Plan Unsecured Notes if and when any Disputed Claim in Class 4 becomes an Allowed Claim. Cash withheld and reserved for payments to holders of Disputed Claims in any Class or Subclass shall be held and deposited by the Disbursing Agent in one or more segregated interest-bearing reserve accounts for each Class or Subclass of Claims in which there are Disputed Claims entitled to receive Cash, to be used to satisfy the Disputed Claims if and when such Disputed Claims become Allowed Claims.

         8.5 Allowance of Disputed Claims. With respect to any Disputed Claim that is subsequently deemed Allowed, on the Distribution Date for any such Claim the Reorganizing Debtors shall distribute from the Disputed Claims Reserve Account corresponding to the Class in which such Claim is classified to the holder of such Allowed Claim the amount of Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants that such holder would have been entitled to recover pro rata under this Reorganization Plan if such Claim had been an Allowed Claim on the Effective Date, together with such claimholder's Pro Rata Class Share of net interest, if any, on such Allowed Claim. For purposes of the immediately preceding sentence, such holder's Pro Rata Class Share of net interest shall be calculated by multiplying the amount of interest on deposit in the applicable Disputed Claims Reserve account on the date immediately preceding the date on which such Allowed Claim is to be paid by a fraction, the numerator of which shall equal the amount of such Allowed Claim and the denominator of which shall equal the amount of all Claims for which deposits are being held in the applicable Disputed Claims Reserve account on the date immediately preceding the date on which such Allowed Claim is to be paid.

         8.6 Reserve Account for Subclass 3B Rejecting Bondholder Recovery. (a) The Subclass 3B Rejecting Bondholder Recovery, if any, shall be held in a Reserve Account in accordance with Section 8.4 of this Reorganization Plan subject to resolution of the 9.25% Debentures Adversary Proceeding.

             (b) In the event of entry of a Final Order in connection with the 9.25% Debentures Adversary Proceeding establishing the validity of the Lien asserted on behalf of the holders of the 9.25% Debentures, each holder of an Allowed Subclass 3B Secured Claim that was a Rejecting Bondholder shall receive a Pro Rata Share of the Distribution of the Subclass 3B Rejecting Bondholder Recovery from the Subclass 3B Reserve Account. In the event of entry of a Final Order in the 9.25% Debentures Adversary Proceeding determining that the Lien asserted on behalf of the holder of the 9.25% Debentures did not exist, was invalid or otherwise avoided, then the Subclass 3B Rejecting Bondholder Recovery held in the Subclass 3B Reserve Account shall be Distributed (i) first, so that each holder of a Subclass 3B Claim that was a Rejecting Bondholder shall receive a Distribution with an Estimated Recovery Value equal to the Estimated Recovery Value that such holder would have received on the Effective Date with respect to an Allowed Class 6 Claim of the same principal amount, and (ii) second, the balance of the Subclass 3B Rejecting Bondholder Recovery that remains after making distributions in accordance with clause (i) of this sentence shall be divided as follows: (A) pro rata to each holder of an Allowed Class 6 Claim, additional distributions of Excess Distributable Cash, if any, New High Yield Secured Notes, New CPIH Funded Debt, Reorganized CPIH Preferred Stock, and Additional Class 3 Warrants in an amount such that each holder of an Allowed Class 6 Claim will receive the Pro Rata Share of the Settlement Distribution it would have received had all Rejecting Bondholders been Accepting Bondholders;
(B) pro-rata to Allowed Subclass 3A Claims, any remaining Cash; and (C) pro-rata among holders of Allowed Subclass 3A Claims and holders of Allowed Class 6 Claims on a ratio of 9 to 1, the remaining balance of the Subclass 3B Rejecting Bondholder Recovery.

             (c) In the event there are Rejecting Bondholders holding an aggregate amount of Subclass 3B Claims in excess of $10 million, the Reorganizing Debtors shall be obligated after the Confirmation Date to reimburse counsel for the Committee and counsel for the Bondholders Committee for fees and expenses each in an amount up to $250,000 for purposes of enabling continuation of the 9.25% Debentures Adversary Proceeding, subject to approval of such fees and expenses by order of the Court.

             (d) Without regard to the aggregate amount of Subclass 3B Claims held by Rejecting Bondholders, the $450,000 limitation on the use of cash collateral imposed on the payment of fees to counsel to the Committee in connection with the 9.25% Debentures Adversary Proceeding as set forth in the Stipulation and Consent Order Authorizing Creditors Committee to Use Cash Collateral to Investigate and Prosecute the Adversary Proceeding Filed by the Committee on Behalf of the Debtors with Respect to the Existence of the 9 1/4 Debentureholders Alleged Lien on the Debtors' Assets, Confirming the Entitlement of the Informal Committee and of the Indenture Trustee to Receive Without Risk of Disgorgement Fees and Expenses, and Certain Other Matters (Docket No. 1088) shall no longer apply, and the Confirmation Order shall provide for the Reorganizing Debtors to pay all then unpaid fees and expenses incurred by counsel for the Committee in prosecuting the 9.25% Debentures Adversary Proceeding, subject only to approval of such fees and expenses by order of the Court as part of its review of fees and expenses for all Retained Professionals in these Chapter 11 Cases.

         8.7 Release of Funds from Disputed Claims Reserve. If at any time or from time to time after the Effective Date, there shall be Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants in a Disputed Claims Reserve account in an amount in excess of the Reorganizing Debtors' maximum remaining payment obligations to the then existing holders of Disputed Claims in the Class of Claims corresponding to such Disputed Claims Reserve account under this Reorganization Plan, such excess funds, and the Pro Rata Class Share of net interest in respect thereof, shall become available for Distribution to the holders of Allowed Claims in the Class corresponding to the Disputed Claims Reserve Account at issue in accordance with this Reorganization Plan.

                                   ARTICLE IX

                             TREATMENT OF EXECUTORY
                         CONTRACTS AND UNEXPIRED LEASES

         9.1 General Treatment. (a) On the Effective Date, all executory contracts and unexpired leases to which each Reorganizing Debtor listed on
Exhibit 9.1A (collectively, the "Rejecting Debtors") is a party shall be deemed rejected, except for any executory contract or unexpired lease of the Rejecting Debtors that (i) has been previously assumed or rejected pursuant to a Final Order of the Court, (ii) is specifically designated as a contract or lease on the Rejecting Debtors' Schedule of Assumed Contracts and Leases, filed as
Exhibit 9.1A hereto, as may be amended, or (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Reorganizing Debtors prior to the Confirmation Hearing. The Rejecting Debtors expressly reserve the right to add or remove executory contracts and unexpired leases to or from the Rejecting Debtors' Schedule of Assumed Contracts and Leases at any time prior to the Effective Date.

             (b) On the Effective Date, all executory contracts and unexpired leases to which each Reorganizing Debtor listed on Exhibit 9.1B (collectively, the "Assuming Debtors") is a party shall be deemed assumed, except for any executory contract or unexpired lease of the Assuming Debtors that (i) has been previously assumed or rejected pursuant to a Final Order of the Court, (ii) is specifically designated as a contract or lease on the Assuming Debtors' Schedule of Rejected Contracts and Leases, filed as Exhibit 9.1B hereto, as may be amended, or (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Reorganizing Debtors prior to the Confirmation Hearing. The Assuming Debtors expressly reserve the right to add or remove executory contracts and unexpired leases to or from the Assuming Debtors' Schedule of Rejected Contracts and Leases at any time prior to the Effective Date.

             (c) Each executory contract and unexpired lease listed or to be listed on the Rejecting Debtors' Schedule of Assumed Contracts and Leases or the Assuming Debtors' Schedule of Rejected Contracts and Leases (collectively, the "Contract Schedules") shall include modifications, amendments, supplements, restatements or other agreements, including guarantees thereof, made directly or indirectly by any Reorganizing Debtor in any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on the Contract Schedules. The mere listing of a document on the Contract Schedules shall not constitute an admission by the Reorganizing Debtors that such document is an executory contract or unexpired lease or that the Reorganizing Debtors have any liability thereunder.

         9.2 Cure of Defaults. Except to the extent that (i) a different treatment has been agreed to by the nondebtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Section 9.1 of this Reorganization Plan or, (ii) any executory contract or unexpired lease shall have been assumed pursuant to an order of the Court which order shall have approved the cure amounts with respect thereto, the applicable Reorganizing Debtor shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Confirmation Date, file with the Court and serve a pleading listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the applicable Reorganizing Debtor shall have fifteen (15) days from service of such pleading to object to the cure amounts listed by the applicable Reorganizing Debtor. Service of such pleading shall be sufficient if served on the other party to the contract or lease at the address indicated on (i) the contract or lease, (ii) any proof of claim filed by such other party in respect of such contract or lease, or (iii) the Reorganizing Debtors' books and records, including the Schedules; provided, however, that if a pleading served by a Reorganizing Debtor to one of the foregoing addresses is promptly returned as undeliverable, the Reorganizing Debtor shall attempt reservice of the pleading on an alternative address, if any, from the above listed sources. If any objections are filed, the Court shall hold a hearing. Any party failing to object to the proposed cure amount fifteen days following service of the proposed cure amount by the Debtors shall be forever barred from asserting, collecting, or seeking to collect any amounts in excess of the proposed cure amount against the Reorganizing Debtors or Reorganized Debtors. Notwithstanding the foregoing or anything in Section 9.3 of this Reorganization Plan, at all times through the date that is five (5) Business Days after the Court enters an order resolving and fixing the amount of a disputed cure amount, the Reorganizing Debtors shall have the right to reject such executory contract or unexpired lease.

         9.3 Approval of Assumption of Certain Executory Contracts. Subject to Sections 9.1 and 9.2 of this Reorganization Plan, the executory contracts and unexpired leases on the Rejecting Debtors' Schedule of Assumed Contracts and the executory contracts and unexpired leases of the Assuming Debtors other than those listed on the Assuming Debtors' Schedule of Rejected Contracts and Leases shall be assumed by the respective Reorganizing Debtors as of the Effective Date. Except as may otherwise be ordered by the Court, the Reorganizing Debtors shall have the right to cause any assumed executory contract or unexpired lease to vest in the Reorganized Debtor designated for such purpose by the Reorganizing Debtors.

         9.4 Approval of Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of any executory contracts and unexpired leases to be rejected as and to the extent provided in
Section 9.1 of this Reorganization Plan.

         9.5 Deemed Consents. Unless a counterparty to an executory contract, unexpired lease, license or permit objects to the applicable Debtor's assumption thereof in writing on or before seven (7) days prior to the Confirmation Hearing, then, unless such executory contract, unexpired lease, license or permit has been rejected by the applicable Debtor or will be rejected by operation of this Reorganization Plan, the Reorganized Debtors shall enjoy all the rights and benefits under each such executory contract, unexpired lease, license and permit without the necessity of obtaining such counterparty's written consent to assumption or retention of such rights and benefits.

         9.6 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Reorganization Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 9.1 of this Reorganization Plan must be filed with the Court no later than the later of (i) twenty (20) days after the Effective Date, and
(ii) thirty (30) days after entry of an order rejecting such executory contract or lease. Any Claims not filed within such time period will be forever barred from assertion against any of the applicable Reorganizing Debtors and/or the Estates.

         9.7 Survival of Debtors' Corporate Indemnities. Any obligations of any of the Reorganizing Debtors pursuant to the applicable Reorganizing Debtor's corporate charters and bylaws or agreements entered into any time prior to the Effective Date, to indemnify the Specified Personnel, with respect to all present and future actions, suits and proceedings against such Reorganizing Debtor or such Specified Personnel, based upon any act or omission for or on behalf of such Reorganizing Debtor, shall not be discharged or impaired by confirmation of this Reorganization Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the applicable Reorganizing Debtor pursuant to this Reorganization Plan and deemed to be included on the Rejecting Debtors' Schedule of Assumed Contracts and Leases (to the extent not otherwise assumed), and shall continue as obligations of the applicable Reorganizing Debtor. To the extent a Reorganizing Debtor is entitled to assert a Claim against Specified Personnel (whether directly or derivatively) and such Specified Personnel is entitled to indemnification, such Claim against Specified Personnel is released, waived and discharged.

         9.8 Reservation of Rights Under Insurance Policies and Bonds. Nothing in this Reorganization Plan, including the discharge and release of the Reorganizing Debtors as provided in this Reorganization Plan, shall diminish, impair or otherwise affect the enforceability by beneficiaries of (i) any insurance policies that may cover Claims against any Reorganizing Debtors, or
(ii) any bonds issued to assure the performance of any Reorganizing Debtors, nor shall anything contained herein constitute or be deemed to constitute a waiver of any cause of action that the Reorganizing Debtors or any entity may hold against any insurers or issuers of bonds under any such policies of insurance or bonds. To the extent any insurance policy or bond is deemed to be an executory contract, such insurance policy or bond shall be deemed assumed in accordance with Article IX of the Reorganization Plan. Notwithstanding the foregoing, the Reorganizing Debtors do not assume any payment or other obligations to any insurers or issuers or bonds, and any agreements or provisions of policies or bonds imposing payment or other obligations upon the Reorganizing Debtors shall only be assumed as provided pursuant to a separate order of the Court.

                                   ARTICLE X

      CONDITIONS PRECEDENT TO THE CONFIRMATION DATE AND THE EFFECTIVE DATE

         10.1 Conditions to Confirmation. Each of the following is a condition to the Confirmation Date:

             (a) the entry of a Final Order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code;

             (b) the proposed Confirmation Order shall be in form and substance, reasonably acceptable to the Reorganizing Debtors;

             (c) all provisions, terms and conditions hereof are approved in the Confirmation Order;

             (d) the Confirmation Order shall contain a finding that any Intercompany Claim held by a Reorganizing Debtor, Liquidating Debtor or Heber Debtor is the exclusive property of such Reorganizing Debtor, Liquidating Debtor or Heber Debtor pursuant to section 541 of the Bankruptcy Code;

             (e) the Confirmation Order shall contain a ruling that each of the Liquidating Debtors Intercompany Claims against (i) the Reorganizing Debtors and any of their respective present or former officers, directors, employees, attorneys, accountants, financial advisors, investment bankers or agents and
(ii) the other persons or entities identified in Section 11.10 of this Reorganization Plan will be fully settled and released as of the Effective Date;

             (f) the Confirmation Order shall contain a ruling that each of the Heber Debtors Intercompany Claims against (i) the Reorganizing Debtors and any of their respective present or former officers, directors, employees, attorneys, accountants, financial advisors, investment bankers or agents and (ii) the other persons or entities identified in Section 11.10 of this Reorganization Plan will be fully settled and released as of the Effective Date;

             (g) the Confirmation Order shall contain a ruling that each of the Reorganizing Debtors Claims against (i) the other Reorganizing Debtors and any of their respective present or former officers, directors, employees, attorneys, accountants, financial advisors, investment bankers or agents and (ii) the other persons or entities identified in Section 11.10 of this Reorganization Plan, to the extent and only for the periods provided for in Section 11.10 of this Reorganization Plan, will be fully settled and released or, with respect to Claims against the Reorganizing Debtors, treated in accordance with Sections 4.9(b)(II) of this Reorganization Plan; and

             (g) the entry of a confirmation order with respect to the Heber Reorganization Plan in form and substance reasonably satisfactory to the Reorganizing Debtors.

         10.2 Conditions Precedent to the Effective Date. Each of the following is a condition precedent to the Effective Date of this Reorganization Plan:

             (a) The Confirmation Order shall: (i) have been entered by the Court and become a Final Order, (ii) be in form and substance satisfactory to the Reorganizing Debtors and (iii) provide that the Liquidating Debtors, the Reorganizing Debtors, the Reorganized Debtors, the Heber Debtors and the Reorganized Heber Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Liquidation Plan, the Reorganization Plan and the Heber Reorganization Plan;

             (b) The conditions precedent to the Effective Date of the Liquidation Plan shall have been satisfied or waived in accordance with the terms and provisions of the Liquidation Plan;

             (c) The conditions precedent to the Effective Date of the Heber Reorganization Plan shall have been satisfied or waived in accordance with the terms and provisions of the Heber Reorganization Plan. All conditions precedent to the closing of the Geothermal Sale or an alternative sale of some or all of the Heber Debtors or their assets shall have been satisfied;

             (d) All documents, instruments and agreements necessary to implement the ESOP for Reorganized Covanta shall have been executed and delivered by the parties thereto;

             (e) All regulatory approval necessary or desirable to effectuate the Reorganization Plan and the transactions contemplated hereunder shall have been obtained;

             (f) The Reorganized Covanta Common Stock shall have been delivered to the ESOP in accordance with the terms of this Reorganization Plan, Reorganized Covanta shall have delivered the Reorganization Plan Equity Securities and Warrants as contemplated hereunder and the equity securities of all the other Reorganized Debtors shall have been deemed to revert to ownership by the same entity by which they were held prior to the applicable Petition Date;

             (g) Reorganized Covanta shall have taken all steps necessary in its discretion to enable its conversion to an S Corporation effective as of January 1, 2004;

             (h) The Exit Financing Agreements shall have been executed and delivered by the parties thereto, and shall be in full force and effect in accordance with the terms thereof;

             (i) The Reorganized Debtors shall have sufficient Cash (i) to make payment of the estimated Exit Costs, including, without limitation, all Allowed Administrative Expense Claims, Allowed Priority Non-Tax Claims, Allowed Convenience Claims, (ii) to transfer Cash such that CPIH shall have $2 million in accounts under its control, and (iii) to deposit Cash in the Disputed Claims Reserve in respect of any Administrative Expense Claims and Priority Non-Tax Claims that are Disputed Claims;

             (j) All documents, instruments and agreements provided for under, or necessary to implement, this Reorganization Plan shall have been executed and delivered by the parties thereto, in form and substance satisfactory to the Reorganizing Debtors, unless such execution or delivery has been waived by the parties benefited thereby.

         10.3 Waiver of Conditions. The Reorganizing Debtors may waive any of the foregoing conditions set forth in Section 10.1 or Section 10.2 of this Reorganization Plan without leave of or notice to the Court and without any formal action other than proceeding with confirmation of this Reorganization Plan or emergence from bankruptcy.

         10.4 Failure to Satisfy or Waiver of Conditions Precedent. In the event that any or all of the conditions specified in Section 10.1 or 10.2 of this Reorganization Plan have not been satisfied or waived in accordance with the provisions of this Article X on or before December 19, 2003 (which date may be extended by the Reorganizing Debtors, and upon notification submitted by the Reorganizing Debtors to the Court), (a) the Confirmation Order shall be vacated,
(b) no distributions under the Reorganization Plan shall be made, (c) the Reorganizing Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though such date never occurred, and (d) all the Reorganizing Debtors' respective obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interest or to constitute a waiver or release of any claims by or against any Reorganizing Debtor or any other Person or to prejudice in any manner the rights of any Reorganizing Debtor or any Person in any further proceedings involving any Reorganizing Debtor or Person.

                                   ARTICLE XI

                             EFFECT OF CONFIRMATION

         11.1 Revesting of Assets. Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, except for leases and executory contracts that have not yet been assumed or rejected (which leases and contracts shall be deemed vested when and if assumed), all property of each Reorganizing Debtor's Estate shall vest in the applicable Reorganized Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided herein or pursuant to any of the Plan Documents. Each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

         11.2 Discharge of Claims and Cancellation of Equity Interests. Except as otherwise provided herein or in the Confirmation Order, the rights afforded in this Reorganization Plan and the entitlement to receive payments and distributions to be made hereunder shall discharge all existing Claims and Interests, of any kind, nature or description whatsoever against or in each of the Reorganizing Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in this Reorganization Plan, on the Effective Date, all existing Claims against each of the Reorganizing Debtors and Equity Interests in the Reorganizing Debtors shall be, and shall be deemed to be, discharged or canceled and each holder (as well as trustees and agents on behalf of all such holders) of a Claim or Equity Interest shall be precluded and enjoined from asserting against the Reorganized Debtors, or any of their assets or properties, any Claim or Equity Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not (i) such holder has filed a Proof of Claim or Equity Interest, (ii) a Claim based on such Claim or Equity Interest is Allowed, or (iii) the holder of the Claim or Equity Interest has accepted the Reorganization Plan.

         11.3 Discharge of Reorganizing Debtors. Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest of such holder shall be deemed to have forever waived, released and discharged each of the Reorganizing Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities (other than the right to enforce the Reorganizing Debtors' or Reorganized Debtors' obligations hereunder or under the Plan Documents) that arose prior to the Confirmation Date, whether existing in law or equity, whether based on fraud, contract or otherwise, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, whether based in whole or in part on any act, omission or occurrence taking place on or before the Confirmation Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or canceled Equity Interest in each of the Reorganizing Debtors.

         11.4 Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, and subject to the Effective Date, the provisions of this Reorganization Plan shall bind all present and former holders of a Claim against, or Equity Interest in, the applicable Reorganizing Debtor and its respective successors and assigns, whether or not the Claim or Equity Interest of such holder is Impaired under this Reorganization Plan and whether or not such holder has filed a Proof of Claim or Equity Interest or accepted this Reorganization Plan.

         11.5 Term of Injunctions or Stays. Unless otherwise provided herein, all injunctions or stays arising under section 105 or 362 of the Bankruptcy Code, any order entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such order.

         11.6 Injunction Against Interference with Plan. Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present and former employees, agents, officers, directors and principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Reorganization Plan.

         11.7 Exculpation. Notwithstanding anything herein to the contrary, as of the Effective Date, none of (i) the Reorganizing Debtors, Reorganized Debtors, or their respective officers, directors and employees, (ii) the Specified Personnel, (iii) the Committee and any subcommittee thereof, (iv) the Agent Banks, the DIP Agents, the steering committee for the holders of the Secured Bank Claims and the Bondholders Committee, (v) the accountants, financial advisors, investment bankers, and attorneys for the Reorganizing Debtors or Reorganized Debtors, and (vi) the directors, officers, employees, partners, members, agents, representatives, accountants, financial advisors, investment bankers, attorneys or affiliates for any of the persons or entities described in (i), (iii), (iv) or (v) of this Section 11.7 shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the commencement or conduct of the Chapter 11 Cases; the liquidations of the Liquidating Debtors listed on Exhibit 2 hereto; formulating, negotiating or implementing the Reorganization Plan and the Heber Reorganization Plan; formulating, negotiating or implementing the Geothermal Sale under the Heber Reorganization Plan; the solicitation of acceptances of the Reorganization Plan and the Heber Reorganization Plan; the pursuit of confirmation of the Reorganization Plan and the Heber Reorganization Plan; the confirmation, consummation or administration of the Reorganization Plan and the Heber Reorganization Plan or the property to be distributed under the Reorganization Plan and the Heber Reorganization Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Reorganization Plan.

         11.8 Rights of Action. (a) On and after the Effective Date, and except as may otherwise be agreed to by the Reorganizing Debtors or as provided in this Reorganization Plan, the Reorganized Debtors will retain and have the exclusive right to enforce any and all present or future rights, claims or causes of action against any Person (other than holders of Unsecured Claims against the Reorganizing Debtors) and rights of the Reorganizing Debtors that arose before or after the applicable Petition Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under sections 544, 545, 548, 549, 550 and 553 of the Bankruptcy Code. The Reorganized Debtors may pursue, abandon, settle or release any or all such rights of action, as they deem appropriate, without the need to obtain approval or any other or further relief from the Court. The Reorganized Debtors may, in their discretion, offset any such claim held against a Person against any payment due such Person under this Reorganization Plan; provided, however, that any claims of any of the Reorganizing Debtors arising before the applicable Petition Date shall first be offset against Claims against any of the Reorganized Debtors arising before the applicable Petition Date.

             (b) On and after the Effective Date, the counsel for the Committee shall serve as Class 6 Representative for purpose of evaluating the Class 6 Litigation Claims. The Class 6 Representative shall have the exclusive right to enforce any such Class 6 Litigation Claim as it deems appropriate to be brought. On and after the Effective Date, the Reorganizing Debtors shall be responsible for payment of reasonable legal fees and expenses to the Class 6 Representative incurred in connection with the evaluation and enforcement of any such Class 6 Litigation Claims in an amount up to $150,000, subject to order of the Court; provided, however, that reasonable fees and expenses incurred by the Class 6 Representative in excess of $150,000 may be recovered, subject to order of the Court, from the proceeds of any settlement or recoveries received in connection with any such Class 6 Litigation Claim.

         11.9 Injunction. Upon the Effective Date with respect to the Reorganization Plan and except as otherwise provided herein or in the Confirmation Order, all persons who have held, hold, or may hold Claims against or Equity Interests in the Reorganizing Debtors, Heber Debtors or Liquidating Debtors, and all other parties in interest in the Chapter 11 Cases, along with their respective present or former employees, agents, officers, directors or principals, shall be permanently enjoined on and after the Effective Date from directly or indirectly (i) commencing or continuing in any manner any action or other proceeding of any kind to collect or recover any property on account of any such Claim or Equity Interest against any such Reorganizing Debtor, Reorganized Debtors, or Person entitled to exculpation under Section 11.7 hereof, (ii) enforcing, attaching, collecting or recovering by any manner or means of any judgment, award, decree, or order to collect or recover any property on account of any such Claim or Equity Interest against any such Reorganizing Debtor or Reorganized Debtors, (iii) creating, perfecting, or enforcing any encumbrance of any kind against any such Reorganizing Debtor or Reorganized Debtor on account of such Claim or Equity Interest, (iv) except for recoupment, asserting any right of setoff or subrogation of any kind against any obligation due any such Reorganizing Debtor or Reorganized Debtor or against the property or interests in property of any such Reorganizing Debtor or Reorganized Debtor on account of any such Claim or Equity Interest, (v) commencing or continuing any action against the Reorganized Debtors in any manner or forum in respect of such Claim or Equity Interest that does not comply or is inconsistent with the Reorganization Plan, and (vi) taking any actions to interfere with the implementation or consummation of this Reorganization Plan; provided that nothing herein shall prohibit any holder of a Claim from prosecuting a properly completed and filed proof of claim in the Chapter 11 Cases. In no event shall the Reorganized Debtors or any Person entitled to exculpation under Section 11.7 hereof have any liability or obligation for any Claim against or Equity Interest in any of the Reorganizing Debtors arising prior to the Effective Date, other than in accordance with the provisions of this Reorganization Plan. In addition, except as otherwise provided in this Reorganization Plan or the Confirmation Order, on and after the Effective Date, any individual, firm, corporation, limited liability company, partnership, company, trust or other entity, including any successor of such entity, shall be permanently enjoined from commencing or continuing in any manner, any litigation against the Reorganized Debtors or any Person entitled to exculpation under Section 11.7 hereof on account of or in respect of any of the Reorganizing Debtors' prepetition liabilities or other liabilities satisfied pursuant to this Reorganization Plan. By accepting Distributions pursuant to this Reorganization Plan, each holder of an Allowed Claim or Allowed Equity Interest receiving Distributions pursuant to the Reorganization Plan will be deemed to have specifically consented to the injunctions set forth in this Section 11.9.

         11.10 Release. As of the Effective Date, the Reorganizing Debtors, on behalf of themselves and their Estates, shall be deemed to release unconditionally all claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities whatsoever, against the Reorganizing Debtors' present or former officers, directors, employees, partners, members, advisors, attorneys, financial advisors, accountants, investment bankers and other professionals, and the Committee's members, advisors, attorneys, financial advisors, investment bankers, accountants and other professionals, in each case whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken with respect to any omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Reorganizing Debtors, the Liquidating Debtors, the Heber Debtors, the Chapter 11 Cases, the Heber Reorganization Plan, the Liquidation Plan or the Reorganization Plan.

                                  ARTICLE XII

                            RETENTION OF JURISDICTION

         12.1 Jurisdiction of Court. The Court shall retain exclusive jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases and this Reorganization Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following non-exclusive purposes:

             (a) to determine the allowance or classification of Claims and to hear and determine any objections thereto;

             (b) to hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases, and the allowance of any Claims resulting therefrom;

             (c) to determine any and all motions, adversary proceedings, applications, contested matters and other litigated matters in connection with the Chapter 11 Cases that may be pending in the Court on, or initiated after, the Effective Date;

             (d) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

             (e) to issue such orders in aid of the execution, implementation and consummation of this Reorganization Plan to the extent authorized by section 1142 of the Bankruptcy Code or otherwise;

             (f) to construe and take any action to enforce this Reorganization Plan;

             (g) to reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

             (h) to modify the Reorganization Plan pursuant to section 1127 of the Bankruptcy Code, or to remedy any apparent non-material defect or omission in this Reorganization Plan, or to reconcile any non-material inconsistency in the Reorganization Plan so as to carry out its intent and purposes;

             (i) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

             (j) to determine any other requests for payment of Priority Tax Claims, Priority Non-Tax Claims or Administrative Expense Claims;

             (k) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Reorganization Plan;

             (l) to hear and determine all matters relating to the 9.25% Debentures Adversary Proceeding, including any disputes arising in connection with the interpretation, implementation or enforcement of any settlement agreement related thereto;

             (m) to consider and act on the compromise and settlement or payment of any Claim against the Reorganizing Debtors;

             (n) to recover all assets of Reorganizing Debtors and property of the Estates, wherever located;

             (o) to determine all questions and disputes regarding title to the assets of the Reorganizing Debtors or their Estates;

             (p) to issue injunctions, enter and implement other orders or to take such other actions as may be necessary or appropriate to restrain interference by any entity with the consummation, implementation or enforcement of the Reorganization Plan or the Confirmation Order;

             (q) to remedy any breach or default occurring under this Reorganization Plan;

             (r) to resolve and finally determine all disputes that may relate to, impact on or arise in connection with, this Reorganization Plan;

             (s) to hear and determine matters concerning state, local, and federal taxes for any period of time, including, without limitation, pursuant to sections 346, 505, 1129 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after each of the applicable Petition Dates through, and including, the final Distribution Date);

             (t) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

             (u) to hear any other matter consistent with the provisions of the Bankruptcy Code; and

             (v) to enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         13.1 Deletion of Classes and Subclasses. Any class or subclass of Claims that does not contain as an element thereof an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 as of the date of the commencement of the Confirmation Hearing shall be deemed deleted from this Reorganization Plan for purposes of voting to accept or reject this Reorganization Plan and for purposes of determining acceptance or rejection of this Reorganization Plan by such class or subclass under section 1129(a)(8) of the Bankruptcy Code.

         13.2 Dissolution of the Committee. On the Effective Date, the Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Committee's attorneys, accountants, and other agents, shall terminate except as otherwise expressly authorized pursuant to this Reorganization Plan.

         13.3 Effectuating Documents and Further Transactions. The chief executive officer of each of the Reorganizing Debtors, or his or her designee, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases and other agreements or documents and take such actions on behalf of the Reorganizing Debtors as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Reorganization Plan, without any further action by or approval of the Board of Directors or other governing body of the Reorganizing Debtors.

         13.4 Payment of Statutory Fees. All fees payable pursuant to section 1930 of Title 28 of the United States Code shall be paid through the entry of a final decree closing these cases. Unless relieved of any of the obligation to pay the United States Trustee Fees by further order of the Court, the Reorganizing Debtors or Reorganized Debtors shall timely pay the United States Trustee Fees, and after the Confirmation Date, the Reorganized Debtors shall file with the Court and serve on the United States Trustee a quarterly disbursement report for each quarter, or portion thereof, until a final decree closing the Chapter 11 Cases has been entered, or the Chapter 11 Cases dismissed or converted to another chapter, in a format prescribed by and provided by the United States Trustee.

         13.5 Modification of Plan. Subject to the provisions of Section 5.5 of this Reorganization Plan, the Reorganizing Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Reorganization Plan at any time prior to the entry of the Confirmation Order. Additionally, the Reorganizing Debtors reserve the right to alter, amend, modify, revoke or withdraw the Reorganization Plan as it applies to any particular Reorganizing Debtor on or prior to the Confirmation Date. Additionally, the Reorganizing Debtors reserve the right to seek confirmation of the Reorganization Plan or a separate reorganization plan with substantially similar terms with respect to only certain of the Reorganized Debtors, and to alter, amend, modify, revoke or withdraw the Reorganization Plan, in whole or in part, for such purpose.

              Additionally, the Reorganizing Debtors reserve their rights to redesignate Debtors as Reorganizing Debtors, Heber Debtors or Liquidating Debtors at any time prior to ten (10) days prior to the Confirmation Hearing. Holders of Claims or Equity Interests who are entitled to vote on the Reorganization Plan, the Heber Reorganization Plan or Liquidation Plan and who are affected by any such redesignation shall have five (5) days from the notice of such redesignation to vote to accept or reject the Reorganization Plan, the Heber Reorganization Plan or the Liquidation Plan, as the case may be. The Reorganizing Debtors also reserve the right to withdraw prior to the Confirmation Hearing one or more Reorganizing Debtors from the Reorganization Plan, and to thereafter file a plan solely with respect to such Debtor or Debtors.

              After the entry of the Confirmation Order, the Reorganizing Debtors may, upon order of the Court, amend or modify this Reorganization Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Reorganization Plan in such manner as may be necessary to carry out the purpose and intent of this Reorganization Plan. A holder of an Allowed Claim or Allowed Equity Interest that is deemed to have accepted this Reorganization Plan shall be deemed to have accepted this Reorganization Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

         13.6 Courts of Competent Jurisdiction. If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of this Reorganization Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other Court having competent jurisdiction with respect to such matter.

         13.7 Exemption From Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Reorganization Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Reorganization Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Reorganization Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

         13.8 Rules of Construction. For purposes of this Reorganization Plan, the following rules of interpretation apply:

              (a) The words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to this Reorganization Plan as a whole and not to any particular Section, subsection, or clause contained in this Reorganization Plan;

              (b) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter;

              (c) Any reference in this Reorganization Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

              (d) Any reference in this Reorganization Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented;

              (e) Unless otherwise specified, all references in this Reorganization Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to this Reorganization Plan;

              (f) Captions and headings to Articles and Sections are inserted for convenience of reference only are not intended to be a part of or to affect the interpretation of this Reorganization Plan; and

              (g) Unless otherwise expressly provided, the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply to this Reorganization Plan.

         13.9 Computation of Time. In computing any period of time prescribed or allowed by this Reorganization Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006 shall apply.

         13.10 Successors and Assigns. The rights, benefits and obligations of any entity named or referred to in the Reorganization Plan shall be bind on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

         13.11 Notices. Any notices to or requests of the Reorganizing Debtors by parties in interest under or in connection with this Reorganization Plan shall be in writing and served either by (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:


                   Covanta Energy Corporation
                   c/o CLEARY GOTTLIEB STEEN & HAMILTON
                   One Liberty Plaza
                   New York, New York  10006

                   Attn: Deborah M. Buell, Esq.
                         James L. Bromley, Esq.

                   and

                   Covanta Energy Corporation
                   c/o JENNER & BLOCK, LLC
                   One IBM Plaza
                   Chicago, Illinois 60611-7603

                   Attn: Vincent E. Lazar, Esq.

         13.12 Severability. If, prior to the Confirmation Date, any term or provision of this Reorganization Plan is determined by the Court to be invalid, void or unenforceable, the Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Reorganization Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding alteration or interpretation. The Confirmation Order will constitute a judicial interpretation that each term and provision of this Reorganization Plan, as it may have been altered or interpreted in accordance with the forgoing, is valid and enforceable pursuant to its terms. Additionally, if the Court determines that the Reorganization Plan, as it applies to any particular Reorganizing Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code (and cannot be altered or interpreted in a way that makes it confirmable), such determination shall not limit or affect (a) the confirmability of the Reorganization Plan as it applies to any other Reorganizing Debtor or (b) the Reorganizing Debtors' ability to modify the Reorganization Plan, as it applies to any particular Reorganizing Debtor, to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

         13.13 Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Reorganization Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

         13.14 Exhibits. All Exhibits and Schedules to this Reorganization Plan are incorporated into and are a part of this Reorganization Plan as if set forth in full herein.

         13.15 Counterparts. This Reorganization Plan may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Dated:  October 3, 2003



                                        COVANTA ENERGY CORPORATION



                                        By: /s/ Scott G. Mackin
                                            ------------------------------------

                                        COVANTA ACQUISITION, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ALEXANDRIA/ARLINGTON, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA BABYLON, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA BESSEMER, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA BRISTOL, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA CUNNINGHAM ENVIRONMENTAL
                                          SUPPORT SERVICES, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ENERGY AMERICAS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ENERGY CONSTRUCTION, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ENERGY GROUP, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ENERGY INTERNATIONAL, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ENERGY RESOURCE CORP.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ENERGY SERVICES OF NEW
                                          JERSEY, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ENERGY SERVICES, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ENERGY WEST, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ENGINEERING SERVICES, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA FAIRFAX, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA GEOTHERMAL OPERATIONS
                                          HOLDINGS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA GEOTHERMAL OPERATIONS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA HEBER FIELD ENERGY, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA HENNEPIN ENERGY RESOURCE
                                          CO., L.P.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA HILLSBOROUGH, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA HONOLULU RESOURCE RECOVERY
                                          VENTURE



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA HUNTINGTON LIMITED PARTNERSHIP



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA HUNTINGTON RESOURCE RECOVERY
                                          ONE CORP.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA HUNTINGTON RESOURCE RECOVERY
                                          SEVEN CORP.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA HUNTSVILLE, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA HYDRO ENERGY, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA HYDRO OPERATIONS WEST, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA HYDRO OPERATIONS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA IMPERIAL POWER SERVICES, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA INDIANAPOLIS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA KENT, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA LAKE, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA LANCASTER, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA LEE, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA LONG ISLAND, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA MARION LAND CORP.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA MARION, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA MID-CONN, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA MONTGOMERY, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA NEW MARTINSVILLE
                                          HYDRO-OPERATIONS CORP.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA OAHU WASTE ENERGY RECOVERY, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ONONDAGA FIVE CORP.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ONONDAGA FOUR CORP.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ONONDAGA LIMITED PARTNERSHIP



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ONONDAGA OPERATIONS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ONONDAGA THREE CORP.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ONONDAGA TWO CORP.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA ONONDAGA, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA OPERATIONS OF UNION, LLC



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA OPW ASSOCIATES, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA OPWH, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA PASCO, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA POWER EQUITY CORP.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA POWER INTERNATIONAL
                                          HOLDINGS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA PROJECTS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA PROJECTS OF HAWAII, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA PROJECTS OF WALLINGFORD, L.P.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA RRS HOLDINGS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA SECURE SERVICES, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA SIGC GEOTHERMAL OPERATIONS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA STANISLAUS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA SYSTEMS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA TAMPA BAY, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA UNION, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA WALLINGFORD ASSOCIATES, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA WASTE TO ENERGY OF ITALY, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA WASTE TO ENERGY, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA WATER HOLDINGS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA WATER SYSTEMS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        COVANTA WATER TREATMENT SERVICES, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        DSS ENVIRONMENTAL, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        ERC ENERGY II, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        ERC ENERGY, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        HEBER FIELD ENERGY II, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        HEBER LOAN PARTNERS



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        OPI QUEZON INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        THREE MOUNTAIN OPERATIONS, INC.



                                        By:  /s/ Scott G. Mackin
                                             -----------------------------------

                                        THREE MOUNTAIN POWER, LLC



                                             -----------------------------------
                                        By:  /s/ Scott G. Mackin

                        EXHIBIT 1 TO REORGANIZATION PLAN

                        SCHEDULE OF REORGANIZING DEBTORS

                            Operating Company Debtors

Debtor                                                             Case Number

Covanta Alexandria/Arlington, Inc.                                 02-40929 (CB)
Covanta Babylon, Inc.                                              02-40928 (CB)
Covanta Bessemer, Inc.                                             02-40862 (CB)
Covanta Bristol, Inc.                                              02-40930 (CB)
Covanta Cunningham Environmental Support Services, Inc.            02-40863 (CB)
Covanta Energy Americas, Inc.                                      02-40881 (CB)
Covanta Energy Construction, Inc.                                  02-40870 (CB)
Covanta Energy Resource Corp.                                      02-40915 (CB)
Covanta Engineering Services, Inc.                                 02-40898 (CB)
Covanta Fairfax, Inc.                                              02-40931 (CB)
Covanta Geothermal Operations, Inc.                                02-40872 (CB)
Covanta Heber Field Energy, Inc.                                   02-40893 (CB)
Covanta Hennepin Energy Resource Co., L.P.                         02-40906 (CB)
Covanta Hillsborough, Inc.                                         02-40932 (CB)
Covanta Honolulu Resource Recovery Venture                         02-40905 (CB)
Covanta Huntington Limited Partnership                             02-40916 (CB)
Covanta Huntington Resource Recovery One Corp.                     02-40919 (CB)
Covanta Huntington Resource Recovery Seven Corp.                   02-40920 (CB)
Covanta Huntsville, Inc.                                           02-40933 (CB)
Covanta Hydro Energy, Inc.                                         02-40894 (CB)
Covanta Hydro Operations West, Inc.                                02-40875 (CB)
Covanta Hydro Operations, Inc.                                     02-40874 (CB)
Covanta Imperial Power Services, Inc.                              02-40876 (CB)
Covanta Indianapolis, Inc.                                         02-40934 (CB)
Covanta Kent, Inc.                                                 02-40935 (CB)
Covanta Lake, Inc.                                                 02-40936 (CB)
Covanta Lancaster, Inc.                                            02-40937 (CB)
Covanta Lee, Inc.                                                  02-40938 (CB)
Covanta Long Island, Inc.                                          02-40917 (CB)
Covanta Marion Land Corp.                                          02-40940 (CB)
Covanta Marion, Inc.                                               02-40939 (CB)
Covanta Mid-Conn, Inc.                                             02-40911 (CB)
Covanta Montgomery, Inc.                                           02-40941 (CB)
Covanta New Martinsville Hydro-Operations Corp.                    02-40877 (CB)
Covanta Oahu Waste Energy Recovery, Inc.                           02-40912 (CB)
Covanta Onondaga Five Corp.                                        02-40926 (CB)
Covanta Onondaga Four Corp.                                        02-40925 (CB)
Covanta Onondaga Limited Partnership                               02-40921 (CB)
Covanta Onondaga Operations, Inc.                                  02-40927 (CB)
Covanta Onondaga Three Corp.                                       02-40924 (CB)
Covanta Onondaga Two Corp.                                         02-40923 (CB)
Covanta Onondaga, Inc.                                             02-40922 (CB)
Covanta Operations of Union, LLC                                   02-40909 (CB)
Covanta OPW Associates, Inc.                                       02-40908 (CB)
Covanta OPWH, Inc.                                                 02-40907 (CB)
Covanta Pasco, Inc.                                                02-40943 (CB)
Covanta Projects of Hawaii, Inc.                                   02-40913 (CB)
Covanta Projects of Wallingford, L.P.                              02-40903 (CB)
Covanta Secure Services, Inc.                                      02-40901 (CB)
Covanta SIGC Geothermal Operations, Inc.                           02-40883 (CB)
Covanta Stanislaus, Inc.                                           02-40944 (CB)
Covanta Tampa Bay, Inc.                                            02-40865 (CB)
Covanta Union, Inc.                                                02-40946 (CB)
Covanta Wallingford Associates, Inc.                               02-40914 (CB)
Covanta Waste to Energy of Italy, Inc.                             02-40902 (CB)
Covanta Water Treatment Services, Inc.                             02-40868 (CB)
DSS Environmental, Inc.                                            02-40869 (CB)
ERC Energy II, Inc.                                                02-40890 (CB)
ERC Energy, Inc.                                                   02-40891 (CB)
Heber Field Energy II, Inc.                                        02-40892 (CB)
Heber Loan Partners                                                02-40889 (CB)
OPI Quezon, Inc.                                                   02-40860 (CB)
Three Mountain Operations, Inc.                                    02-40879 (CB)
Three Mountain Power, LLC                                          02-40880 (CB)

                Covanta and Intermediate Holding Company Debtors

Debtor                                                             Case Number

Covanta Energy Corporation                                         02-40841(CB)
Covanta Acquisition, Inc.                                          02-40861(CB)
Covanta Energy Group, Inc.                                         03-13707(CB)
Covanta Energy International, Inc.                                 03-13706(CB)
Covanta Energy West, Inc.                                          02-40871(CB)
Covanta Power Equity Corp.                                         02-40895(CB)
Covanta Power International Holdings, Inc.                         03-13708(CB)
Covanta Projects, Inc.                                             03-13709(CB)
Covanta Systems, Inc.                                              02-40948(CB)
Covanta Waste to Energy, Inc.                                      02-40949(CB)
Covanta Water Holdings, Inc.                                       02-40866(CB)
Covanta Water Systems, Inc.                                        02-40867(CB)
Covanta Geothermal Operations Holdings, Inc.                       02-40873(CB)
Covanta RRS Holdings, Inc.                                         02-40910(CB)
Covanta Energy Services, Inc.                                      02-40899(CB)
Covanta Energy Services of New Jersey, Inc.                        02-40900(CB)

                        EXHIBIT 2 TO REORGANIZATION PLAN

                           LIST OF LIQUIDATING DEBTORS

      Liquidating Debtor                                           Case Number

Alpine Food Products, Inc.                                         03-13679 (CB)
BDC Liquidating Corp.                                              03-13681 (CB)
Bouldin Development Corp.                                          03-13680 (CB)
Covanta Concerts Holdings, Inc.                                    02-16322 (CB)
Covanta Energy Sao Jeronimo, Inc.                                  02-40854 (CB)
Covanta Equity of Alexandria/Arlington, Inc.                       03-13682 (CB)
Covanta Equity of Stanislaus, Inc.                                 03-13683 (CB)
Covanta Financial Services, Inc.                                   02-40947 (CB)
Covanta Huntington, Inc.                                           02-40918 (CB)
Covanta Key Largo, Inc.                                            02-40864 (CB)
Covanta Northwest Puerto Rico, Inc.                                02-40942 (CB)
Covanta Oil & Gas, Inc.                                            02-40878 (CB)
Covanta Power Development of Bolivia, Inc.                         02-40856 (CB)
Covanta Power Development, Inc.                                    02-40855 (CB)
Covanta Secure Services USA, Inc.                                  02-40896 (CB)
Covanta Tulsa, Inc.                                                02-40945 (CB)
Covanta Waste Solutions, Inc.                                      02-40897 (CB)
Doggie Diner, Inc.                                                 03-13684 (CB)
Gulf Coast Catering Company, Inc.                                  03-13685 (CB)
J.R. Jack's Construction Corporation                               02-40857 (CB)
Lenzar Electro-Optics, Inc.                                        02-40832 (CB)
Logistics Operations, Inc.                                         03-13688 (CB)
Offshore Food Service, Inc.                                        03-13694 (CB)
OFS Equity of Alexandria/Arlington, Inc.                           03-13687 (CB)
OFS Equity of Babylon, Inc.                                        03-13690 (CB)
OFS Equity of Delaware, Inc.                                       03-13689 (CB)
OFS Equity of Huntington, Inc.                                     03-13691 (CB)
OFS Equity of Indianapolis, Inc.                                   03-13693 (CB)
OFS Equity of Stanislaus, Inc.                                     03-13692 (CB)
Ogden Allied Abatement & Decontamination Service, Inc.             02-40827 (CB)
Ogden Allied Maintenance Corp.                                     02-40828 (CB)
Ogden Allied Payroll Services, Inc.                                02-40835 (CB)
Ogden Attractions, Inc.                                            02-40836 (CB)
Ogden Aviation Distributing Corp.                                  02-40829 (CB)
Ogden Aviation Fueling Company of Virginia, Inc.                   02-40837 (CB)
Ogden Aviation Security Services of Indiana, Inc.                  03-13695 (CB)
Ogden Aviation Service Company of Colorado, Inc.                   02-40839 (CB)
Ogden Aviation Service Company of Pennsylvania, Inc.               02-40834 (CB)
Ogden Aviation Service International Corporation                   02-40830 (CB)
Ogden Aviation Terminal Services, Inc.                             03-13696 (CB)
Ogden Aviation, Inc.                                               02-40838 (CB)
Ogden Cargo Spain, Inc.                                            02-40843 (CB)
Ogden Central and South America, Inc.                              02-40844 (CB)
Ogden Cisco, Inc.                                                  03-13698 (CB)
Ogden Communications, Inc.                                         03-13697 (CB)
Ogden Constructors, Inc.                                           02-40858 (CB)
Ogden Environmental & Energy Services Co., Inc.                    02-40859 (CB)
Ogden Facility Holdings, Inc.                                      02-40845 (CB)
Ogden Facility Management Corporation of Anaheim                   02-40846 (CB)
Ogden Facility Management Corporation of West Virginia             03-13699 (CB)
Ogden Film and Theatre, Inc.                                       02-40847 (CB)
Ogden Firehole Entertainment Corp.                                 02-40848 (CB)
Ogden Food Service Corporation of Milwaukee, Inc.                  03-13701 (CB)
Ogden International Europe, Inc.                                   02-40849 (CB)
Ogden Leisure, Inc.                                                03-13700 (CB)
Ogden Management Services, Inc.                                    03-13702 (CB)
Ogden New York Services, Inc.                                      02-40826 (CB)
Ogden Pipeline Service Corporation                                 03-13704 (CB)
Ogden Services Corporation                                         02-40850 (CB)
Ogden Support Services, Inc.                                       02-40851 (CB)
Ogden Technology Services Corporation                              03-13703 (CB)
Ogden Transition Corporation                                       03-13705 (CB)
PA Aviation Fuel Holdings, Inc.                                    02-40852 (CB)
Philadelphia Fuel Facilities Corporation                           02-40853 (CB)

                        EXHIBIT 3 TO REORGANIZATION PLAN

                     LIST OF REORGANIZING DEBTORS FILING ON
               INITIAL PETITION DATE AND SUBSEQUENT PETITION DATE

            Schedule of Reorganizing Debtors Filing on April 1, 2002
                           (the Initial Petition Date)

      Reorganizing Debtor                                          Case Number

      Covanta Acquisition, Inc.                                    02-40861 (CB)
      Covanta Alexandria/Arlington, Inc.                           02-40929 (CB)
      Covanta Babylon, Inc.                                        02-40928 (CB)
      Covanta Bessemer, Inc.                                       02-40862 (CB)
      Covanta Bristol, Inc.                                        02-40930 (CB)
      Covanta Cunningham Environmental Support Services, Inc.      02-40863 (CB)
      Covanta Energy Americas, Inc.                                02-40881 (CB)
      Covanta Energy Construction, Inc.                            02-40870 (CB)
      Covanta Energy Corporation                                   02-40841 (CB)
      Covanta Energy Resource Corp.                                02-40915 (CB)
      Covanta Energy Services of New Jersey, Inc.                  02-40900 (CB)
      Covanta Energy Services, Inc.                                02-40899 (CB)
      Covanta Energy West, Inc.                                    02-40871 (CB)
      Covanta Engineering Services, Inc.                           02-40898 (CB)
      Covanta Fairfax, Inc.                                        02-40931 (CB)
      Covanta Geothermal Operations Holdings, Inc.                 02-40873 (CB)
      Covanta Geothermal Operations, Inc.                          02-40872 (CB)
      Covanta Heber Field Energy, Inc.                             02-40893 (CB)
      Covanta Hennepin Energy Resource Co., L.P.                   02-40906 (CB)
      Covanta Hillsborough, Inc.                                   02-40932 (CB)
      Covanta Honolulu Resource Recovery Venture                   02-40905 (CB)
      Covanta Huntington Limited Partnership                       02-40916 (CB)
      Covanta Huntington Resource Recovery One Corp.               02-40919 (CB)
      Covanta Huntington Resource Recovery Seven Corp.             02-40920 (CB)
      Covanta Huntsville, Inc.                                     02-40933 (CB)
      Covanta Hydro Energy, Inc.                                   02-40894 (CB)
      Covanta Hydro Operations West, Inc.                          02-40875 (CB)
      Covanta Hydro Operations, Inc.                               02-40874 (CB)
      Covanta Imperial Power Services, Inc.                        02-40876 (CB)
      Covanta Indianapolis, Inc.                                   02-40934 (CB)
      Covanta Kent, Inc.                                           02-40935 (CB)
      Covanta Lake, Inc.                                           02-40936 (CB)
      Covanta Lancaster, Inc.                                      02-40937 (CB)
      Covanta Lee, Inc.                                            02-40938 (CB)
      Covanta Long Island, Inc.                                    02-40917 (CB)
      Covanta Marion Land Corp.                                    02-40940 (CB)
      Covanta Marion, Inc.                                         02-40939 (CB)
      Covanta Mid-Conn, Inc.                                       02-40911 (CB)
      Covanta Montgomery, Inc.                                     02-40941 (CB)
      Covanta New Martinsville Hydro-Operations Corp.              02-40877 (CB)
      Covanta Oahu Waste Energy Recovery, Inc.                     02-40912 (CB)
      Covanta Onondaga Five Corp.                                  02-40926 (CB)
      Covanta Onondaga Four Corp.                                  02-40925 (CB)
      Covanta Onondaga Limited Partnership                         02-40921 (CB)
      Covanta Onondaga Operations, Inc.                            02-40927 (CB)
      Covanta Onondaga Three Corp.                                 02-40924 (CB)
      Covanta Onondaga Two Corp.                                   02-40923 (CB)
      Covanta Onondaga, Inc.                                       02-40922 (CB)
      Covanta Operations of Union, LLC                             02-40909 (CB)
      Covanta OPW Associates, Inc.                                 02-40908 (CB)
      Covanta OPWH, Inc.                                           02-40907 (CB)
      Covanta Pasco, Inc.                                          02-40943 (CB)
      Covanta Power Equity Corp.                                   02-40895 (CB)
      Covanta Projects of Hawaii, Inc.                             02-40913 (CB)
      Covanta Projects of Wallingford, L.P.                        02-40903 (CB)
      Covanta RRS Holdings, Inc.                                   02-40910 (CB)
      Covanta Secure Services, Inc.                                02-40901 (CB)
      Covanta SIGC Geothermal Operations, Inc.                     02-40883 (CB)
      Covanta Stanislaus, Inc.                                     02-40944 (CB)
      Covanta Systems, Inc.                                        02-40948 (CB)
      Covanta Tampa Bay, Inc.                                      02-40865 (CB)
      Covanta Union, Inc.                                          02-40946 (CB)
      Covanta Wallingford Associates, Inc.                         02-40914 (CB)
      Covanta Waste to Energy of Italy, Inc.                       02-40902 (CB)
      Covanta Waste to Energy, Inc.                                02-40949 (CB)
      Covanta Water Holdings, Inc.                                 02-40866 (CB)
      Covanta Water Systems, Inc.                                  02-40867 (CB)
      Covanta Water Treatment Services, Inc.                       02-40868 (CB)
      DSS Environmental, Inc.                                      02-40869 (CB)
      ERC Energy II, Inc.                                          02-40890 (CB)
      ERC Energy, Inc.                                             02-40891 (CB)
      Heber Field Energy II, Inc.                                  02-40892 (CB)
      Heber Loan Partners                                          02-40889 (CB)
      OPI Quezon, Inc.                                             02-40860 (CB)
      Three Mountain Operations, Inc.                              02-40879 (CB)
      Three Mountain Power, LLC                                    02-40880 (CB)

             Schedule of Reorganizing Debtors Filing on June 6, 2003
                         (the Subsequent Petition Date)

      Reorganizing Debtor                                          Case Number

      Covanta Energy International, Inc.                           03-13706 (CB)
      Covanta Power International Holdings, Inc.                   03-13708 (CB)
      Covanta Energy Group, Inc.                                   03-13707 (CB)
      Covanta Projects, Inc.                                       03-13709 (CB)

                                    EXHIBIT 5

                          TERMS OF THE 9.25% SETTLEMENT


           The following are terms of the 9.25% Settlement that apply to Accepting Bondholders under this Reorganization Plan with respect to the Adversary Proceeding No. 02-03004 (the "Adversary Proceeding"), commenced by the Official Committee of Unsecured Creditors of Covanta Energy Corporation, et al. (the "Official Committee") against Wells Fargo Bank Minnesota, National Association, in its capacity as Indenture Trustee (the "Indenture Trustee"), as Defendant, and the Informal Committee of Secured Debenture Holders (the "Informal Committee"), as Defendant-Intervenor, now pending in the Chapter 11 proceedings of Covanta Energy Corp. and its subsidiaries (the "Debtors"). Unless otherwise indicated herein, capitalized terms used herein shall have the meanings set forth in the Reorganization Plan.

          1. Upon the entry of a Final Order confirming the Reorganization Plan in which the 9.25% Settlement has been accepted by Accepting Bondholders, the Official Committee shall be deemed to have acknowledged, for those Accepting Bondholders, the validity, priority, non-avoidability, perfection and enforceability of the liens and claims of the Indenture Trustee for the benefit of the Indenture Trustee and with respect to each such Accepting Bondholder shall be deemed to have been fully released from any right to challenge such liens.

          2. Upon confirmation of the Reorganization Plan, holders of Allowed Parent and Holding Company Unsecured Claims shall be entitled to receive 12.5% of the first $84 million of each component of value distributable to the Accepting Bondholders pursuant to the Reorganization Plan (the "Settlement Distribution" as defined in the Reorganization Plan), which entitlement shall be effectuated under the Reorganization Plan.

          3. Pursuant to the Reorganization Plan, all fees and expenses incurred by the Official Committee relating to the Adversary Proceeding through the Confirmation Date shall be paid by Covanta (subject to the ordinary fee approval process of the Bankruptcy Court), notwithstanding any prior order limiting the amount of cash collateral authorized to be used for such fees and expenses.

          4. Pursuant to the Reorganization Plan, the holders of Allowed Parent and Holding Company Unsecured Claims shall receive (A) a waiver by the Indenture Trustee and by the Accepting Bondholders of (i) any deficiency claim on account of the Allowed Subclass 3B Secured Claims held by them, and (ii) the benefits of the subordination provisions contained in the Convertible Subordinated Bonds, and (B) the treatment and distributions set forth in Section 4.6(b) of the Reorganization Plan.

          5. The Accepting Bondholders agree not to file, sponsor, support or vote for any plan of reorganization or other transaction in these Chapter 11 proceedings which does not contain all of the substantive terms set forth herein which are designated to be included in the Reorganization Plan, or which is in any way substantively inconsistent with any such terms.

                        EXHIBIT 6 TO REORGANIZATION PLAN

              Description of Settlement of Loss Sharing Litigation


           Capitalized terms used herein without definition are used as defined in the Intercreditor Agreement dated as of March 14, 2001, as amended (as so amended, the "Intercreditor Agreement"), among Covanta Energy Corporation and certain of its subsidiaries, the financial institutions party thereto as Opt-Out Lenders, the financial institutions party thereto as Pooled Facility Lenders, the Opt-Out Facility Agents, the Pooled Facility Agents, Deutsche Bank AG, New York Branch, as Documentation Agent, and Bank of America, N.A., as Credit Agent (collectively, Documentation Agent and Credit Agent are the "Agents").

          1. Interim Reductions: Ernst & Young Corporate Finance LLC will calculate the Realized Percentages immediately prior to (x) the effective date (the "Plan Effective Date") of a plan of reorganization (the "Plan of Reorganization") for Covanta and its debtor subsidiaries (collectively, the "Debtors") in the jointly administered voluntary bankruptcy proceedings under the Bankruptcy Code for such Debtors initially commenced on April 1, 2002 (the "Chapter 11 Cases") and (y) giving effect to the "pooling" transaction described in paragraph 3 below. On or about the Plan Effective Date, the Pooled Facility Lenders and/or the Canadian Loss Sharing Lenders will make loss sharing payments required under Section 5.3 of the Intercreditor Agreement based on any adjustments to the Realized Percentage that occur during the period from June 25, 2003 to the time of such calculation. For the avoidance of doubt, all calculations contemplated herein of claim amounts and permanent reductions thereto shall be determined based solely on the principal amounts of such claims.

          2. Exercise of Put/Realization on Collateral: On the Plan Effective Date CIBC, as administrative agent for the holders of the Class B Palladium Preferred Shares, will be deemed to exercise, and Company will be deemed on such date to accept, the put to Company under the Class B Palladium Put Agreement, as a result of which:

               a. Company shall receive the 72 million of outstanding Class B Palladium Preferred Shares and all rights related thereto;

               b. The Canadian Loss Sharing Lenders shall have an allowed claim (the "CLSL Claim") against Company for CDN $62,000,000 in respect of 62 million of the Class B Palladium Preferred Shares (i.e., the Class B Canadian Facility); and

               c. Separate and apart from its claim as one of the Canadian Loss Sharing Lenders, CIBC shall reserve its rights against Company with respect to the approximately CDN $10,000,000 of cash collateral held by CIBC and with respect to the 10 million Class B Palladium Preferred Shares that are not included in the Class B Canadian Facility.

          On the Plan Effective Date, the Canadian Loss Sharing Lenders will apply the amount of all payments received prior to the Plan Effective Date pursuant to Section 5.3 of the Intercreditor Agreement (i.e., CDN $16,465,133.83 in the aggregate plus any payment(s) made pursuant to paragraph 1 above) to reduce on a dollar-for-dollar basis the principal amount of the CLSL Claim.

          3. Exit Facility Pooling: On the Plan Effective Date, after giving effect to all adjustments to the Realized Percentages (and all resulting payments under Section 5.3 of the Intercreditor Agreement) that are calculated as described in paragraph 1 above and immediately prior to emergence of the Debtors from the Chapter 11 Cases and distribution of any securities of Debtors in the Plan of Reorganization to holders of Non-Priority Prepetition Secured Claims (as defined below) (such securities being "Plan Paper"), (i) each participant in the Tranche B Letters of Credit and each Canadian Loss Sharing Lender (collectively, such participants and Canadian Loss Sharing Lenders are referred to herein as a "Pool Participant") at such time shall irrevocably purchase, from each Pool Participant that is the issuer of a letter of credit (each such letter of credit, a "Pooled Exit L/C") that replaces, renews or extends on the Plan Effective Date a Tranche B Letter of Credit outstanding immediately prior to the Plan Effective Date(1), a participation in such Pooled Exit L/C (and any drawings honored thereunder, to the extent not yet reimbursed) in an amount equal to such Pool Participant's Pro Rata Share thereof, and (ii) each Pool Participant that is a participant in the Tranche B Letters of Credit (without giving effect to the preceding clause (i)) at such time shall irrevocably purchase in cash, in U.S. Dollars, from each Pool Participant that is a Canadian Loss Sharing Lender, a portion of the Pooled Funded Claim (as defined below) held by such Canadian Loss Sharing Lender in an amount equal to such Pool Participant's Pro Rata Share thereof. As used herein:

               (1) the "Pro Rata Share" of a Pool Participant means the fraction, expressed as a percentage, obtained by dividing (x) the aggregate Pooled Funded Claim held by such Pool Participant plus the aggregate participations held by such Pool Participant in the Tranche B Letters of Credit replaced, renewed or extended by the Pooled Exit L/Cs, in each case determined immediately prior to giving effect to the purchases described in the first sentence of this paragraph 3, by (y) the aggregate Pooled Funded Claim held by all Pool Participants plus the aggregate participations held by all Pool Participants in the Tranche B Letters of Credit replaced, renewed or extended by the Pooled Exit L/Cs;

               (2) the "Pooled Funded Claim" means the amount of the portion of the outstanding principal amount of the CLSL Claim as of the Plan Effective Date equal to the amount which would be required to be paid to the Canadian Loss Sharing Lenders pursuant to the terms of Section 5.3 of the Intercreditor Agreement (in addition to amounts already paid pursuant to such Section or payable to Canadian Loss Sharing Lenders pursuant to paragraph 1 above) if the unfunded exposure of Pooled Facility Lenders were deemed permanently reduced on the Plan Effective Date by an amount equal to the amount of all Pooled Exit L/Cs, provided [that the foregoing calculations of permanent reductions and Realized Percentages shall be adjusted to reflect the fact that the Pooled Facility Lenders shall receive Plan Paper on account of the Loss Sharing Indemnity, and provided further,] that for purposes of the "pooling" transaction and calculating the "Pro Rata Share" of each Pool Participant as described above, the Pooled Funded Claim shall be converted to and measured in U.S. Dollars as of the Effective Date at the "spot" rate, and the CLSL Claim shall be reduced on a dollar-for-dollar basis by the Canadian dollar portion of the CLSL Claims represented by such converted Pooled Funded Claim; and

               (3) "Non-Priority Prepetition Secured Claims" means secured claims of the Pooled Facility Lenders in existence prior to the date of filing of the Chapter 11 Cases that are not given priority or priority claim status in the Chapter 11 Cases or pursuant to the Intercreditor Agreement.


--------------------
(1) Each outstanding Tranche B Letter of Credit that has not been drawn and reimbursed at the time this "pooling" transaction takes effect shall be replaced, renewed or extended as a Pooled Exit L/C.

               The effect of the foregoing "pooling" arrangement would be that the Pooled Facility Lenders would purchase in cash from the Canadian Loss Sharing Lenders their respective Pro Rata Shares of the Pooled Funded Claim (and the Pooled Funded Claim would thereafter be denominated in U.S. Dollars), and the Canadian Loss Sharing Lenders and Pooled Facility Lenders would all become lenders and participants with respect to the Pooled Exit L/Cs (with the Canadian Loss Sharing Lenders purchasing in cash from the Pooled Facility Lenders their respective Pro Rata Shares of any funded amounts under Pooled Exit L/Cs that had not been reimbursed), would be entitled to vote as lenders with respect to the credit facility for the Pooled Exit L/Cs, would be obligated to fund their ratable shares of any honored drawings under the Pooled Exit L/Cs, and would receive their ratable shares of any fees with respect to the Pooled Exit L/Cs and any interest on any drawn amounts, all in U.S. Dollars. Company will be required to "gross up" the Canadian Loss Sharing Lenders for any applicable withholding tax on payments made to them following this "pooling". The aforementioned purchase of the relevant portion of the Pooled Funded Claim by the Pooled Facility Lenders would be funded with the proceeds of "Tranche C Loans" under the DIP Credit Agreement, and upon such funding all claims of the Canadian Loss Sharing Lenders to the portion of the Pooled Funded Claim purchased with such Tranche C Loans would thereupon be released and waived, with such Tranche C Loans being substituted therefor.

               An example of the effect of the foregoing "pooling" arrangement is set forth on Schedule I annexed hereto, assuming the facts set forth in such Schedule.

          4. Treatment of Pooled Funded Claim: On the Plan Effective Date, following the purchase of the participations described above, Pool Participants will be entitled to have those Tranche C Loans made as described in paragraph 3 above and any portion of the Pooled Funded Claim not purchased with the proceeds of Tranche C Loans treated in the Plan of Reorganization on the same status as Non-Priority Prepetition Secured Claims and to receive, in consideration of such Tranche C Loans and such portion of the Pooled Funded Claim, a ratable portion of any Plan Paper.

          5. Treatment of Remaining CLSL Claim: On the Plan Effective Date, Canadian Loss Sharing Lenders will be entitled to have the portion of the principal amount of their CLSL Claim not constituting the Pooled Funded Claim treated in the Plan of Reorganization on the same status as Non-Priority Prepetition Secured Claims and to receive, in consideration of such portion of their CLSL Claim, a ratable portion of any Plan Paper.

          6. Termination of Loss Sharing: On the Plan Effective Date, after giving effect to consummation of the transactions described above, (i) Section 5.3 of the Intercreditor Agreement and all other provisions of the Intercreditor Agreement relating to the "loss sharing" obligations of the Pooled Facility Lenders and the Canadian Loss Sharing Lenders will terminate, (ii) each of the Pooled Facility Lenders, on the one hand, and the Canadian Loss Sharing Lenders, on the other hand, will release any further existing or future claims against the other Group or against the Agents arising under or with respect to such provisions, (iii) the motion made in the Chapter 11 Cases by CIBC relating to the claims of the Canadian Loss Sharing Lenders shall be deemed dismissed with prejudice, and (iv) any "Tranche C Commitments" as defined in the DIP Credit Agreement shall be terminated.

                     EXHIBIT 9.1A TO THE REORGANIZATION PLAN

                            LIST OF REJECTING DEBTORS



Rejecting Debtor                                                  Case Number
----------------                                                  -----------
Covanta Energy Americas, Inc.                                     02-40881 (CB)
Covanta Energy Corporation                                        02-40841 (CB)
Covanta Energy International, Inc.                                03-13706 (CB)
Covanta Power International Holdings, Inc.                        03-13708 (CB)
Covanta Energy Group, Inc.                                        03-13707 (CB)
Covanta Projects, Inc.                                            03-13709 (CB)

                   EXHIBIT 9.1A(s) TO THE REORGANIZATION PLAN

           REJECTING DEBTORS' SCHEDULE OF ASSUMED CONTRACTS AND LEASES

               As of the Effective Date, all executory contracts and unexpired leases to which each Rejecting Debtor is a party shall be deemed rejected except for any executory contract or unexpired lease that (i) has been previously assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (ii) is specifically designated as a contract or lease on this schedule, or (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Reorganizing Debtors prior to the Effective Date. The Rejecting Debtors reserve the right to add or remove executory contracts and unexpired leases to or from this schedule at any time prior to the Effective Date.

------------------------------------------------------------------------------------------------------------------------------------
     Name of Rejecting Debtor that              Name and Address                             Description of Contract
                 is the                       of the Counterparty
         Party to the Contract          (or Other Party) to the Contract
------------------------------------------------------------------------------------------------------------------------------------
1.   Covanta Energy Americas, Inc.   Aircraft Services Corporation           Assignment Assumption Consent & Release, dated as of
                                     120 Long Ridge Road                     December 29, 1994. 1
                                     Stamford, CT 06927
------------------------------------------------------------------------------------------------------------------------------------
2.   Covanta Energy Americas, Inc.   Allegheny Energy Supply Co.             Confidentiality and Nondisclosure Agreement, dated
                                     10435 Downsville Pike                   October 12, 2001.
                                     Hagerstown, MD 21740-1766
------------------------------------------------------------------------------------------------------------------------------------
3.   Covanta Energy Americas, Inc.   AMOR 14                                 Assignment Assumption Consent & Release, dated as of
                                     4029 Ridge Top Road                     December 29, 1994.1
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
4.   Covanta Energy Americas, Inc.   AMOR 14P                                Assignment Assumption Consent & Release, dated as of
                                     4029 Ridge Top Road                     December 29, 1994.1
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
5.   Covanta Energy Americas, Inc.   Ascom Hasler                            Postage Meter Rental Agreement.
                                     19 Forest Parkway
                                     Shelton, CT 06484-0903
------------------------------------------------------------------------------------------------------------------------------------
6.   Covanta Energy Americas, Inc.   Barclays Capital                        Confidentiality Agreement, dated as of March 14, 2001.
                                     5 the North Colonnade
                                     Canary Wharf
                                     London E14 4BB
------------------------------------------------------------------------------------------------------------------------------------
7.   Covanta Energy Americas, Inc.   Black Hills Energy Capital              Confidentiality and Nondisclosure Agreement, dated
                                     P.O. Box 14000                          2001.
                                     Rapid City, SD 57709
------------------------------------------------------------------------------------------------------------------------------------
8.   Covanta Energy Americas, Inc.   BP Energy Company                       Confidentiality Agreement, dated October 17, 2001.
                                     501 Westlake Park Boulevard
                                     Houston, TX 77079
------------------------------------------------------------------------------------------------------------------------------------
9.   Covanta Energy Americas, Inc.   Calpine Corporation                     Confidentiality and Nondisclosure Agreement, dated
                                     4160 Dublin Blvd.                       October 4, 2001.
                                     Dublin, CA 94568-3139
------------------------------------------------------------------------------------------------------------------------------------
10.  Covanta Energy Americas, Inc.   Centennial Holding, Inc.                Agreement relating to Second Imperial Geothermal
                                     343 Second Street                       Company, dated December 29, 1994. (1)
                                     Suite N
                                     Los Altos, CA 94022

-------------------
(1)  This contract is assumed pursuant to the Heber Debtors' First Amended Joint
     Plan of Reorganization Under Chapter 11 of the Bankruptcy Code filed on
     September 24, 2003, as amended.

------------------------------------------------------------------------------------------------------------------------------------
11.  Covanta Energy Americas, Inc.   Centennial Holding, Inc.                Assignment Assumption Consent & Release, dated as of
                                     343 Second Street                       December 29, 1994. (1)
                                     Suite N
                                     Los Altos, CA 94022
------------------------------------------------------------------------------------------------------------------------------------
12.  Covanta Energy Americas, Inc.   CES Acquisition Corp.                   Confidentiality and Nondisclosure Agreement, dated
                                     76 Greene Street, 4th Floor             October 4, 2001.
                                     New York, NY 10012
------------------------------------------------------------------------------------------------------------------------------------
13.  Covanta Energy Americas, Inc.   CMS Marketing Serv & Trading            Confidentiality and Nondisclosure Agreement, dated
                                     330 Town Center Drive                   October 25, 2001.
                                     Suite 1100
                                     Dearborn, MI 48126
------------------------------------------------------------------------------------------------------------------------------------
14.  Covanta Energy Americas, Inc.   Conoco Global Power                     Confidentiality and Nondisclosure Agreement, dated
                                     Conoco Center                           October 17, 2001.
                                     P.O. Box 2197 Houston, TX 77252-2197
------------------------------------------------------------------------------------------------------------------------------------
15.  Covanta Energy Americas, Inc.   Coral Energy, L.P.                      Confidentiality and Nondisclosure Agreement.
                                     700 Fanin, Suite 700
                                     Houston, TX 77010
------------------------------------------------------------------------------------------------------------------------------------
16.  Covanta Energy Americas, Inc.   Covanta SIGC Energy II, Inc.            Agreement relating to Second Imperial Geothermal
                                     4029 Ridge Top Road                     Company, dated December 29, 1994. (1)
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
17.  Covanta Energy Americas, Inc.   Covanta SIGC Energy II, Inc.            Assignment Assumption Consent & Release, dated as of
                                     4029 Ridge Top Road                     December 29, 1994. (1)
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
18.  Covanta Energy Americas, Inc.   Covanta SIGC Energy, Inc.               Assignment Assumption Consent & Release, dated as of
                                     4029 Ridge Top Road                     December 29, 1994. 1
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
19.  Covanta Energy Americas, Inc.   Edison Mission Energy                   Confidentiality and Nondisclosure Agreement, dated
                                     18101 Von Karma Ave.,                   October 16, 2001.
                                     Suite 200
                                     Irvine, CA 92612
------------------------------------------------------------------------------------------------------------------------------------
20.  Covanta Energy Americas, Inc.   EPCOR Power Development Corporation     Confidentiality and Nondisclosure Agreement, dated
                                     10065 Jasper Avenue,18 Fl               September 19, 2001.
                                     Edmonton, Alberta
                                     Canada T5J 3B1
------------------------------------------------------------------------------------------------------------------------------------
21.  Covanta Energy Americas, Inc.   Ernst & Young LLP                       Confidentiality Agreement, dated October 11, 2001.
                                     1133 Avenue of the Americas
                                     New York, NY 10036
------------------------------------------------------------------------------------------------------------------------------------
22.  Covanta Energy Americas, Inc.   FPL Energy LLC                          Confidentiality and Nondisclosure Agreement, dated
                                     700 Universe Boulevard                  January 11, 2002.
                                     Juno Beach, FL 33408
------------------------------------------------------------------------------------------------------------------------------------
23.  Covanta Energy Americas, Inc.   GE Capital Services Structured          Confidentiality and Nondisclosure Agreement, dated
                                     Finance Group, Inc.                     October 18, 2001.
                                     120 Long Ridge Road, 3rd Fl.
                                     Stamford, CT 06927
------------------------------------------------------------------------------------------------------------------------------------
24.  Covanta Energy Americas, Inc.   General Electric Capital Corp.          Assignment Assumption Consent & Release, dated as of
                                     P.O. Box 8300                           December 29, 1994. (1)
                                     Stamford, CT 06904
------------------------------------------------------------------------------------------------------------------------------------
25.  Covanta Energy Americas, Inc.   Global Tradelinks                       Confidentiality and Nondisclosure Agreement, dated
                                     451 Pebble Beach Place                  February 25, 2001.
                                     Fullerton, CA 92835
------------------------------------------------------------------------------------------------------------------------------------
26.  Covanta Energy Americas, Inc.   Horizon Power, Inc.                     Confidentiality and Nondisclosure Agreement, dated
                                     10 Lafayette Square                     October 12, 2001.
                                     Buffalo, NY 14203
------------------------------------------------------------------------------------------------------------------------------------
27.  Covanta Energy Americas, Inc.   Innogy America LLC                      Confidentiality and Nondisclosure Agreement, dated
                                     303 East Wacker Drive                   October 8, 2001.
                                     Suite 1200
                                     Chicago, IL 60601
------------------------------------------------------------------------------------------------------------------------------------
28.  Covanta Energy Americas, Inc.   Mt. Wheeler Power, Inc.                 Confidentiality Agreement, dated as of June 28, 2000.
                                     P.O. Box 1110
                                     Ely, NV 89301
------------------------------------------------------------------------------------------------------------------------------------
29.  Covanta Energy Americas, Inc.   National Energy Systems Co.             Confidentiality and Nondisclosure Agreement, dated
                                     335 Parkplace, Suite 110                October 29, 2001.
                                     Kirkland, WA 98033
------------------------------------------------------------------------------------------------------------------------------------
30.  Covanta Energy Americas, Inc.   OESI Power Corp                         Assignment Assumption Consent & Release, dated as of
                                     4029 Ridge Top Road                     December 29, 1994. (1)
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
31.  Covanta Energy Americas, Inc.   Ogden SIGC Geothermal Ops               Assignment Assumption Consent & Release, dated as of
                                     4029 Ridge Top Road                     December 29, 1994. (1)
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
32.  Covanta Energy Americas, Inc.   Second Imperial Continental, Inc.       Agreement relating to Second Imperial Geothermal
                                     343 Second Street, Ste. N Company,      dated December 29, 1994. (1)
                                     Los Altos, CA 94022
------------------------------------------------------------------------------------------------------------------------------------
33.  Covanta Energy Americas, Inc.   Second Imperial Continental, Inc.       Assignment Assumption Consent & Release dated as of
                                     343 Second Street, Ste. N               December 29, 1994. (1)
                                     Los Altos, CA 94022
------------------------------------------------------------------------------------------------------------------------------------
34.  Covanta Energy Americas, Inc.   Second Imperial Geothermal Company      Assignment Assumption Consent & Release, dated as of
                                     4029 Ridge Top Road, Ste. 200           December 29, 1994. (1)
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
35.  Covanta Energy Americas, Inc.   Unions Signatory-Project Labor          Ogden Power Corporation Guaranty for the Project Labor
                                     c/o Mark Joseph, Esq.                   Agreement, dated July 13, 2000.
                                     651 Gateway Blvd., #900
                                     South San Francisco, CA 96002
------------------------------------------------------------------------------------------------------------------------------------
36.  Covanta Energy Americas, Inc.   US Trust Co. of New York                Assignment Assumption Consent & Release, dated as of
                                     114 West 47th Street                    December 29, 1994. (1)
                                     New York, NY 10036
------------------------------------------------------------------------------------------------------------------------------------
37.  Covanta Energy Americas, Inc.   Wartsila North America, Inc.            PRI Premium, True-Up Agreement dated February 1, 2002.
                                     201 Defense Hwy., Suite 100
                                     Annapolis, MD 21401-7052
------------------------------------------------------------------------------------------------------------------------------------
38.  Covanta Energy Americas, Inc.   Xerox Corp.                             Lease Agreement # 070220210, dated September 12, 2001.
                                     8180 Greenhouse Dr., 6th Fl.
                                     Mc Lean, VA 22102
------------------------------------------------------------------------------------------------------------------------------------
39.  Covanta Energy Corporation      Aelita                                  Network Management Agreement, dated April 2003.
                                     Jill Mastroianni
                                     6500 Emerald Parkway, Ste. 400
                                     Dublin, OH 43016

------------------------------------------------------------------------------------------------------------------------------------
40.  Covanta Energy Corporation      Aircraft Services Corporation           Agreement, dated January 8, 1993, among Aircraft
                                     120 Long Ridge Road                     Services Corporation, Resource Recovery Business Trust
                                     Stamford, CT 06927                      1991-B, Covanta Projects, Inc, Covanta Energy
                                                                             Corporation, and Michigan Waste Energy, Inc., as
                                                                             amended.

------------------------------------------------------------------------------------------------------------------------------------
41.  Covanta Energy Corporation      Alexandria Sanitation Auth.             Guaranty, dated as of October 1, 1985, by Covanta
                                     835 South Payne Street                  Energy Corporation in favor of the City of Alexandria,
                                     P.O. Box 1205                           VA, Arlington County, VA, the Alexandria Sanitation
                                     Alexandria, VA 22313                    Authority, Arlington Solid Waste Authority, as amended.
------------------------------------------------------------------------------------------------------------------------------------
42.  Covanta Energy Corporation      Alexandria Sanitation Auth.             Retrofit Guaranty, dated as of November 10, 1998, by
                                     835 South Payne Street                  Covanta Energy Corporation to and for the benefit of
                                     P.O. Box 1205                           the City of Alexandria, VA, Arlington County, VA, the
                                     Alexandria, VA 22313                    Industrial Development Authority of Arlington.
------------------------------------------------------------------------------------------------------------------------------------
43.  Covanta Energy Corporation      Allstate Insurance Company              Guaranty Agreement, dated January 30, 1992.
                                     Attn: Financial Law Division
                                     Allstate Plaza South - G5D
                                     Northbrook, IL 60062
------------------------------------------------------------------------------------------------------------------------------------
44.  Covanta Energy Corporation      American Home Assurance Co.             Indemnity Agreement for Risk Management Program, from
                                     American International Group            August 5, 1985 through August 5, 1986. (2)
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
45.  Covanta Energy Corporation      American Home Assurance Co.             Indemnity Agreement for Risk Management Program, from
                                     American International Group            August 5, 1986 through August 5, 1987. (2)
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
46.  Covanta Energy Corporation      American Home Assurance Co.             Indemnity Agreement for Risk Management Program, from
                                     American International Group            August 5, 1987 through August 5, 1988. (2)
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
47.  Covanta Energy Corporation      American Home Assurance Co.             Indemnity Agreement for Risk Management Program, from
                                     American International Group            August 5, 1988 through August 5, 1989. (2)
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
48.  Covanta Energy Corporation      American Home Assurance Co.             Indemnity Agreement for Risk Management Program, from
                                     American International Group            August 5, 1989 through August 5, 1990. (2)
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
49.  Covanta Energy Corporation      American Home Assurance Co.             Schedule of Policies and Payments (Paid Loss Payment
                                     American International Group            Plan) Payment Agreement for Risk Management Program,
                                     70 Pine Street                          from August 31, 1998 through August 31, 1999. (2)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
50.  Covanta Energy Corporation      American Int. South Insurance Co.       Schedule of Policies and Payments (Paid Loss
                                     70 Pine Street                          Payment American International Group Plan) Payment
                                     New York, NY 10004                      Agreement for Risk Management Program, from August 31,
                                                                             1998 through August 31, 1999. (2)
------------------------------------------------------------------------------------------------------------------------------------
51.  Covanta Energy Corporation      AIU Insurance Co.                       Schedule of Policies and Payments (Paid Loss Payment
                                     American International Group            Plan) Payment Agreement for Risk Management Program,
                                     70 Pine Street                          from August 31, 1998 through August 31, 1999. (2)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
52.  Covanta Energy Corporation      Arlington County, VA                    Retrofit Guaranty, dated as of November 10, 1998, by
                                     1400 North Courthouse Road              Covanta Energy Corporation to and for the benefit of
                                     Attn: County Manager                    the City of Alexandria, VA, Arlington County, VA, the
                                     Arlington, VA 22201                     Industrial Development Authority of Arlington.
------------------------------------------------------------------------------------------------------------------------------------
53.  Covanta Energy Corporation      Arlington County, VA                    Guaranty, dated as of October 1, 1985, by Covanta
                                     Attn: County Manager                    Energy Corporation in favor of the City of Alexandria,
                                     1400 North Courthouse Road              VA, Arlington County, VA, the Alexandria Sanitation
                                     Arlington, VA 22201                     Authority, Arlington Solid Waste Authority, as amended.
------------------------------------------------------------------------------------------------------------------------------------
54.  Covanta Energy Corporation      Arlington Solid Waste Auth.             Guaranty, dated as of October 1, 1985, by Covanta
                                     1400 North Courthouse Road              Energy Corporation in favor of the City of Alexandria,
                                     Arlington, VA 22201                     VA, Arlington County, VA, the Alexandria Sanitation
                                                                             Authority, Arlington Solid Waste Authority, as amended.
------------------------------------------------------------------------------------------------------------------------------------
55.  Covanta Energy Corporation      Arlington Solid Waste Auth.             Retrofit Guaranty, dated as of November 10, 1998, by
                                     1400 North Courthouse Road              Covanta Energy Corporation to and for the benefit of
                                     Arlington, VA 22201                     the City of Alexandria, VA, Arlington County, VA, the
                                                                             Industrial Development Authority of Arlington.

--------------------
(2)  Assumption or rejection of this contract is to be decided by debtor at a later date.


------------------------------------------------------------------------------------------------------------------------------------
56.  Covanta Energy Corporation      Avondale Industries, Inc.               Letter Agreement, dated August 11, 1986, regarding
                                     P.O. Box 22                             settlement of insurance claims and insurance premium
                                     Boston, MA  02128                       adjustments. (3)
------------------------------------------------------------------------------------------------------------------------------------
57.  Covanta Energy Corporation      Balaji Power Corp. Private Ltd          O&M Guarantee, dated April 25, 2000 relating to Balaji
                                     Flat G-1, Seshadri Manor                Project.
                                     Sestradri Road
                                     Alwarpet, Chennai 600 018
                                     India
------------------------------------------------------------------------------------------------------------------------------------
58.  Covanta Energy Corporation      Birmingham Fire Insurance Co.           Schedule of Policies and Payments (Paid Loss Payment
                                     American International Group            Plan) Payment Agreement for Risk Management Program,
                                     70 Pine Street                          from August 31, 1998 through August 31, 1999. (4)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
59.  Covanta Energy Corporation      Centennial Field, Inc.                  Agreement Relating to Heber Field Company, dated May
                                     343 Second Street, Ste. N               19, 1999. (1)
                                     Los Altos, CA 94022
------------------------------------------------------------------------------------------------------------------------------------
60.  Covanta Energy Corporation      Centennial Holdings, Inc.               Agreement Relating to Heber Field Company, dated May
                                     343 Second Street, Ste. N               19, 1999. (1)
                                     Los Altos, CA 94022
------------------------------------------------------------------------------------------------------------------------------------
61.  Covanta Energy Corporation      Ceridian Corporation                    Time and attendance annual support.
                                     120 Eagle Rock Ave.
                                     East Hanover, NJ 07936
------------------------------------------------------------------------------------------------------------------------------------
62.  Covanta Energy Corporation      Ceridian                                HR/Payroll Service and Support Agreement, dated January
                                     4345 Security Parkway                   2000.
                                     New Albany, IN 47150
------------------------------------------------------------------------------------------------------------------------------------
63.  Covanta Energy Corporation      City and County of Honolulu             Operating Guaranty Agreement, dated December 21, 1992,
                                     530 South King Street                   by Covanta Energy Corporation for the benefit of The
                                     Honolulu, HI 96813                      City and County of Honolulu.
------------------------------------------------------------------------------------------------------------------------------------
64.  Covanta Energy Corporation      City of Alexandria                      Guaranty, dated as of October 1, 1985, by Covanta
                                     City Hall                               Energy Corporation in favor of the City of Alexandria,
                                     301 King Street                         Arlington County, VA, the Alexandria Sanitation
                                     Alexandria, VA 22313                    Authority, Arlington Solid Waste Authority, as amended.
------------------------------------------------------------------------------------------------------------------------------------
65.  Covanta Energy Corporation      City of Alexandria                      Retrofit Guaranty, dated as of November 10, 1998, by
                                     City Hall                               Covanta Energy Corporation to and for the benefit of
                                     301 King Street                         the City of Alexandria, Arlington County, VA the
                                     Alexandria, VA 22313                    Industrial Development Authority of Arlington.
------------------------------------------------------------------------------------------------------------------------------------
66.  Covanta Energy Corporation      City of Bristol                         Guaranty, dated as of August 1, 1985, under the
                                     111 North Main Street                   Project Agreement and Service Agreement, dated August
                                     Bristol, CT 06010                       1, 1985, by Debtor of obligations of Covanta Bristol,
                                                                             Inc., as amended by the Agreement Respecting Guarantee
                                                                             for the Town of Branford, CT, the Town of Hartland, CT
                                                                             and the Town of Seymour, CT, dated as of October 1,
                                                                             1991, as amended.
------------------------------------------------------------------------------------------------------------------------------------
67.  Covanta Energy Corporation      City of Bristol                         Confirmation of Guaranty, dated August 1, 1985.
                                     111 North Main Street
                                     Bristol, CT 06010
------------------------------------------------------------------------------------------------------------------------------------
68.  Covanta Energy Corporation      City of Huntsville                      Guaranty, dated June 1, 1988, by Covanta Energy
                                     Attn: Executive Director                Corporation for the benefit of
                                     P.O. Box 308                            The Solid Waste Disposal Authority of the City of
                                     Huntsville, AL 35804-0308               Huntsville, as amended.

----------------------
(3)  Assumption or rejection of this contract is to be decided by debtor at a later date.

(4) Assumption or rejection of this contract is to be decided by debtor at a later date.


------------------------------------------------------------------------------------------------------------------------------------
69.  Covanta Energy Corporation      City of Indianapolis                    Guaranty, dated as of December 1, 1985, by Covanta
                                     Department of Public Works              Energy Corporation to and for the benefit of the City
                                     2460 City-County Building               of Indianapolis made in connection with the Amended and
                                     Indianapolis, IN 46204                  Restated Service Agreement, dated as of September 23,
                                                                             1985, as amended.

------------------------------------------------------------------------------------------------------------------------------------
70.  Covanta Energy Corporation      City of Modesto                         Guaranty Agreement, dated May 1, 1990, by Covanta
                                     801 11th Street                         Energy Corporation to and for the benefit of the County
                                     Modesto, CA 95354                       of Stanislaus and the City of Modesto of the
                                                                             obligations of Covanta Stanislaus, Inc. under the
                                                                             Service Agreement, dated June 30, 1986, as amended.
------------------------------------------------------------------------------------------------------------------------------------
71.  Covanta Energy Corporation      City of New Britain                     Guaranty, dated as of August 1, 1985, under the
                                     City Hall                               Project Agreement and Service Agreement, dated August
                                     21 West Main Street                     1, 1985, by Debtor of obligations of Covanta Bristol,
                                     New Hartford, CT 06057                  Inc., as amended by the Agreement Respecting Guarantee
                                                                             for the Town of Branford, CT, the Town of Hartland, CT
                                                                             and the Town of Seymour, CT, dated as of October 1,
                                                                             1991, as amended.
------------------------------------------------------------------------------------------------------------------------------------
72.  Covanta Energy Corporation      City of New Britain                     Confirmation of Guaranty, dated August 1, 1985.
                                     City Hall
                                     21 West Main Street
                                     New Hartford, CT 06057
------------------------------------------------------------------------------------------------------------------------------------
73.  Covanta Energy Corporation      CLP Power International Ltd             Confidentiality Agreement, dated August 15, 2001.
                                     CMG Asia Tower, 22nd Fl.
                                     15 Canton Rd.
                                     Kowloon, Hong Kong
------------------------------------------------------------------------------------------------------------------------------------
74.  Covanta Energy Corporation      Commerce and Industry                   Schedule of Policies and Payments (Paid Loss
                                     Insurance Co.                           Payment Plan) Payment Agreement for Risk
                                     American International Group            Management Program, from August 31, 1998 through
                                     70 Pine Street                          August 31, 1999. (5)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
75.  Covanta Energy Corporation      Connecticut Light & Power Co.           Electricity Guarantee, dated as of August 1, 1985, and
                                     c/o NE Utilities Service Co.            Confirmation of Guarantee dated December 1, 1993, by
                                     P.O. Box 270                            Covanta Energy Corporation to and for the benefit of
                                     Hartford, CT 06141                      the Connecticut Light and Power Company.
------------------------------------------------------------------------------------------------------------------------------------
76.  Covanta Energy Corporation      Copyright Clearance Center Inc          Annual Authorizations Service Repertory License
                                     Attn:  Bruce Funkhouser                 Agreement.
                                     222 Rosewood Drive
                                     Danvers, MA 01923
------------------------------------------------------------------------------------------------------------------------------------
77.  Covanta Energy Corporation      County of Fairfax                       Covanta Energy Corporation Guaranty, dated February 1,
                                     12000 Government Center Pkwy.,          made by Covanta Energy Corporation to and for the 552
                                     Ste. 1998,                              benefit of Fairfax County and the Authority.
                                     Fairfax, VA 22035
------------------------------------------------------------------------------------------------------------------------------------
78.  Covanta Energy Corporation      County of Kent                          Guaranty Agreement, dated as October 1, 1987, by
                                     300 Monroe Avenue, N.W.                 Covanta Energy Corporation for the benefit of the
                                     Grand Rapids, Ml 49503                  County of Kent made in connection with the Amended and
                                                                             Restated Construction and Service Agreement with
                                                                             Covanta Kent, Inc., dated October 1, 1987, as amended.

------------------
(5)  Assumption or rejection of this contract is to be decided by debtor at a later date.


------------------------------------------------------------------------------------------------------------------------------------
79.  Covanta Energy Corporation      County of Stanislaus                    Guaranty Agreement, dated May 1, 1990, by Covanta
                                     1100 H. Street                          Energy Corporation to and for the benefit of the County
                                     Modesto, CA 95354                       of Stanislaus and the City of Modesto of the
                                                                             obligations of Covanta Stanislaus, Inc. under the
                                                                             Service Agreement, dated June 30, 1986, as amended.
------------------------------------------------------------------------------------------------------------------------------------
80.  Covanta Energy Corporation      County of Stanislaus                    Guaranty Agreement, dated July 1, 1986 by Covanta
                                     1100 H. Street                          Energy Corporation to and for the benefit of the City
                                     Modesto, CA 95354                       of Modesto, and the County of Stanislaus. Debtor
                                                                             guarantees performance of the obligations of
                                                                             Stanislaus Waste Energy Company, as amended.
------------------------------------------------------------------------------------------------------------------------------------
81.  Covanta Energy Corporation      Covanta Energy India (Balaji)           Share Retention and Financial Support Agreement, dated
                                     40 Lane Road                            April 25, 2000.
                                     Fairfield, NJ 07007
------------------------------------------------------------------------------------------------------------------------------------
82.  Covanta Energy Corporation      Covanta Haverhill Associates            Service Agreement Guaranty, dated August 13, 1998, by
                                     40 Lane Road                            Covanta Energy Corporation in favor of Covanta
                                     Fairfield, NJ 07007                     Haverhill Associates of the obligations of Covanta
                                                                             Haverhill under the Service Agreement, dated August 1,
                                                                             1998.
------------------------------------------------------------------------------------------------------------------------------------
83.  Covanta Energy Corporation      Covanta Huntington Resource             Guaranty Agreement, dated January 30, 1992 for the
                                     40 Lane Road ON-2615                    benefit of Mission Funding Zeta and Pitney Bowes
                                     Fairfield, NJ 07007                     Credit Corporation.
------------------------------------------------------------------------------------------------------------------------------------
84.  Covanta Energy Corporation      Covanta Heber Field Energy, Inc.        Agreement relating to HGC & HFC, dated December 20,
                                     4029 Ridge Top Road                     2000, as amended February 11, 2002. 1
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
85.  Covanta Energy Corporation      Covanta Heber Field Energy, Inc.        Agreement Relating to Heber Field Company, dated
                                     4029 Ridge Top Road                     May 19, 1999. (1)
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
86.  Covanta Energy Corporation      Covanta Power Equity Corp.              Agreement relating to HGC & HFC, dated December 20,
                                     4029 Ridge Top Road                     2000, as amended February 11, 2002. 1
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
87.  Covanta Energy Corporation      CT Resource Recovery Auth               Covanta Energy Corporation guaranty, dated as of
                                     Attn: President                         February 1, 1990, guaranteeing the performance of the
                                     100 Constitution Plaza, 17th Fl.        Wallingford Resource Recovery Associates, L.P. for the
                                     Hartford, CT 06103                      benefit of Connecticut Resources Recovery Authority.
------------------------------------------------------------------------------------------------------------------------------------
88.  Covanta Energy Corporation      Detroit Edison Company                  Guarantee Agreement, dated as of December 12, 1992,
                                     2000 Second Avenue                      between Covanta Energy Corporation and Detroit Edison
                                     Detroit, Ml 48226                       Company.
------------------------------------------------------------------------------------------------------------------------------------
89.  Covanta Energy Corporation      Doble Engineering Company               Service & Engineering Agreement, dated September 27,
                                     85 Walnut Street                        1995, as amended.
                                     Watertown, MA 02472
------------------------------------------------------------------------------------------------------------------------------------
90.  Covanta Energy Corporation      DQE Financial Corp                      Ogden Corporation Guaranty Agreement, dated November
                                     f/k/a Bushton Corp.                     15, 1994. (6)
                                     411 Seventh Avenue, 15th Fl.
                                     Pittsburgh, PA 15219
------------------------------------------------------------------------------------------------------------------------------------
91.  Covanta Energy Corporation      ERC Energy, Inc                         Agreement relating to HGC & HFC, dated December 20,
                                     4029 Ridge Top Road                     2000, as amended February 11, 2002. (1)
                                     Suite 200
                                     Fairfax, VA 22030


-------------------
(6)  Under the terms of the proposed restructuring of the Onondaga projects documents, this guaranty will be cancelled and released upon consummation of the restructuring.


------------------------------------------------------------------------------------------------------------------------------------
92.  Covanta Energy Corporation      ERC Energy II, Inc                      Agreement relating to HGC & HFC, dated December 20,
                                     4029 Ridge Top Road                     2000, as amended February 11, 2002. (1)
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
93.  Covanta Energy Corporation      Fairfax County Solid Waste Authority    Covanta Energy Corporation Guaranty, dated February 1,
                                     c/o Director of Public Works            1998, made by Covanta Energy Corporation to and for the
                                     3930 Pender Drive                       benefit of Fairfax County and the Authority.
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
94.  Covanta Energy Corporation      Ford Motor Credit Company               Ogden Corporation Guaranty Agreement, dated November
                                     Bank of America                         15, 1994. (7)
                                     555 California St., 4th Fl.
                                     San Francisco, CA 94104
------------------------------------------------------------------------------------------------------------------------------------
95.  Covanta Energy Corporation      Fox Paine & Company LLC                 Confidentiality Agreement.
                                     90 Tower Lane
                                     Suite 1150
                                     Foster City, CA 94409
------------------------------------------------------------------------------------------------------------------------------------
96.  Covanta Energy Corporation      F. Brown Gregg                          Guaranty, dated as November 10, 1988, by Covanta Energy
                                     1616 S. 14th Street Corporation         for the benefit of F. Browne Gregg. Covanta Energy
                                     Leesburg, FL 327480                     Corporation guarantees the performance of Covanta
                                                                             Systems, Inc. (8)
------------------------------------------------------------------------------------------------------------------------------------
97.  Covanta Energy Corporation      GE Capital Com. Fin. Inc.               Confidentiality Agreement.
                                     Attn: Cyntra Trani
                                     335 Madison Ave., 12th Fl.
                                     New York, NY 10017
------------------------------------------------------------------------------------------------------------------------------------
98.  Covanta Energy Corporation      General Electric Capital Corp.          Covanta Energy Corporation Guarantee Agreement, dated
                                     Attn: Mr. Warren MacGillivray           September 8, 1997.
                                     120 Long Ridge Road
                                     Stamford, CT 06927
------------------------------------------------------------------------------------------------------------------------------------
99.  Covanta Energy Corporation      Greater Detroit Res. Rec. Auth          Guarantee Agreement, dated as of July 1, 1996, by
                                     5700 Russell Street, Bld. A             Covanta Energy Corporation to and for the benefit of
                                     Detroit, Ml 48226                       the Greater Detroit Resource Recovery Authority.
------------------------------------------------------------------------------------------------------------------------------------
100. Covanta Energy Corporation      General Electric Capital Corp.          Agreement relating to HGC & HFC, dated December 20,
                                     120 Long Ridge Rd.                      2000, as amended February 11, 2002. (1)
                                     Stamford, CT 06927
------------------------------------------------------------------------------------------------------------------------------------
101. Covanta Energy Corporation      Heber Field Company                     Agreement relating to HGC & HFC, dated December 20,
                                     4029 Ridge Top Road                     2000, as amended February 11, 2002. (1)
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
102. Covanta Energy Corporation      Heber Loan Partners                     Agreement relating to HGC & HFC, dated December 20,
                                     4029 Ridge Top Road                     2000, as amended February 11, 2002. (1)
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
103. Covanta Energy Corporation      Heber Geothermal Company                Agreement relating to HGC & HFC, dated December 20,
                                     4029 Ridge Top Road                     2000, as amended February 11, 2002. (1)
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
104. Covanta Energy Corporation      Heber Field Energy II, Inc.             Agreement relating to HGC & HFC, dated December 20,
                                     4029 Ridge Top Road                     2000, as amended February 11, 2002. (1)
                                     Suite 200
                                     Fairfax, VA 22030

-----------------
(7)  Under the terms of the proposed restructuring of the Onondaga project documents, this guaranty will be cancelled and released upon consummation of the restructuring.

(8) Assumption or rejection of contract to be determined by debtor on a later date.


------------------------------------------------------------------------------------------------------------------------------------
105. Covanta Energy Corporation      Heber Field Energy II, Inc.             Agreement Relating to Heber Field Company, dated May
                                     4029 Ridge Top Road                     19, 1999. (1)
                                     Suite 200
                                     Fairfax, VA 22030
------------------------------------------------------------------------------------------------------------------------------------
106. Covanta Energy Corporation      Hillsborough County                     Guaranty, dated as of January 9, 1985, by Covanta
                                     925 E. Twiggs Street                    Energy Corporation for the benefit of Hillsborough
                                     P.O. Box 1110                           County (the "1985 Guaranty").
                                     Tampa, FL 33601
------------------------------------------------------------------------------------------------------------------------------------
107. Covanta Energy Corporation      Hillsborough County                     Letter Agreement, dated May 13, 1998, by Covanta Energy
                                     925 E. Twiggs Street                    Corporation, ratifying and confirming Covanta Energy
                                     P.O. Box 1110                           Corporation's continuing obligation under the 1985
                                     Tampa, FL 33601                         Guaranty.
------------------------------------------------------------------------------------------------------------------------------------
108. Covanta Energy Corporation      Houlihan, Lockey, Howard & Zukin        Confidentiality Agreement, dated March 14, 2002.
                                     Attn: Eric Seigert
                                     225 S. Sixth St., Suite. 4950
                                     Minneapolis, MN 55402
------------------------------------------------------------------------------------------------------------------------------------
109. Covanta Energy Corporation      ICICI Limited                           Share Retention and Financial Support Agreement, dated
                                     ICICI Towers                            April 25, 2000.
                                     5th Fl., Bandra Kurla Complex
                                     Mumbai 400-051, India
------------------------------------------------------------------------------------------------------------------------------------
110. Covanta Energy Corporation      IEA-COV, LLC                            Ogden Corporation Guaranty Agreement, dated November
                                     c/o Christiana Bank                     15, 1994. (9)
                                     1314 King St. - P.O. Box 957
                                     Wilmington, DE 19899
------------------------------------------------------------------------------------------------------------------------------------
111. Covanta Energy Corporation      Insurance Co. of the State of           Schedule of Policies and Payments (Paid Loss Payment
                                     Pennsylvania                            Plan) Payment Agreement for Risk Management Program,
                                     American International Group            from August 31, 1998 through August 31, 1999.10
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
112. Covanta Energy Corporation      Illinois Nat. Insurance Co.             Schedule of Policies and Payments (Paid Loss Payment
                                     American International Group            Plan) Payment Agreement for Risk Management Program,
                                     70 Pine Street                          from August 31, 1998 through August 31, 1999. (10)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
113. Covanta Energy Corporation      Kekst & Company, Inc.                   Confidentiality Agreement.
                                     Attn:  Eric Berman
                                     437 Madison Ave., 19th Fl.
                                     New York, NY 10022
------------------------------------------------------------------------------------------------------------------------------------
114. Covanta Energy Corporation      Lake County                             Guaranty, dated as of November 1, 1988, by Covanta
                                     Lake County Courthouse                  Energy Corporation for the benefit of Lake County.
                                     315 West Main Street
                                     Tavares, FL 32778
------------------------------------------------------------------------------------------------------------------------------------
115. Covanta Energy Corporation      Lancaster County SWMA                   Guaranty, dated as of September 25, 1987, guaranteeing
                                     1299 Old Harrisburg Pike                the performance of Covanta Lancaster, Inc. under the
                                     P.O. Box 4425                           Design and Construction Agreement and Service
                                     Lancaster, PA 17604                     Agreement, as amended.
------------------------------------------------------------------------------------------------------------------------------------
116. Covanta Energy Corporation      Lee County                              Guaranty, dated as of July 16, 1990, to and for the
                                     2178 McGregor Blvd.                     benefit of Lee County, as amended.
                                     Fort Myers, FL 33901
------------------------------------------------------------------------------------------------------------------------------------
117. Covanta Energy Corporation      Marion County                           Guaranty, dated September 19, 1984, to and for the
                                     Marion County Courthouse                benefit of Marion County, as amended.
                                     555 Court Street NE
                                     Salem, OR 97309

(9) Under the terms of the proposed restructuring of the Onondaga project documents, this guaranty will be cancelled and released upon consummation of the restructuring.

(10) Assumption or rejection of this contract is to be decided by debtor at a later date.


------------------------------------------------------------------------------------------------------------------------------------
118. Covanta Energy Corporation      Michigan Waste Energy, Inc.             Agreement, dated January 8, 1993, among Aircraft
                                     40 Lane Road, CN-2615                   Services Corporation, Resource Recovery Business Trust
                                     Fairfield, NJ  07007-2615               1991-B, Covanta Projects, Inc, Covanta Energy
                                                                             Corporation, and Michigan Waste Energy, Inc., as
                                                                             amended.

------------------------------------------------------------------------------------------------------------------------------------
119. Covanta Energy Corporation      Michigan Waste Energy, Inc.             Agreement among PMCC, Resource Recovery Business Trust
                                     40 Lane Road, CN-2615                   1991-A, Covanta Projects, Inc., Covanta Energy
                                     Fairfield, NJ  07007-2615               Corporation, and Michigan Waste to Energy, Inc., as
                                                                             amended.

------------------------------------------------------------------------------------------------------------------------------------
120. Covanta Energy Corporation      Mission Funding Zeta                    First Amended and Restated Guaranty, dated January 30,
                                     1801 Von Kerman Avenue                  1992, by Covanta Energy Corporation for the benefit of
                                     Suite 1700                              Mission Funding Zeta and Pitney Bowes, in connection
                                     Irvine, CA 92715-1046                   with Covanta Huntington Resource Recovery Nine
                                                                             Corporation.
------------------------------------------------------------------------------------------------------------------------------------
121. Covanta Energy Corporation      National Union Fire Insurance Company   Indemnity Agrement for Risk Management Program, from
                                     of Pittsburgh, PA                       August 5, 1985 through August 5, 1986. (11)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
122. Covanta Energy Corporation      National Union Fire Insurance Company   Indemnity Agreement for Risk Management Program, from
                                     of Pittsburgh, PA                       August 5, 1986 through August 5, 1987. (11)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
123. Covanta Energy Corporation      National Union Fire Insurance Company   Indemnity Agreement for Risk Management Program, from
                                     of Pittsburgh, PA                       August 5, 1987 through August 5, 1988. (11)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
124. Covanta Energy Corporation      National Union Fire Insurance Company   Indemnity Agreement for Risk Management Program,
                                     of Pittsburgh, PA                       from August 5, 1989 through August 5, 1990. (11)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
125. Covanta Energy Corporation      National Union Fire Insurance Company   Indemnity Agreement for Risk Management Program,
                                     of Pittsburgh, PA                       from August 31, 1991 through August 31, 1992. (11)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
126. Covanta Energy Corporation      National Union Fire Insurance Company   Indemnity Agreement for Risk Management Program,
                                     of Pittsburgh, PA                       from August 31, 1992 through August 31, 1993. (11)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
---------------
(11) Assumption or rejection of this contract is to be decided by debtor at a later date.


------------------------------------------------------------------------------------------------------------------------------------
127. Covanta Energy Corporation      National Union Fire Insurance Company   Indemnity Agreement for Risk Management Program,
                                     of Pittsburgh, PA                       from August 31, 1994 through August 31, 1995. (11)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
128. Covanta Energy Corporation      National Union Fire Insurance Company   Indemnity Agreement for Risk Management Program,
                                     of Pittsburgh, PA                       from August 5, 1995 through August 5, 1996. (11)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
129. Covanta Energy Corporation      National Union Fire Insurance Company   Indemnity Agreement for Risk Management Program,
                                     of Pittsburgh, PA                       from August 31, 1996 through August 31, 1997. (11)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
130. Covanta Energy Corporation      National Union Fire Insurance Company   Indemnity Agreement for Risk Management Program,
                                     of Pittsburgh, PA                       from August 31, 1997 through August 31, 1998. (11)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
131. Covanta Energy Corporation      National Union Fire Insurance Company   Schedule of Policies and Payments (Paid Loss Payment
                                     of Pittsburgh, PA                       Plan) Payment Agreement for Risk Management Program,
                                     American International Group            from August 31, 1998 through August 31, 1999. (11)
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
132. Covanta Energy Corporation      NE Maryland Waste Disp. Auth.           Guaranty Agreement, dated as of November 16, 1990,
                                     25 South Charles Street                 guaranteeing the performance of Covanta Montgomery,
                                     Suite 2105                              Inc. under the Service Agreement, dated as of November
                                     Baltimore, MD 21201                     16, 1990, as amended.
------------------------------------------------------------------------------------------------------------------------------------
133. Covanta Energy Corporation      New England Power Company               Covanta Energy Corporation Guarantee, dated as of
                                     U.S. Gen New England, Inc.              December 23, 1986, by Covanta Energy Corporation in
                                     25 Research Drive                       favor of New England Power Company (now USGen New
                                     Westborough, MA 01582                   England, Inc., as assignee), in connection with
                                                                             agreement with Ogden Haverhill Associates.
------------------------------------------------------------------------------------------------------------------------------------
134. Covanta Energy Corporation      Norex                                   Professional Information Services Contract.
                                     15815 Franklin Tr.
                                     Prior Lake, MN 55372
------------------------------------------------------------------------------------------------------------------------------------
135. Covanta Energy Corporation      Onondaga City Resource Recovery Agency  Amended and Restated Guaranty Agreement, dated
                                     Attn: Executive Director                November 15, 1992, by Covanta Energy Corporation to
                                     100 Elmwood Davis Road                  Onondaga County Resource Recovery Agency, in
                                     Syracuse, NY 13212                      connection with the Amended and Restated Solid Waste
                                                                             Disposal Service Agreement, dated November 15,
                                                                             1992. (12)
------------------------------------------------------------------------------------------------------------------------------------
136. Covanta Energy Corporation      Pasco County                            Guaranty, dated April 19, 1989, by Debtor of the
                                     County Administrator                    obligations of Covanta Pasco, Inc. under the
                                     7530 Little Road                        Construction Agreement and Service Agreement, dated
                                     New Port Richey, FL 33553               March 28, 1989, as amended.
------------------------------------------------------------------------------------------------------------------------------------
137. Covanta Energy Corporation      PC Helps                                Software Support from Desktop Applications Contract.
                                     One Bala Plaza
                                     Bala Cynwyd, PA 19004
------------------------------------------------------------------------------------------------------------------------------------
138. Covanta Energy Corporation      Pitney Bowes Credit Corp.               First Amended and Restated Guaranty, dated January 30,
                                     201 Merritt Seven                       1992, by Covanta Energy Corporation for the benefit of
                                     Norwalk, CT 06865-5151                  Mission Funding Zeta and Pitney Bowes, in connection
                                                                             with Covanta Huntington Resource Recovery Nine
                                                                             Corporation.

----------------
(12) Under the terms of the proposed restructuring of the Onondaga project documents, this guaranty will be amended and restated upon consummation of the restructuring.

------------------------------------------------------------------------------------------------------------------------------------
139. Covanta Energy Corporation      PMCC Leasing Corporation                Agreement among PMCC, Resource Recovery Business Trust
                                     200 First Stamford Place                1991-A, Covanta Projects, Inc., Covanta Energy
                                     Stamford, CT 06902                      Corporation, and Michigan Waste to Energy, Inc., as
                                                                             amended.

------------------------------------------------------------------------------------------------------------------------------------
140. Covanta Energy Corporation      Portland General Electric Co.           Guaranty, dated as of September 10, 1984, by Covanta
                                     121 S.W. Salmon Street                  Energy Corporation and Covanta Systems, Inc. of the
                                     Portland, OR 97204                      obligations of Trans-Energy-Oregon, Inc. under the
                                                                             Agreement for the Sale of Electrical Energy.

------------------------------------------------------------------------------------------------------------------------------------
141. Covanta Energy Corporation      Resource Recovery Business              Agreement, dated January 8, 1993, among Aircraft
                                     Trust 1991-B                            Services Corporation, Resource Recovery Business Trust
                                     Wilmington Trust Company                1991-B, Covanta Projects, Inc, Covanta Energy
                                     Rodney Square North                     Corporation, and Michigan Waste Energy, Inc., as
                                     1100 N. Market Street                   amended.
                                     Wilmington, DE 19899
------------------------------------------------------------------------------------------------------------------------------------
142. Covanta Energy Corporation      Resource Recovery Business Trust        Agreement among PMCC, Resource Recovery Business
                                     Trust 1991-A                            1991-A, Covanta Projects, Inc., Covanta Energy
                                     Wilmington Trust Company                Corporation, and Michigan Waste to Energy, Inc., as
                                     Rodney Square North                     amended.
                                     1100 N. Market Street
                                     Wilmington, DE 19899

------------------------------------------------------------------------------------------------------------------------------------
143. Covanta Energy Corporation      Salomon Smith Barney                    Confidentiality Agreement and Engagement Letter.
                                     Attn:  Damien Mitchell
                                     388 Greenwich Street
                                     New York, NY 10013
------------------------------------------------------------------------------------------------------------------------------------
144. Covanta Energy Corporation      Salomon Smith Barney                    Confidentiality Agreement.
                                     Attn:  Greg Dalvito
                                     7 World Trade Ct. 31st Fl.
                                     New York, NY 10048
------------------------------------------------------------------------------------------------------------------------------------
145. Covanta Energy Corporation      Samayanallur Power Inv. Pvt. Ltd.       Share Retention and Financial Support Agreement, dated
                                     Mr. Shivkumar Reddy                     April 25, 2000. (1)
                                     Ramakrishna St.
                                     T-Nagar Chennai 600017 India
------------------------------------------------------------------------------------------------------------------------------------
146. Covanta Energy Corporation      SG Securities (HK) Ltd.                 Confidentiality Agreement between Covanta Energy
                                     41/F Edinburgh Tower                    Corporation and SG Securities (HK) Ltd. dated August
                                     15 Queen's Road                         16, 2001.
                                     Central Hong Kong
------------------------------------------------------------------------------------------------------------------------------------
147. Covanta Energy Corporation      State Street Bank                      Liquidated Damages Guarantee, dated July 7, 1993.
                                     (fka CT Bank and Trust Co. N.A.)
                                     Corporate Trust Dept.
                                     One Constitution Plaza
                                     Hartford, CT 06115
------------------------------------------------------------------------------------------------------------------------------------
148. Covanta Energy Corporation      Summit Bank                             Subordinated Rent Guaranty Agreement, dated June 1,
                                     Attn: Corporate Trust Dept.             1998, in connection with the Facility Lease Agreement,
                                     210 Main Street                         dated as of June 15, 1998.
                                     Hackensack, NJ 07602
------------------------------------------------------------------------------------------------------------------------------------
149. Covanta Energy Corporation      SWDA of Huntsville                      Guaranty Agreement, dated as of June 1, 1988 by Covanta
                                     5251 Triana Blvd.                       Energy Corporation for the benefit of the Solid Waste
                                     Huntsville, AL 35805                    Disposal Authority of the City of Huntsville, as
                                                                             amended.
------------------------------------------------------------------------------------------------------------------------------------
150. Covanta Energy Corporation      Tenaska, Inc.                           Confidentiality Agreement between Covanta Energy
                                     1044 North 115th Street                 Corporation and Tenaska, Inc., dated October 11, 2001.
                                     Suite 400
                                     Omaha, NE 68154
------------------------------------------------------------------------------------------------------------------------------------
151. Covanta Energy Corporation      The Town of Babylon                     Guarantee of the performance of Covanta Babylon, Inc.
                                     Town Hall                               under the Project Agreement and Service Agreement for
                                     200 East Sunrise Highway                the benefit of the Town of Babylon, Town of Babylon
                                     Lindenhurst, NY 11757                   Industrial Development Agency, dated December 20, 1985,
                                                                             as amended.
------------------------------------------------------------------------------------------------------------------------------------
152. Covanta Energy Corporation      The Town of Berlin                      Guaranty, dated as of August 1, 1985, under the
                                     Town Hall                               Project Agreement and Service Agreement, dated August
                                     240 Kensington Road                     1, 1985, by Debtor of obligations of Covanta Bristol,
                                     Berlin, CT 06037                        Inc., as amended by the Agreement Respecting Guarantee
                                                                             for the Town of Branford, CT, the Town of Hartland, CT
                                                                             and the Town of Seymour, CT, dated as of October 1,
                                                                             1991, as amended.
------------------------------------------------------------------------------------------------------------------------------------
153. Covanta Energy Corporation      The Town of Berlin                      Confirmation of Guaranty, dated August 1, 1985.
                                     Town Hall
                                     240 Kensington Road
                                     Berlin, CT 06037
------------------------------------------------------------------------------------------------------------------------------------
154. Covanta Energy Corporation      The Town of Branford                    Guaranty, dated as of August 1, 1985, under the
                                     Branford Town Hall                      Project Agreement and Service Agreement, dated August
                                     1019 Main Street                        1, 1985, by Debtor of obligations of Covanta Bristol,
                                     P.O. Box 150                            Inc., as amended by the Agreement Respecting Guarantee
                                     Branford, CT 06405                      for the Town of Branford, CT, the Town of Hartland, CT
                                                                             and the Town of Seymour, CT, dated as of October 1,
                                                                             1991, as amended.
------------------------------------------------------------------------------------------------------------------------------------
155. Covanta Energy Corporation      The Town of Branford                    Confirmation of Guaranty, dated August 1, 1985.
                                     Branford Town Hall
                                     1019 Main Street
                                     P.O. Box 150 Branford, CT 06405

------------------------------------------------------------------------------------------------------------------------------------
156. Covanta Energy Corporation      The Town of Burlington                  Guaranty, dated as of August 1, 1985, under the
                                     200 Spielman Highway                    Project Agreement and Service Agreement, dated August
                                     Burlington, CT 06013                    1, 1985, by Debtor of obligations of Covanta Bristol,
                                                                             Inc., as amended by the Agreement Respecting Guarantee
                                                                             for the Town of Branford, CT, the Town of Hartland, CT
                                                                             and the Town of Seymour, CT, dated as of October 1,
                                                                             1991, as amended.
------------------------------------------------------------------------------------------------------------------------------------
157. Covanta Energy Corporation      The Town of Burlington                  Confirmation of Guaranty, dated August 1, 1985.
                                     200 Spielman Highway
                                     Burlington, CT 06013
------------------------------------------------------------------------------------------------------------------------------------
158. Covanta Energy Corporation      The Town of Harltand                    Guaranty, dated as of August 1, 1985, under the
                                     22 South Road                           Project Agreement and Service Agreement, dated August
                                     Hartland, CT 062027                     1, 1985, by Debtor of obligations of Covanta Bristol,
                                                                             Inc., as amended by the Agreement Respecting Guarantee
                                                                             for the Town of Branford, CT, the Town of Hartland, CT
                                                                             and the Town of Seymour, CT, dated as of October 1,
                                                                             1991, as amended.
------------------------------------------------------------------------------------------------------------------------------------
159. Covanta Energy Corporation      The Town of Harltand                    Confirmation of Guaranty, dated August 1, 1985.
                                     22 South Road
                                     Hartland, CT 062027

------------------------------------------------------------------------------------------------------------------------------------
160. Covanta Energy Corporation      The Town of Huntington                  Amended and Restated Guaranty Agreement, dated as of
                                     Town Hall                               June 29, 1989 by Covanta Energy Corporation for the
                                     100 Main Street                         Town of Huntington.
                                     Huntington, NY 11743
------------------------------------------------------------------------------------------------------------------------------------
161. Covanta Energy Corporation      The Town of Plainville                  Guaranty, dated as of August 1, 1985, under the
                                     Municipal Center                        Project Agreement and Service Agreement, dated August
                                     1 Central Square                        1, 1985, by Debtor of obligations of Covanta Bristol,
                                     Plainville, CT 06062                    Inc., as amended by the Agreement Respecting Guarantee
                                                                             for the Town of Branford, CT, the Town of Hartland, CT
                                                                             and the Town of Seymour, CT, dated as of October 1,
                                                                             1991, as amended.
------------------------------------------------------------------------------------------------------------------------------------
162. Covanta Energy Corporation      The Town of Plainville                  Confirmation of Guaranty, dated August 1, 1985.
                                     Municipal Center
                                     1 Central Square
                                     Plainville, CT 06062
------------------------------------------------------------------------------------------------------------------------------------
163. Covanta Energy Corporation      The Town of Plymouth                    Guaranty, dated as of August 1, 1985, under the
                                     Town Hall                               Project Agreement and Service Agreement, dated August
                                     19 East Main Street                     1, 1985, by Debtor of obligations of Covanta Bristol,
                                     Terryville, CT 06786                    Inc., as amended by the Agreement Respecting Guarantee
                                                                             for the Town of Branford, CT, the Town of Hartland, CT
                                                                             and the Town of Seymour, CT, dated as of October 1,
                                                                             1991, as amended.
------------------------------------------------------------------------------------------------------------------------------------
164. Covanta Energy Corporation      The Town of Plainville                  Confirmation of Guaranty, dated August 1, 1985.
                                     Municipal Center
                                     1 Central Square
                                     Plainville, CT 06062
------------------------------------------------------------------------------------------------------------------------------------
165. Covanta Energy Corporation      The Town of Prospect                    Guaranty, dated as of August 1, 1985, under the
                                     36 Center Street                        Project Agreement and Service Agreement, dated August
                                     Prospect, CT 06712                      1, 1985, by Debtor of obligations of Covanta Bristol,
                                     Attention: Mayor                        Inc., as amended by the Agreement Respecting Guarantee
                                                                             for the Town of Branford, CT, the Town of Hartland, CT
                                                                             and the Town of Seymour, CT, dated as of October 1,
                                                                             1991, as amended.
------------------------------------------------------------------------------------------------------------------------------------
166. Covanta Energy Corporation      The Town of Prospect                    Confirmation of Guaranty, dated August 1, 1985.
                                     36 Center Street
                                     Prospect, CT 06712
                                     Attention: Mayor

------------------------------------------------------------------------------------------------------------------------------------
167. Covanta Energy Corporation      The Town of Prospect                    Agreement, dated December 17, 1987, Respecting
                                     36 Center Street                        Guarantee for the Town of Wolcott, the Town of Prospect
                                     Prospect, CT 06712                      and the Town of Warren.
                                     Attention: Mayor
------------------------------------------------------------------------------------------------------------------------------------
168. Covanta Energy Corporation      The Town of Seymour                     Guaranty, dated as of August 1, 1985, under the
                                     One First Street                        Project Agreement and Service Agreement, dated August
                                     Seymour, CT 06483                       1, 1985, by Debtor of obligations of Covanta Bristol,
                                                                             Inc., as amended by the Agreement Respecting Guarantee
                                                                             for the Town of Branford, CT, the Town of Hartland, CT
                                                                             and the Town of Seymour, CT, dated as of October 1,
                                                                             1991, as amended.

------------------------------------------------------------------------------------------------------------------------------------
169. Covanta Energy Corporation      The Town of Seymour                     Confirmation of Guaranty, dated August 1, 1985.
                                     One First Street
                                     Seymour, CT 06483
------------------------------------------------------------------------------------------------------------------------------------
170. Covanta Energy Corporation      The Town of Southington                 Guaranty, dated as of August 1, 1985, under the
                                     Town Hall                               Project Agreement and Service Agreement, dated August
                                     75 Main Street                          1, 1985, by Debtor of obligations of Covanta Bristol,
                                     Southington, CT 06489                   Inc., as amended by the Agreement Respecting Guarantee
                                                                             for the Town of Branford, CT, the Town of Hartland, CT
                                                                             and the Town of Seymour, CT, dated as of October 1,
                                                                             1991, as amended.
------------------------------------------------------------------------------------------------------------------------------------
171. Covanta Energy Corporation      The Town of Southington                 Confirmation of Guaranty, dated August 1, 1985.
                                     Town Hall
                                     75 Main Street
                                     Southington, CT 06489
------------------------------------------------------------------------------------------------------------------------------------
172. Covanta Energy Corporation      The Town of Warren                      Guaranty, dated as of August 1, 1985, under the
                                     c/o David Miles, Esq.                   Project Agreement and Service Agreement, dated August
                                     Washington Depot, CT 06974              1, 1985, by Debtor of obligations of Covanta Bristol,
                                                                             Inc., as amended by the Agreement Respecting Guarantee
                                                                             for the Town of Branford, CT, the Town of Hartland, CT
                                                                             and the Town of Seymour, CT, dated as of October 1,
                                                                             1991, as amended.
------------------------------------------------------------------------------------------------------------------------------------
173. Covanta Energy Corporation      The Town of Warren                      Confirmation of Guaranty, dated August 1, 1985.
                                     c/o David Miles, Esq.
                                     Washington Depot, CT 06974

------------------------------------------------------------------------------------------------------------------------------------
174. Covanta Energy Corporation      The Town of Warren                      Agreement, dated December 17, 1987, Respecting
                                     c/o David Miles, Esq.                   Guarantee for the Town of Wolcott, the Town of Prospect
                                     Washington Depot, CT 06974              and the Town of Warren.

------------------------------------------------------------------------------------------------------------------------------------
175. Covanta Energy Corporation      The Town of Washington                  Guaranty, dated as of August 1, 1985, under the
                                     Town Hall Washington Depot              Project Agreement and Service Agreement, dated August
                                     Washington Depot, CT 06794              1, 1985, by Debtor of obligations of Covanta Bristol,
                                                                             Inc., as amended by the Agreement Respecting Guarantee
                                                                             for the Town of Branford, CT, the Town of Hartland, CT
                                                                             and the Town of Seymour, CT, dated as of October 1,
                                                                             1991, as amended.
------------------------------------------------------------------------------------------------------------------------------------
176. Covanta Energy Corporation      The Town of Washington                  Confirmation of Guaranty, dated August 1, 1985.
                                     Town Hall Washington Depot
                                     Washington Depot, CT 06794
------------------------------------------------------------------------------------------------------------------------------------
177. Covanta Energy Corporation      Town of Wolcott                         Guaranty, dated as of August 1, 1985, under the
                                     Town Hall                               Project Agreement and Service Agreement, dated August
                                     10 Kenea Avenue                         1, 1985, by Debtor of obligations of Covanta Bristol,
                                     Wolcott, CT 06716                       Inc., as amended by the Agreement Respecting Guarantee
                                                                             for the Town of Branford, CT, the Town of Hartland, CT
                                                                             and the Town of Seymour, CT, dated as of October 1,
                                                                             1991, as amended.
------------------------------------------------------------------------------------------------------------------------------------
178. Covanta Energy Corporation      Town of Wolcott                         Confirmation of Guaranty, dated August 1, 1985.
                                     Town Hall
                                     10 Kenea Avenue
                                     Wolcott, CT 06716
------------------------------------------------------------------------------------------------------------------------------------
179. Covanta Energy Corporation      Town of Wolcott                         Agreement, dated December 17, 1987, Respecting
                                     Town Hall                               Guarantee for the Town of Wolcott, the Town of Prospect
                                     10 Kenea Avenue                         and the Town of Warren.
                                     Wolcott, CT 06716
------------------------------------------------------------------------------------------------------------------------------------
180. Covanta Energy Corporation      Town of Babylon Ind. Dev. Agency        Guarantee of the performance of Covanta Babylon, Inc.
                                     400 West Main Street                    under the Project Agreement and Service Agreement
                                     Babylon, NY 11702                       for the benefit of the Town of Babylon, Town of Babylon
                                                                             Industrial Development Agency, dated December 20, 1985.
------------------------------------------------------------------------------------------------------------------------------------
181. Covanta Energy Corporation      Transcanada Energy Ltd.                 Confidentiality Agreement between Covanta Energy
                                     450-1st Street SW                       Corporation and Transcanda Energy Ltd. dated August 23,
                                     Calgary                                 2001.
                                     Alberta, Canada T2P 5H1
------------------------------------------------------------------------------------------------------------------------------------
182. Covanta Energy Corporation      UCUA                                    Guaranty Agreement, dated June 1, 1998 from Covanta
                                     Routes 1 & 9 North                      Energy Corporation for the benefit of Covanta Union,
                                     Rahway, N.J. 07065                      Inc.
------------------------------------------------------------------------------------------------------------------------------------
183. Covanta Energy Corporation      Union County Utilities Authority        Subordinated Rent Guaranty Agreement, dated June 1,
                                     Routes 1 & 9 North                      1998, in connection with the Facility Lease Agreement,
                                     Rahway, NJ 07085                        dated as of June 15, 1998.
------------------------------------------------------------------------------------------------------------------------------------
184. Covanta Energy Corporation      United American Energy Corp.            Confidentiality and Engagement Letter.
                                     Woodcliff Lake, NJ 07677

------------------------------------------------------------------------------------------------------------------------------------
185. Covanta Energy Corporation      Wisvest Corporation                     Confidentiality Agreement, dated December 14, 2001.
                                     NI6 W23217 Stone Ridge Drive
                                     Suite 100
                                     Waukesha, WI 53188
------------------------------------------------------------------------------------------------------------------------------------
186. Covanta Energy Group, Inc.      Nortel                                  Hardware Maintenance Agreement.
                                     8200 Dixie Road, Ste. 100
                                     Brampton, Ontario L^T 5P6
                                     Canada

------------------------------------------------------------------------------------------------------------------------------------
187. Covanta Energy Group, Inc.      ACR                                     Lucent Brick LSMS Support Agreement.
                                     185-1 Industrial Pkwy S.
                                     Branchburg, NJ 08876
------------------------------------------------------------------------------------------------------------------------------------
188. Covanta Energy Group, Inc.      ACR                                     Netscreen Support; Hardware and Technical Support
                                     185-1 Industrial Pkwy.                  (Fairfield, NJ) Agreement No. 23096.
                                     Branchburg, NJ 08876
------------------------------------------------------------------------------------------------------------------------------------
189. Covanta Energy Group, Inc.      ACR                                     Netscreen Support; Hardware and Technical Support
                                     185-1 Industrial Pkwy.                  (remote locations) Agreement No. 23798.
                                     Branchburg, NJ 08876

------------------------------------------------------------------------------------------------------------------------------------
190. Covanta Energy Group, Inc.      Adobe Systems Incorporated              Bi-Annual Support Agreement, dated July 2003, for PDF
                                     345 Park Avenue                         Creator for 29 people.
                                     San Jose, CA 95110-2704
------------------------------------------------------------------------------------------------------------------------------------
191. Covanta Energy Group, Inc.      AIU Insurance Co.                       Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program, from
                                     70 Pine Street                          October 20, 1999 through October 20, 2000. (13)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
192. Covanta Energy Group, Inc.      AIU Insurance Co.                       Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program, from
                                     70 Pine Street                          October 20, 2000 through October 20, 2001. (13)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
193. Covanta Energy Group, Inc.      AIU Insurance Co.                       Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program, from
                                     70 Pine Street                          October 20, 2001 through October 20, 2002. (13)
                                     New York, NY 10004


----------------
(13) Assumption or rejection of this contract is to be decided by debtor at a later date.


------------------------------------------------------------------------------------------------------------------------------------
194. Covanta Energy Group, Inc.      Allan Industries, Inc.                  Contract Services Agreement, Janitorial Services.
                                     270 Roackaway
                                     Rockaway, NJ 07866
------------------------------------------------------------------------------------------------------------------------------------
195. Covanta Energy Group, Inc.      American Ash Recycling Corp.            Nondisclosure Agreement, dated October 30, 1997.
                                     6622 Southport Drive S.
                                     Suite 310
                                     Jacksonville, FL 32216
------------------------------------------------------------------------------------------------------------------------------------
196. Covanta Energy Group, Inc.      American Home Assurance Co.             Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program, from
                                     70 Pine Street                          October 20, 1999 through October 20, 2000. (14)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
197. Covanta Energy Group, Inc.      American Home Assurance Co.             Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program, from
                                     70 Pine Street                          October 20, 2000 through October 20, 2001. (14)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
198. Covanta Energy Group, Inc.      American Home Assurance Co.             Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program, from
                                     70 Pine Street                          October 20, 2001 through October 20, 2002. (14)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
199. Covanta Energy Group, Inc.      American Int. South Insurance Co.       Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program,
                                     70 Pine Street                          from October 20, 1999 through October 20, 2000. (14)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
200. Covanta Energy Group, Inc.      American Int. South Insurance Co.       Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program,
                                     70 Pine Street                          from October 20, 2000 through October 20, 2001. (14)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
201. Covanta Energy Group, Inc.      American Int. South Insurance Co.       Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program,
                                     70 Pine Street                          from October 20, 2001 through October 20, 2002. (14)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
202. Covanta Energy Group, Inc.      Archives Systems, Inc.                  Records Storage Services Contract.
                                     25 Commerce Road
                                     Fairfield, NJ 07004
------------------------------------------------------------------------------------------------------------------------------------
203. Covanta Energy Group, Inc.      AT&T Wireless Services                  Cellular Phone Volume Discount Agreement.
                                     P.O. Box 97061
                                     Redmond, WA 98073
------------------------------------------------------------------------------------------------------------------------------------
204. Covanta Energy Group, Inc.      AT&T                                    Frame/Relay (GA # NCS2295) and Internet Services
                                     25 Corporate Drive                      Agreement.
                                     Room 32B15
                                     Bridgewater, NJ 08807
------------------------------------------------------------------------------------------------------------------------------------
205. Covanta Energy Group, Inc.      Barlow Projects, Inc.                   Confidentiality Agreement, dated February 5, 2002.
                                     2000 Vermont Drive
                                     Suite 200
                                     Fort Collins, CO 80525
------------------------------------------------------------------------------------------------------------------------------------
206. Covanta Energy Group, Inc.      Barlow Projects, Inc.                   Confidentiality Agreement, dated August 28, 2001.
                                     2000 Vermont Drive
                                     Suite 200
                                     Fort Collins, CO 80525
------------------------------------------------------------------------------------------------------------------------------------
207. Covanta Energy Group, Inc.      Bayerische Vereinsbank AG               Environmental Indemnity Agreement, dated April 1, 1998.
                                     Attn:  Paul Colatrella
                                     150 E. 42nd St.
                                     New York, NY 10017

------------------
(14) Assumption or rejection of this contract is to be decided by debtor at a later date.


------------------------------------------------------------------------------------------------------------------------------------
208. Covanta Energy Group, Inc.      Birmingham Fire Insurance Co.           Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program, from
                                     70 Pine Street                          October 20, 1999 through October 20, 2000. (15)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
209. Covanta Energy Group, Inc.      Birmingham Fire Insurance Co.           Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program, from
                                     70 Pine Street                          October 20, 2000 through October 20, 2001. (15)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
210. Covanta Energy Group, Inc.      Birmingham Fire Insurance Co.           Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program, from
                                     70 Pine Street                          October 20, 2001 through October 20, 2002. (15)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
211. Covanta Energy Group, Inc.      Cable Express                           Cisco Smartnet Hardware Support Contract.
                                     5404 South Bay Road
                                     Syracuse, NY 13221

------------------------------------------------------------------------------------------------------------------------------------
212. Covanta Energy Group, Inc.      Carrier Commercial Service              Service on HVAC Equipment.
                                     1095 Cranbury-So. River Rd #23
                                     Jamesburg, NJ 08831

------------------------------------------------------------------------------------------------------------------------------------
213. Covanta Energy Group, Inc.      Cingular Wireless                       Handheld Wireless Monthly Service Contract.
                                     10 Woodbridge Center Drive
                                     Woodbridge, NJ 07095

------------------------------------------------------------------------------------------------------------------------------------
214. Covanta Energy Group, Inc.      Citibank, N.A.                          Reserves Guarantee Agreement, dated June 15, 2001.
                                     111 Wall Street, 5th Floor
                                     Zone 2
                                     New York, NY 10005

------------------------------------------------------------------------------------------------------------------------------------
215. Covanta Energy Group, Inc.      Citicorp Vendor Finance                 Lease of Xerox Fax Machines.
                                     c/o Xerox Corporation
                                     201 Littleton Road
                                     Morris Plains, NJ 07950
------------------------------------------------------------------------------------------------------------------------------------
216. Covanta Energy Group, Inc.      Citrix                                  Preferred Support Services Agreement.
                                     6400 NW 6th Way
                                     Fort Lauderdale, FL 33322
------------------------------------------------------------------------------------------------------------------------------------
217. Covanta Energy Group, Inc.      Commerce and Industry Insurance Co.     Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program,
                                     70 Pine Street                          from October 20, 1999 through October 20, 2000. (16)
                                     New York, NY 10004

------------------------------------------------------------------------------------------------------------------------------------
218. Covanta Energy Group, Inc.      Commerce and Industry Insurance Co.     Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program,
                                     70 Pine Street                          from October 20, 2000 through October 20, 2001. (16)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
219. Covanta Energy Group, Inc.      Commerce and Industry Insurance Co.     Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program,
                                     70 Pine Street                          from October 20, 2001 through October 20, 2002. (16)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
220. Covanta Energy Group, Inc.      Connected                               Computer Asset Management Agreement.
                                     100 Pennsylvania Ave.
                                     Framingham, MA 01701

-----------------
(15) Assumption or rejection of this contract is to be decided by debtor at a later date.

(16) Assumption or rejection of this contract is to be decided by debtor at a later date.


------------------------------------------------------------------------------------------------------------------------------------
221. Covanta Energy Group, Inc.      Connecticut Resources Recovery          Guarantee, dated December 22, 2000, from Covanta Energy
                                     100 Constitution Plaza                  Croup, Inc. to the Connecticut Resources Recovery
                                     17th Floor                              Authority.
                                     Hartford, CT 06103
------------------------------------------------------------------------------------------------------------------------------------
222. Covanta Energy Group, Inc.      Control Environmental Services          Landscaping Service Contract (Customer No. 10077).
                                     737 Now Durham Road
                                     Edison, NJ 08817
------------------------------------------------------------------------------------------------------------------------------------
223. Covanta Energy Group, Inc.      Doble Engineering Company               Service and Equipment Agreement, dated September 30,
                                     85 Walnut St.                           1997, as amended.
                                     Watertown, MA 02172

------------------------------------------------------------------------------------------------------------------------------------
224. Covanta Energy Group, Inc.      eEye Digital                            Retina Enterprise Intrusion Testing Contract.
                                     One Columbia, Ste. 100
                                     Aliso Viejo, CA 92656

------------------------------------------------------------------------------------------------------------------------------------
225. Covanta Energy Group, Inc.      Elron Software                          Message Inspector Annual Maintenance Contract.
                                     7 New England Exec. Park
                                     Burlington, MA 01803

------------------------------------------------------------------------------------------------------------------------------------
226. Covanta Energy Group, Inc.      Energy Answers Corp.                    Confidentiality Agreement, dated December 1, 2000.
                                     79 N. Pearl St.
                                     Albany, NY 12207

------------------------------------------------------------------------------------------------------------------------------------
227. Covanta Energy Group, Inc.      Ethical Equations, Inc.                 Consulting Agreement, dated May 19, 2000.
                                     Attn:  John Porcelli, Pres.
                                     Cassville Station, P.O. Box 88
                                     Jackson, NJ 08527

------------------------------------------------------------------------------------------------------------------------------------
228. Covanta Energy Group, Inc.      Exxon Mobil Rsch & Dev. Co.             Settlement Agreement re:  Thermal DeNOx Process License
                                     Attn:  Legal Department                 and Engineering Agreements.
                                     1545 Route 22 East
                                     Annandale, NJ 08801
------------------------------------------------------------------------------------------------------------------------------------
229. Covanta Energy Group, Inc.      Front Range/HEAT                        Annual Maintenance and Support Contract for HEAT System
                                     Dept. 1027
                                     Denver, CO 80263

------------------------------------------------------------------------------------------------------------------------------------
230. Covanta Energy Group, Inc.      IBM                                     RISC 6000 Software Maintenance Contract.
                                     4800 Falls of the Beuse Road
                                     Raleigh, NC 27609

------------------------------------------------------------------------------------------------------------------------------------
231. Covanta Energy Group, Inc.      IBM                                     RISC 6000 Hardware Maintenance Contract.
                                     4800 Falls of the Beuse Road
                                     Raleigh, NC 27609
------------------------------------------------------------------------------------------------------------------------------------
232. Covanta Energy Group, Inc.      Illinois National Insurance Co.         Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program,
                                     70 Pine Street                          from October 20, 1999 through October 20, 2000. (17)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
233. Covanta Energy Group, Inc.      Illinois National Insurance Co.         Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program,
                                     70 Pine Street                          from October 20, 2000 through October 20, 2001. (17)
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
234. Covanta Energy Group, Inc.      Illinois National Insurance Co.         Schedules of Policies and Payments (Paid Loss Plan)
                                     American International Group            Payment Agreement for Risk Management Program,
                                     70 Pine Street                          from October 20, 2001 through October 20, 2002. (17)
                                     New York, NY 10004
-------------------
(17) Assumption or rejection of this contract is to be decided by debtor at a later date.

------------------------------------------------------------------------------------------------------------------------------------
235. Covanta Energy Group, Inc.      Ind. Development Bank of India          Undertaking to Maintain Controlling Interest in
                                     IDBI Tower, WTC Complex                 Ogden Energy India (Samalpatti) Limited, dated
                                     Cuffe Parade                            December 16, 1999
                                     Mumbai 400 005 India
------------------------------------------------------------------------------------------------------------------------------------
236. Covanta Energy Group, Inc.      Ind. Development Bank of India          Undertaking for Overrun/Shortfall, dated December 16,
                                     IDBI Tower, WTC Complex                 1999.
                                     Cuffe Parade
                                     Mumbai 400 005 India
------------------------------------------------------------------------------------------------------------------------------------
237. Covanta Energy Group, Inc.      Ind. Development Bank of India          O&M Guarantee, dated December 16, 1999, by Covanta
                                     IDBI Tower, WTC Complex                 Energy Group, Inc. for the benefit of Samalpatti Power
                                     Cuffe Parade                            Company Private Limited.
                                     Mumbai 400 005 India
------------------------------------------------------------------------------------------------------------------------------------
238. Covanta Energy Group, Inc.      Ind. Fin. Corp. of India, Ltd           Undertaking to Maintain Controlling Interest in Ogden
                                     142, Mahatma Ghandi Road                Energy India (Samalpatti) Limited, dated December 16,
                                     Post Box 3318                           1999.
                                     Chennai 600 034 India
------------------------------------------------------------------------------------------------------------------------------------
239. Covanta Energy Group, Inc.      Ind. Fin. Corp. of India, Ltd           Undertaking for Overrun/Shortfall, dated December 16,
                                     142, Mahatma Ghandi Road                1999.
                                     Post Box 3318
                                     Chennai 600 034 India
------------------------------------------------------------------------------------------------------------------------------------
240. Covanta Energy Group, Inc.      Infrastructure Development Fin          Undertaking to Maintain Controlling Interest in Ogden
                                     2nd Fl., Ramon House                    Energy India (Samalpatti) Limited, dated January 5.
                                     169, Backbay Reclamation                2001.
                                     Mumbai 400 020 India
------------------------------------------------------------------------------------------------------------------------------------
241. Covanta Energy Group, Inc.      Infrastructure Development Fin          Undertaking for Overrun/Shortfall, dated December 16,
                                     2nd Fl., Ramon House                    1999.
                                     169, Backbay Reclamation
                                     Mumbai 400 020 India
------------------------------------------------------------------------------------------------------------------------------------
242. Covanta Energy Group, Inc.      Infrastructure Development Fin          O&M Guarantee, dated December 16, 1999, by Covanta
                                     2nd Fl., Ramon House                    Energy Group. Inc. for the benefit of Samalpatti Power
                                     169, Backbay Reclamation                Company Private Limited.
                                     Mumbai 400 020 India
------------------------------------------------------------------------------------------------------------------------------------
243. Covanta Energy Group, Inc.      Infrastructure Development Fin          Undertaking for Overrun/Shortfall, dated January 3,
                                     2nd Fl., Ramon House                    2001.
                                     169, Backbay Reclamation
                                     Mumbai 400 020 India
------------------------------------------------------------------------------------------------------------------------------------
244. Covanta Energy Group, Inc.      Insurance Co. of the State of           Schedules of Policies and Payments (Paid Loss Plan)
                                     Pennsylvania                            Payment Agreement for Risk Management Program, from
                                     American International Group            October 20, 1999 through October 20, 2000. (18)
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
245. Covanta Energy Group, Inc.      Insurance Co. of the State of           Schedules of Policies and Payments (Paid Loss Plan)
                                     Pennsylvania                            Payment Agreement for Risk Management Program, from
                                     American International Group            October 20, 2000 through October 20, 2001. (18)
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
246. Covanta Energy Group, Inc.      Insurance Co. of the State of           Schedules of Policies and Payments (Paid Loss Plan)
                                     Pennsylvania                            Payment Agreement for Risk Management Program, from
                                     American International Group            October 20, 2001 through October 20, 2002. (18)
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
247. Covanta Energy Group, Inc.      iPass Inc.                              Dial-up Internet Access Service Agreement, signed May
                                     Mark Cooper                             2003.
                                     30 Greenvale Rd.
                                     Cherry Hill, NJ 08034

---------------
(18) Assumption or rejection of this contract is to be decided by debtor at a later date.

------------------------------------------------------------------------------------------------------------------------------------
248. Covanta Energy Group, Inc.      John Hancock Life Insurance Co.         Confidentiality and Nondisclosure Agreement, dated
                                     200 Claredon Street                     December 11, 2001.
                                     T-57-09
                                     Boston, MA 02117
------------------------------------------------------------------------------------------------------------------------------------
249. Covanta Energy Group, Inc.      Liebert Global Services                 Computer Center LIPS Maintenance Contract.
                                     610 Executive Campus Drive
                                     Westerville, OH 43082
------------------------------------------------------------------------------------------------------------------------------------
250. Covanta Energy Group, Inc.      Lucent                                  Yearly Remote Network to ASIA, dated August 2002.
                                     Mark McKenna
                                     100 Eagle Rock Ave.
                                     East Hanover, NJ 07936
------------------------------------------------------------------------------------------------------------------------------------
251. Covanta Energy Group, Inc.      Maintech Sun Service                    Sun Service/Maintenance on Hardware and Software
                                     39 Paterson Ave.                        Agreement.
                                     Wallington. NJ 07057-1160
------------------------------------------------------------------------------------------------------------------------------------
252. Covanta Energy Group, Inc.      Mckeon-Grano Associates                 Temporary Engineering Support.
                                     Elmwood Park Plaza
                                     475 Market Street
                                     Elmwood Park, NJ 07407
------------------------------------------------------------------------------------------------------------------------------------
253. Covanta Energy Group, Inc.      Mettler Toledo Scalehouse Software      Support Agreement.
                                     912 Langdon Court
                                     Annapolis, MD 21403
------------------------------------------------------------------------------------------------------------------------------------
254. Covanta Energy Group, Inc.      Micro Focus Corporate Offices           PSoft Cobol Compiler Annual Contract, dated November
                                     9420 Key West Avenue                    2002.
                                     Rockville, MD 20850
------------------------------------------------------------------------------------------------------------------------------------
255. Covanta Energy Group, Inc.      Microsoft SA                            Desktop and Network Software Agreement, signed June
                                     Denise Bevard                           2002.
                                     6100 Neil Rd., Ste. 210
                                     Reno, NV 89511-1137
------------------------------------------------------------------------------------------------------------------------------------
256. Covanta Energy Group, Inc.      Morgan Stanley & Co., Inc.              Confidentiality Agreement, dated December 7, 1999.
                                     Attn.: Peter J. Marquis
                                     1585 Broadway
                                     New York, NY  10036
------------------------------------------------------------------------------------------------------------------------------------
257. Covanta Energy Group, Inc.      MRO Software                            Maximo Maintenance Management Software and Support
                                     600 Worcester St.                       Agreement.
                                     Natick, MA 01760-2072
------------------------------------------------------------------------------------------------------------------------------------
258. Covanta Energy Group, Inc.      National Union Fire Insurance Co. of    Indemnity Agreement for Risk Management Program,
                                     Pittsburgh, PA                          from October 20, 1997 through October 20, 1998. (19)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
259. Covanta Energy Group, Inc.      National Union Fire Insurance Co. of    Schedules of Policies and Payments (Paid Loss Plan)
                                     Pittsburgh, PA                          Payment Agreement for Risk Management Program, from
                                     American International Group            October 20, 1998 through October 20, 1999. (19)
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
260. Covanta Energy Group, Inc.      National Union Fire Insurance Co. of    Schedules of Policies and Payments (Paid Loss Plan)
                                     Pittsburgh, PA                          Payment Agreement for Risk Management Program, from
                                     American International Group            October 20, 1999 through October 20, 2000. (19)
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
261. Covanta Energy Group, Inc.      National Union Fire Insurance Co. of    Schedules of Policies and Payments (Paid Loss Plan)
                                     Pittsburgh, PA                          Payment Agreement for Risk Management Program, from
                                     American International Group            October 20, 2000 through October 20, 2001. (19)
                                     70 Pine Street
                                     New York, NY 10004
-----------------
(19) Assumption or rejection of this contract is to be decided by debtor at a later date.


------------------------------------------------------------------------------------------------------------------------------------
262. Covanta Energy Group, Inc.      National Union Fire Insurance Co. of    Schedules of Policies and Payments (Paid Loss Plan)
                                     Pittsburgh, PA                          Payment Agreement for Risk Management Program, from
                                     American International Group            October 20, 2001 through October 20, 2002. (19)
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
263. Covanta Energy Group, Inc.      Ncoteris Headquarters                   Yearly Support for Remote Access, dated May 2003.
                                     940 Stewart Drive
                                     Sunnyvale, CA 94085
------------------------------------------------------------------------------------------------------------------------------------
264. Covanta Energy Group, Inc.      NEPC Consortium Power, Ltd.             Guarantee, dated as of April 2, 1999, by Covanta Energy
                                     11th Fl. 1/8 A Rokega Sharani           Group, Inc. with respect to obligations of Ogden
                                     Sher-E-Bangla Nagar Dhaka 1207          Bangladesh Operating, Inc. under the Plant Operation
                                     Bangladesh                              and Maintenance Agreement, dated April 2, 1999, as
                                                                             amended.
------------------------------------------------------------------------------------------------------------------------------------
265. Covanta Energy Group, Inc.      NEPC Consortium Power, Ltd.             Reserves Guarantee Agreement, dated June 15, 2001.
                                     11th Fl. 1/8 A Rokega Sharani
                                     Sher-E-Bangla Nagar Dhaka 1207
                                     Bangladesh
------------------------------------------------------------------------------------------------------------------------------------
266. Covanta Energy Group, Inc.      Nextel                                  Monthly Phone Service Contract.
                                     Paul Gamel
                                     3 E. 54th St.
                                     New York, NY 10022
------------------------------------------------------------------------------------------------------------------------------------
267. Covanta Energy Group, Inc.      NSI-Doubletake                          Backup Software Maintenance and Support Agreement,
                                     Yvonne Parkins                          dated July 2003.
                                     2 Hudon Pl., 4th Floor
                                     Hoboken, NJ 07030
------------------------------------------------------------------------------------------------------------------------------------
268. Covanta Energy Group, Inc.      Omtool                                  NT Fax Sr. Server Agreement.
                                     8 Industrial Way
                                     Salem, NH 03079
------------------------------------------------------------------------------------------------------------------------------------
269. Covanta Energy Group, Inc.      Oracle                                  Support and Software Maintenance Contract.
                                     12320 Oracle Blvd.
                                     Colorado Springs, CO 80921
------------------------------------------------------------------------------------------------------------------------------------
270. Covanta Energy Group, Inc.      Overseas Private Investment             Project Completion Agreement dated as of December 8,
                                     Corporation                             1999, among NEPC Consortium Power Ltd., El Paso Energy
                                     1100 New York Avenue, NW                International Company, Ogden Energy Group, Inc.,
                                     Washington, D.C. 20527                  Wartsila NSD North America Inc. and Overseas Private
                                     Attn: V.P. Finance                      Investment Corporation.
------------------------------------------------------------------------------------------------------------------------------------
271. Covanta Energy Group, Inc.      Overseas Private Investment             Reserves Guarantee Agreement, dated June 15, 2001.
                                     Corporation
                                     1100 New York Avenue, NW
                                     Washington, D.C. 20527
                                     Attn: V.P. Finance
------------------------------------------------------------------------------------------------------------------------------------
272. Covanta Energy Group, Inc.      Palm Inc.                               Monthly Remote Access for Palm Users.
                                     Mail Stop 12116
                                     5470 Great American Parkway
                                     Santa Clara, CA 95052-8145
------------------------------------------------------------------------------------------------------------------------------------
273. Covanta Energy Group, Inc.      Panurgy                                 Net Reality - FDD WAN Network Monitoring System
                                     100 Ford Road                           Agreement.
                                     Denville, NJ 07834
------------------------------------------------------------------------------------------------------------------------------------
274. Covanta Energy Group, Inc.      People Soft                             Annual Software Maintenance and Support Agreement.
                                     2600 Campus Drive
                                     San Mateo, CA 94403
------------------------------------------------------------------------------------------------------------------------------------
275. Covanta Energy Group, Inc.      People Soft                             Extended Enterprise License Agreement, covering June
                                     2600 Campus Drive                       30, 2001 to June 30, 2002.
                                     San Mateo, CA 94403
------------------------------------------------------------------------------------------------------------------------------------
276. Covanta Energy Group, Inc.      PG&E National Energy Group              Guarantee, dated September 1, 1998, by Covanta Energy
                                     Attn:  Legal Department                 Group, Inc. with respect to the Power Purchase
                                     7600 Wisconsin Avenue                   Agreement (Covanta Haverhill, Inc.)
                                     Bethesda, MD 20814
------------------------------------------------------------------------------------------------------------------------------------
277. Covanta Energy Group, Inc.      Prima S.r.l.                            Service and Maintenance Guarantee, dated February 9,
                                     via Ge Falck, 63                        2001.
                                     20099 Sesto San Giovanni (MI)
                                     Italy
------------------------------------------------------------------------------------------------------------------------------------
278. Covanta Energy Group, Inc.      Prima S.r.l.                            Base Equity Contribution Agreement, dated February 9.
                                     via GE Falck, 63                        2001.
                                     20099 Sesto San Giovanni (MI)
                                     Italy
------------------------------------------------------------------------------------------------------------------------------------
279. Covanta Energy Group, Inc.      Prima S.r.l.                            Standby Equity Contribution Agreement, dated February
                                     via GE Falck, 63                        8, 2001.
                                     20099 Sesto San Giovanni (Ml)
                                     Italy
------------------------------------------------------------------------------------------------------------------------------------
280. Covanta Energy Group, Inc.      Primavera Software                      Expedition and Project Planner Software for Project
                                     3 Bala Plaza                            Management.
                                     Bala Cynwyd, PA 19004
------------------------------------------------------------------------------------------------------------------------------------
281. Covanta Energy Group, Inc.      R.H. Company, L.P.                      Lease Agreement for Warehouse Space at 24J Commerce
                                     c/o West Essex Management               Road, Fairfield, NJ.
                                     333 Route 46 West
                                     Fairfield, NJ 07004
------------------------------------------------------------------------------------------------------------------------------------
282. Covanta Energy Group, Inc.      Roxio                                   CD-Burning Agreement, dated April 200[2].
                                     455 El Camnio Real
                                     Santa Clara, CA 95050
------------------------------------------------------------------------------------------------------------------------------------
283. Covanta Energy Group, Inc.      SONDEL Energia Pulita                   Confidentiality Agreement, dated November 14, 2000.
                                     Viale ltalia, 592
                                     20099 Sesto San Giovanni (MI)
                                     Italy
------------------------------------------------------------------------------------------------------------------------------------
284. Covanta Energy Group, Inc.      SpectaGuard Acquisition LLC             Security Officer Service Contract.
                                     1275 Valley Brook Avenue
                                     Lyndhurst, NJ 07071
------------------------------------------------------------------------------------------------------------------------------------
285. Covanta Energy Group, Inc.      Sprint (United Tel. Co. of NJ)          Service Contract-Phone System Centurium Service Agmt.
                                     97 Spencer Lane                         Maintenance Contract #M03AXC05L7KYH.
                                     Annandale, NJ 08801
------------------------------------------------------------------------------------------------------------------------------------
286. Covanta Energy Group, Inc.      State Bank of Hyderabad                 Undertaking to Maintain Controlling Interest in Ogden
                                     Attn: Chief Mgr (Credit)                Energy India (Samalpatti)-Limited, dated December 16,
                                     Head Office, Gunfoundry                 1990.
                                     Hyderabad 500 001 India
------------------------------------------------------------------------------------------------------------------------------------
287. Covanta Energy Group, Inc.      State Bank of Hyderabad                 Undertaking for Overrun/Shortfall, dated December 16,
                                     Attn:  Chief Mgr (Credit)               1999.
                                     Head Office, Gunfoundry
                                     Hyderabad 500 001 India
------------------------------------------------------------------------------------------------------------------------------------
288. Covanta Energy Group, Inc.      State Bank of India                     Undertaking to Maintain Controlling interest in Ogden
                                     Express Towers, 20th Fl.                Energy India (Samalpatti) Limited, dated December 16,
                                     Nariman Point                           1999.
                                     Mumbai 400 Q21 India
------------------------------------------------------------------------------------------------------------------------------------
289. Covanta Energy Group, Inc.      State Bank of India                     Undertaking for Overrun/Shortfall, dated December 16,
                                     Express Towers, 20th Fl.                1999.
                                     Nariman Point
                                     Mumbai 400 Q21 India
------------------------------------------------------------------------------------------------------------------------------------
290. Covanta Energy Group, Inc.      State Street Bank and Trust Co.         Data Access Services Agreement, dated March 8, 2000.
                                     225 Franklin St.
                                     Boston, MA 02110
------------------------------------------------------------------------------------------------------------------------------------
291. Covanta Energy Group, Inc.      Symantec                                Firewall, Webnot and VPN Protection Agreement.
                                     2400 Research Blvd.
                                     Rockville, MD 20850
------------------------------------------------------------------------------------------------------------------------------------
292. Covanta Energy Group, Inc.      Symantec                                Norton Antivirus/Ghost Agreement.
                                     2400 Research Blvd.
                                     Rockville, MD 20850
------------------------------------------------------------------------------------------------------------------------------------
293. Covanta Energy Group, Inc.      Tampa Bay Water                         Guarantee of Covanta Tampa Bay, Inc. obligations under
                                     Attn: Jerry L. Maxwell, G.M.            the Operation, Maintenance, Repair and Replacement
                                     2535 Landmark Dr., Suite 211            Agreement.
                                     Clearwater, FL 33761-3930
------------------------------------------------------------------------------------------------------------------------------------
294. Covanta Energy Group, Inc.      Tampa Bay Water                         Guarantee of Covanta Tampa Construction, Inc.
                                     Attn:  Jerry L. Maxwell, G.M.           obligations under the Turnkey Engineering, Procurement
                                     2535 Landmark Dr.. Suite 211            and Construction Contract.
                                     Clearwater, FL 33761-3930
------------------------------------------------------------------------------------------------------------------------------------
295. Covanta Energy Group, Inc.      The Vysya Bank, Ltd.                    Undertaking to Maintain Controlling Interest In Ogden
                                     210 Mittal Tower A Wing                 Energy India (Samalpatti) Limited, dated December 16,
                                     Nariman Pt., Mumbai 400 021             1999.
                                     India
------------------------------------------------------------------------------------------------------------------------------------
296. Covanta Energy Group, Inc.      The Vysya Bank, Ltd.                    Undertaking for Overrun/Shortfall, dated December 16,
                                     210 Mittal Tower A Wing                 1999.
                                     Nariman Point, Mumbai 400 021
                                     India
------------------------------------------------------------------------------------------------------------------------------------
297. Covanta Energy Group, Inc.      Track-IT/Intuit, Inc.                   P.C. Inventory Agreement, dated August 2002.
                                     2202 North West Shore Blvd.
                                     Ste. 650 Tampa, FL 33607
------------------------------------------------------------------------------------------------------------------------------------
298. Covanta Energy Group, Inc.      Travel Forum, Inc.                      Travel Services Agreement, as amended by letter dated
                                     590 Union Blvd.                         April 4, 2002.
                                     Totowa, NJ 07512
------------------------------------------------------------------------------------------------------------------------------------
299. Covanta Energy Group, Inc.      United Infrastructure Co., LLC          Letter Agreement, dated October 16, 2001.
                                     P.O. Box 193965
                                     San Francisco, CA 94119-3965
------------------------------------------------------------------------------------------------------------------------------------
300. Covanta Energy Group, Inc.      United Parcel Service                   UPS Contract Carrier Agreement P640005349.
                                     799 Jefferson Road
                                     Parsippany, NJ 07054
------------------------------------------------------------------------------------------------------------------------------------
301. Covanta Energy Group, Inc.      Veritas                                 Back-up Software Contract. 400
                                     International Pkwy.
                                     Heathrow, FL 32746-5037
------------------------------------------------------------------------------------------------------------------------------------
302. Covanta Energy Group, Inc.      Vijaya Bank                             Undertaking to Maintain Controlling Interest in Ogden
                                     EMCA House                              Energy India (Samalpatti) Limited, dated December 16,
                                     289 Shahid Bhagat Singh Rd.             1999.
                                     Fon, Mumbai 400 001, India
------------------------------------------------------------------------------------------------------------------------------------
303. Covanta Energy Group, Inc.      Vijaya Bank                             Undertaking for Overrun/Shortfall, dated December 16,
                                     EMCA House                              1999.
                                     289 Shahid Bhagat Singh Rd.
                                     Fon, Mumbai 400 001, India
------------------------------------------------------------------------------------------------------------------------------------
304. Covanta Energy Group, Inc.      Webtrends                               Yearly Maintenance Agreement, dated June 2003.
                                     NetIQ Corporation
                                     3553 N. First St.
                                     San Jose, CA 95134
------------------------------------------------------------------------------------------------------------------------------------
305. Covanta Energy Group, Inc.      Wireless Knowledge                      Server Software for Handheld Email Access Contract.
                                     5012 Waterridge Vista Dr.
                                     San Diego, CA 92121
------------------------------------------------------------------------------------------------------------------------------------
306. Covanta Energy Group, Inc.      Xerox Corporation                       Lease of Various Pooled Copiers Lease of 2 -DC460
                                     201 Littleton Road                      Copiers.
                                     Morris Plains, NJ 07950
------------------------------------------------------------------------------------------------------------------------------------
307. Covanta Energy Group, Inc.      Xerox Corporation                       Lease Agreement for Color Copier.
                                     201 Littleton Road
                                     Morris Plains, NJ 07950
------------------------------------------------------------------------------------------------------------------------------------
308. Covanta Energy Group, Inc.      Xerox Corporation                       Lease Agreement for Engineering 8830 Copier.
                                     300 Tice Boulevard
                                     Woodcliff Lake, NJ 07675
------------------------------------------------------------------------------------------------------------------------------------
309. Covanta Power International     Alliant Energy Int'l, Inc.              Confidentiality Agreement, dated January 9, 2002.
     Holdings, Inc.                  Town Center, Ste. 210
                                     201 Third Avenue SE
                                     Cedar Rapids, IA 52401
------------------------------------------------------------------------------------------------------------------------------------
310. Covanta Power International     CLC Ingenieros Asoc. Cia Ltd            Shareholders' Agreement (P.H. Don Pedro S.A.), dated
     Holdings, Inc.                  c/o Energia Global de CR                May 31, 1995. (20)
                                     Apartado 1957-1000
                                     San Jose, Costa Rica
------------------------------------------------------------------------------------------------------------------------------------
311. Covanta Power International     CLC Ingenieros Asoc. Cia Ltd            Shareholders' Agreement (P.H. Rio Volcan S.A.). (20)
     Holdings, Inc.                  c/o Energia Global de CR
                                     Apartado 1957-1000
                                     San Jose, Costa Rica
------------------------------------------------------------------------------------------------------------------------------------
312. Covanta Power International     EIF Costa Rica, L.L.C.                  Shareholders' Agreement (P.H. Don Pedro S.A.), dated
     Holdings, Inc.                  200 Berkeley, 20th FI.                  May 31, 1995. (20)
                                     Boston, MA 02116
------------------------------------------------------------------------------------------------------------------------------------
313. Covanta Power International     EIF Costa Rica, LLC.                    Shareholders' Agreement (P.H. Rio Volcan S.A.). (20)
     Holdings, Inc.                  200 Berkeley Street, 20th Fl.
                                     Boston, MA 02116
------------------------------------------------------------------------------------------------------------------------------------
314. Covanta Power International     Energia Global de Costa Rica            Shareholders' Agreement (P.H. Rio Volcan S.A.). (20)
     Holdings, Inc.                  Apartado 1957-1000
                                     San Jose, Costa Rica
------------------------------------------------------------------------------------------------------------------------------------
315. Covanta Power International     Energia Global de Costa Rica            Shareholders' Agreement (P.H. Don Pedro S.A.), dated
     Holdings, Inc.                  Apartado 1957-1000                      May 31, 1995. (20)
                                     San Jose, Costs Rica
------------------------------------------------------------------------------------------------------------------------------------
316. Covanta Power International     Energia Global, Inc.                    Shareholders' Agreement (P.H. Rio Volcan S.A.). (20)
     Holdings, Inc.                  101 Edgetwater Drive
                                     Wakefield, MA 01680
------------------------------------------------------------------------------------------------------------------------------------
317. Covanta Power International     Energia Global, Inc.                    Shareholders' Agreement (P.H. Don Pedro S.A.), dated
     Holdings, Inc.                  101 Edgewater Drive                     May 31, 1995. (20)
                                     Wakefield, MA 01880
------------------------------------------------------------------------------------------------------------------------------------
318. Covanta Power International     General Electric Capital Corp. 120      Shareholders' Agreement (RH. Rio Volcan S.A.). (20)
     Holdings, Inc.                  Long Ridge Road
                                     Stamford, CT 06927
------------------------------------------------------------------------------------------------------------------------------------
319. Covanta Power International     General Electric Capital Corp.          Pledge Agreement (P.H. Rio Volcan S.A.). (20)
     Holdings, Inc.                  120 Long Ridge Road
                                     Stamford, CT 06927
------------------------------------------------------------------------------------------------------------------------------------
320. Covanta Power International     General Electric Capital Corp.          Pledge Agreement (P.H. Don Pedro S.A.), dated May
     Holdings, Inc.                  120 Long Ridge Road                     31,1995. (20)
                                     Stamford, CT 06927
------------------------------------------------------------------------------------------------------------------------------------
321. Covanta Power International     General Electric Capital Corp.          Shareholders' Agreement (P.H. Don Pedro S.A.), dated
     Holdings, Inc.                  120 Long Ridge Road                     May 31, 1995. (20)
                                     Stamford, CT 06927
------------------------------------------------------------------------------------------------------------------------------------
322. Covanta Power International     Wartsila Development & Financial        Pledge of Shares Agreement, dated January 28, 2003.
     Holdings, Inc.                  Services OY
                                     John Stenbergin ranta 2
                                     P.O. Box 196
                                     00531 Helsinki
                                     Finland
------------------------------------------------------------------------------------------------------------------------------------
323. Covanta Projects Inc.           City and County of Honolulu             Consent and Release Agreement, dated as of December 21,
                                     530 South King Street                   1992, among the City and County of Honolulu, Combustion
                                     Honolulu, HI 96813                      Engineering, Inc., and Covanta Projects, Inc.
------------------------------------------------------------------------------------------------------------------------------------
324. Covanta Projects, Inc.          ABB, Inc/Combustion Engineering         Assignment and Assumption Agreement, dated December 21,
                                     501 Merritt 7                           1992, between Combustion Engineering, Inc. and Covanta
                                     P.O. Box 5308                           Projects, Inc.
                                     Norwalk, CT 06851
------------------------------------------------------------------------------------------------------------------------------------
325. Covanta Projects, Inc.          ABB, Inc/Combustion Engineering         Consent Guarantee and Release Agreement,, dated
                                     501 Merritt 7                           December 17, 1992, among Connecticut Resources Recovery
                                     P.O. Box 5308                           Authority, Combustion Engineering. Inc, and Covanta
                                     Norwalk, CT 06851                       Projects, Inc.

----------------
(20) Covanta Power International Holdings, Inc., assigned these agreements to
     Enereurope Holdings III, a Netherlands Corporation, on June 3, 2003. This
     assignment is currently being challenged, and to the extent that it is deemed invalid, CPIH will assume such contracts.

------------------------------------------------------------------------------------------------------------------------------------
326. Covanta Projects, Inc.          Aircraft Services Corporation           Consent and Release Agreement, dated as of December 31,
                                     120 Long Ridge Road                     1992, among Aircraft Services Corporation, Resource
                                     Stamford, CT 06927                      Recovery Business Trust 1991-B, Combustion Engineering,
                                                                             Inc., and Covanta Projects, Inc.
------------------------------------------------------------------------------------------------------------------------------------
327. Covanta Projects, Inc.          Aircraft Services Corporation           Agreement, dated January 8, 1993, among Aircraft
                                     120 Long Ridge Road                     Services Corporation, Resource Recovery Business Trust
                                     Stamford, CT 06927                      1991-B, Covanta Projects, Inc, Covanta Energy
                                                                             Corporation, and Michigan Waste Energy, Inc.
------------------------------------------------------------------------------------------------------------------------------------
328. Covanta Projects, Inc.          Alstom Power Inc.                       Confidentiality Agreement, dated October 31, 2001.
                                     Turbine Generator Division
                                     2800 Waterford Lakes Drive
                                     Midlothian, VA 23122
------------------------------------------------------------------------------------------------------------------------------------
329. Covanta Projects, Inc.          Brazos Asset Management, Inc.           Confidentiality Agreement, dated April 21, 1994.
                                     600 E. Las Colinas Blvd, 4th Fl
                                     LB 178
                                     Irving, TX 75039
------------------------------------------------------------------------------------------------------------------------------------
330. Covanta Projects, Inc.          Combustion Engineering, Inc.            Consent and Release Agreement, dated as of December 31,
                                     501 Merritt 7                           1992, among Aircraft Services Corporation, Resource
                                     P.O. Box 5308                           Recovery Business Trust 1991-B, Combustion Engineering,
                                     Norwalk, CT 06851                       Inc., and Covanta Projects, Inc.
------------------------------------------------------------------------------------------------------------------------------------
331. Covanta Projects, Inc.          Combustion Engineering, Inc.            Consent and Release Agreement, dated as of December 31,
                                     501 Merritt 7                           1992, among PMCC, Resource Recovery Business Trust
                                     P.O. Box 5308                           1991-A, Combustion Engineering, Inc., and Covanta
                                     Norwalk, CT 06851                       Projects, Inc.
------------------------------------------------------------------------------------------------------------------------------------
332. Covanta Projects, Inc.          Combustion Engineering, Inc.            Consent, Guaranty and Release Agreement, dated as of
                                     501 Merritt 7                           December 17, 1992, among Connecticut Resource Recovery
                                     P.O. Box 5308                           Authority, Combustion Engineering, Inc., and Covanta
                                     Norwalk, CT 06851                       Projects, Inc.
------------------------------------------------------------------------------------------------------------------------------------
333. Covanta Projects, Inc.          Combustion Engineering, Inc.            Consent and Release Agreement, dated as of December 21,
                                     501 Merritt 7                           1992, among The Detroit Edison Company, Combustion
                                     P.O., Box 5308                          Engineering, Inc., and Covanta Projects, Inc.
                                     Norwalk, CT 06851
------------------------------------------------------------------------------------------------------------------------------------
334. Covanta Projects, Inc.          Connecticut Resource Recovery           Consent, Guaranty and Release Agreement, dated as of
                                     Authority                               December 17, 1992, among Connecticut Resource Recovery
                                     100 Constitution Plaza                  Authority, Combustion Engineering, Inc., and Covanta
                                     17th Floor                              Projects, Inc.
                                     Hartford, CT 06103
------------------------------------------------------------------------------------------------------------------------------------
335. Covanta Projects, Inc.          Detroit Edison Company                  Consent and Release Agreement, dated as of December 21,
                                     2000 Second Avenue                      1992, among The Detroit Edison Company, Combustion
                                     Detroit, Ml 48226                       Engineering, Inc., and Covanta Projects, Inc.
------------------------------------------------------------------------------------------------------------------------------------
336. Covanta Projects, Inc.          Enercon America, Ltd.                   Confidentiality Agreement, dated October 31, 1996.
                                     540 Tansy Lane
                                     Westerville, OH 43081
------------------------------------------------------------------------------------------------------------------------------------
337. Covanta Projects, Inc.          ESI Energy                              Confidentiality Agreement, dated November 11, 1993.
                                     1400 Centrepark Blvd.
                                     Suite 600
                                     West Palm Beach, FL 33401
------------------------------------------------------------------------------------------------------------------------------------
338. Covanta Projects, Inc.          Governmental Utility Svcs Corp.         Guarantee, dated June 1, 1998, by Covanta Projects,
                                     1825 Third Ave. North                   Inc. for the benefit of the Governmental Utility
                                     Bessemer, AL 35020                      Services Corporation of the City of Bessemer, Alabama.
------------------------------------------------------------------------------------------------------------------------------------
339. Covanta Projects, Inc.          Greater Detroit Res. Recovery           Guarantee, dated October 21, 1991, and amended July 1,
                                     Attn:  Michael Brinker, Director        1996, between Covanta Energy Corporation and Ogden
                                     5700 Russell St                         Projects, Inc., Michigan Water-to-Energy, Inc., and the
                                     Detroit, Ml 48211                       Greater Detroit Resource Recovery Authority.
------------------------------------------------------------------------------------------------------------------------------------
340. Covanta Projects, Inc.          Herb Druckman                           Consulting Agreement.
                                     56F Beacon Hill Road
                                     West Milford, NJ 07460
------------------------------------------------------------------------------------------------------------------------------------
341. Covanta Projects, Inc.          Hoffman Environmental Systems           Confidentiality Agreement, dated October 28, 1993.
                                     125 S. Jefferson St.
                                     Suite 201
                                     Green Bay, WI 54301
------------------------------------------------------------------------------------------------------------------------------------
342. Covanta Projects, Inc.          Michigan Waste Energy, Inc.             Agreement, dated January 8, 1993, among Aircraft
                                     40 Lane Road, CN-2615 Fairfield, NJ     Services Corporation, Resource Recovery Business Trust
                                     07007-2615                              1991-B, Covanta Projects, Inc, Covanta Energy
                                                                             Corporation, and Michigan Waste Energy, Inc.
------------------------------------------------------------------------------------------------------------------------------------
343. Covanta Projects, Inc.          Michigan Waste Energy, Inc.             Agreement among PMCC, Resource Recovery Business Trust
                                     40 Lane Road, CN-2615 Fairfield, NJ     1991-A, Covanta Projects, Inc., Covanta Energy
                                     07007-2615                              Corporation, and Michigan Waste to Energy, Inc.
------------------------------------------------------------------------------------------------------------------------------------
344. Covanta Projects, Inc.          National Union Fire Insurance Co. of    Indemnity Agreement for Risk Management Program, from
                                     Pittsburgh, PA                          October 20, 1990 through October 20, 1991. (21)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
345. Covanta Projects, Inc.          National Union Fire Insurance Co. of    Indemnity Agreement for Risk Management Program, from
                                     Pittsburgh, PA                          October 20, 1991 through October 20, 1992. (21)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
346. Covanta Projects, Inc.          National Union Fire Insurance Co. of    Indemnity Agreement for Risk Management Program, from
                                     Pittsburgh, PA                          October 20, 1992 through October 20, 1993. (21)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
347. Covanta Projects, Inc.          National Union Fire Insurance Co. of    Indemnity Agreement for Risk Management Program, from
                                     Pittsburgh, PA                          October 20, 1994 through October 20, 1995. (21)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
348. Covanta Projects, Inc.          National Union Fire Insurance Co. of    Indemnity Agreement for Risk Management Program, from
                                     Pittsburgh, PA                          October 20, 1995 through October 20, 1996. (21)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
349. Covanta Projects, Inc.          National Union Fire Insurance Co. of    Indemnity Agreement for Risk Management Program, from
                                     Pittsburgh, PA                          October 20, 1996 through October 20, 1997. (21)
                                     American International Group
                                     70 Pine Street
                                     New York, NY 10004
------------------------------------------------------------------------------------------------------------------------------------
350. Covanta Projects, Inc.          PMCC Leasing Corporation                Consent and Release Agreement, dated as of December 31,
                                     200 First Stamford Place                1992, among PMCC, Resource Recovery Business Trust
                                     Stamford, CT 06902                      1991-A, Combustion Engineering, Inc., and Covanta
                                                                             Projects, Inc.
------------------------------------------------------------------------------------------------------------------------------------
351. Covanta Projects, Inc.          PMCC Leasing Corporation                Agreement among PMCC, Resource Recovery Business Trust
                                     200 First Stamford Place                1991-A, Covanta Projects, Inc., Covanta Energy
                                     Stamford, CT 06902                      Corporation, and Michigan Waste to Energy, Inc.
------------------------------------------------------------------------------------------------------------------------------------
352. Covanta Projects, Inc.          Quezon Power (Philippines) Ltd.         Operator Guarantee, dated as of December 10, 1996, by
                                     26/F Orient Square Bldg.                Covanta Projects, Inc. in favor of Quezon Power
                                     Emerald Ave. Ortigas Ctr. 1206          (Philippines), Limited Co.
                                     Pasig City, Philippines
------------------------------------------------------------------------------------------------------------------------------------
353. Covanta Projects, Inc.          Resource Recovery Business Trust        Consent and Release Agreement, dated as of December 31,
                                     1991-B                                  1992, among Aircraft Services Corporation, Resource
                                     Wilmington Trust Company                Recovery Business Trust 1991-B, Combustion Engineering,
                                     Rodney Square North                     Inc., and Covanta Projects, Inc.
                                     1100 N. Market Street
                                     Wilmington, DE 19899
------------------------------------------------------------------------------------------------------------------------------------
354. Covanta Projects, Inc.          Resource Recovery Business Trust        Agreement, dated January 8, 1993, among Aircraft
                                     1991-B                                  Services Corporation, Resource Recovery Business Trust
                                     Wilmington Trust Company                1991-B, Covanta Projects, Inc, Covanta Energy
                                     Rodney Square North                     Corporation, and Michigan Waste Energy, Inc.
                                     1100 N. Market Street
                                     Wilmington, DE 19899

-----------------
(21) Assumption or rejection of this contract is to be decided by debtor at a later date.


------------------------------------------------------------------------------------------------------------------------------------
355. Covanta Projects, Inc.          Resource Recovery Business Trust        Consent and Release Agreement, dated as of December 31,
                                     1991-B                                  1992, among PMCC, Resource Recovery Business Trust
                                     Wilmington Trust Company                1991-A, Combustion Engineering, Inc., and Covanta
                                     Rodney Square North                     Projects, Inc.
                                     1100 N. Market Street
                                     Wilmington, DE 19899
------------------------------------------------------------------------------------------------------------------------------------
356. Covanta Projects, Inc.          Resource Recovery Business Trust        Agreement among PMCC, Resource Recovery Business Trust
                                     1991-B                                  1991-A, Covanta Projects, Inc., Covanta Energy
                                     Wilmington Trust Company                Corporation, and Michigan Waste to Energy, Inc.
                                     Rodney Square North
                                     1100 N. Market Street
                                     Wilmington, DE 19899
------------------------------------------------------------------------------------------------------------------------------------
357. Covanta Projects, Inc.          Sunguard Recovery Svc.                  Recovery Services Agreement.
                                     680 E. Swedesford Road
                                     Wayne, PA 19087
------------------------------------------------------------------------------------------------------------------------------------
358. Covanta Projects, Inc.          Task Associates                         Lease for warehouse space at 4 Commerce Road,
                                     414 Fairfield Road                      Fairfield, NJ.
                                     Fairfield, NJ 07006
------------------------------------------------------------------------------------------------------------------------------------
359. Covanta Projects, Inc.          The Babcock & Wilcox Co.                Mercury Control Utilization Agreement, dated May 25,
                                     c/o Loeb & Loeb LLP (Schwed)            1995 between Joy Environmental Technologies (assigned
                                     345 Park Avenue                         to the Babcock & Wilcox Company).
                                     New York, NY 10154
------------------------------------------------------------------------------------------------------------------------------------
360. Covanta Projects, Inc.          The Blackstone Group                    Confidentiality Agreement, dated June 8, 1993.
                                     345 Park Ave.
                                     New York, NY 10154
------------------------------------------------------------------------------------------------------------------------------------
361. Covanta Projects, Inc.          Thermoselect Incorporated               Confidentiality Agreement, dated March 15, 1995.
                                     201 West Big Beaver Road
                                     Suite 230
                                     Troy, Ml 48084
------------------------------------------------------------------------------------------------------------------------------------
362. Covanta Projects, Inc.          UBS Securities, Inc.                    Confidentiality Agreement, dated March 1, 1996.
                                     299 Park Ave.
                                     New York NY 10171
------------------------------------------------------------------------------------------------------------------------------------
363. Covanta Projects, Inc.          Wheelabrator Environmental Sys.         Confidentiality Agreement in regard to WES-Phix, dated
                                     Liberty Lane                            June 14, 1994.
                                     Hampton, NH 03842
------------------------------------------------------------------------------------------------------------------------------------

                     EXHIBIT 9.1B TO THE REORGANIZATION PLAN

                            LIST OF ASSUMING DEBTORS


      Assuming Debtor                                             Case Number

      Covanta Acquisition, Inc.                                   02-40861 (CB)
      Covanta Alexandria/Arlington, Inc.                          02-40929 (CB)
      Covanta Babylon, Inc.                                       02-40928 (CB)
      Covanta Bessemer, Inc.                                      02-40862 (CB)
      Covanta Bristol, Inc.                                       02-40930 (CB)
      Covanta Cunningham Environmental Support Services, Inc.     02-40863 (CB)
      Covanta Energy Construction, Inc.                           02-40870 (CB)
      Covanta Energy Resource Corp.                               02-40915 (CB)
      Covanta Energy Services of New Jersey, Inc.                 02-40900 (CB)
      Covanta Energy Services, Inc.                               02-40899 (CB)
      Covanta Energy West, Inc.                                   02-40871 (CB)
      Covanta Engineering Services, Inc.                          02-40898 (CB)
      Covanta Fairfax, Inc.                                       02-40931 (CB)
      Covanta Geothermal Operations Holdings, Inc.                02-40873 (CB)
      Covanta Geothermal Operations, Inc.                         02-40872 (CB)
      Covanta Heber Field Energy, Inc.                            02-40893 (CB)
      Covanta Hennepin Energy Resource Co., L.P.                  02-40906 (CB)
      Covanta Hillsborough, Inc.                                  02-40932 (CB)
      Covanta Honolulu Resource Recovery Venture                  02-40905 (CB)
      Covanta Huntington Limited Partnership                      02-40916 (CB)
      Covanta Huntington Resource Recovery One Corp.              02-40919 (CB)
      Covanta Huntington Resource Recovery Seven Corp.            02-40920 (CB)
      Covanta Huntsville, Inc.                                    02-40933 (CB)
      Covanta Hydro Energy, Inc.                                  02-40894 (CB)
      Covanta Hydro Operations West, Inc.                         02-40875 (CB)
      Covanta Hydro Operations, Inc.                              02-40874 (CB)
      Covanta Imperial Power Services, Inc.                       02-40876 (CB)
      Covanta Indianapolis, Inc.                                  02-40934 (CB)
      Covanta Kent, Inc.                                          02-40935 (CB)
      Covanta Lake, Inc.                                          02-40936 (CB)
      Covanta Lancaster, Inc.                                     02-40937 (CB)
      Covanta Lee, Inc.                                           02-40938 (CB)
      Covanta Long Island, Inc.                                   02-40917 (CB)
      Covanta Marion Land Corp.                                   02-40940 (CB)
      Covanta Marion, Inc.                                        02-40939 (CB)
      Covanta Mid-Conn, Inc.                                      02-40911 (CB)
      Covanta Montgomery, Inc.                                    02-40941 (CB)
      Covanta New Martinsville Hydro-Operations Corp.             02-40877 (CB)
      Covanta Oahu Waste Energy Recovery, Inc.                    02-40912 (CB)
      Covanta Onondaga Five Corp.                                 02-40926 (CB)
      Covanta Onondaga Four Corp.                                 02-40925 (CB)
      Covanta Onondaga Limited Partnership                        02-40921 (CB)
      Covanta Onondaga Operations, Inc.                           02-40927 (CB)
      Covanta Onondaga Three Corp.                                02-40924 (CB)
      Covanta Onondaga Two Corp.                                  02-40923 (CB)
      Covanta Onondaga, Inc.                                      02-40922 (CB)
      Covanta Operations of Union, LLC                            02-40909 (CB)
      Covanta OPW Associates, Inc.                                02-40908 (CB)
      Covanta OPWH, Inc.                                          02-40907 (CB)
      Covanta Pasco, Inc.                                         02-40943 (CB)
      Covanta Power Equity Corp.                                  02-40895 (CB)
      Covanta Projects of Hawaii, Inc.                            02-40913 (CB)
      Covanta Projects of Wallingford, L.P.                       02-40903 (CB)
      Covanta RRS Holdings, Inc.                                  02-40910 (CB)
      Covanta Secure Services, Inc.                               02-40901 (CB)
      Covanta SIGC Geothermal Operations, Inc.                    02-40883 (CB)
      Covanta Stanislaus, Inc.                                    02-40944 (CB)
      Covanta Systems, Inc.                                       02-40948 (CB)
      Covanta Tampa Bay, Inc.                                     02-40865 (CB)
      Covanta Union, Inc.                                         02-40946 (CB)
      Covanta Wallingford Associates, Inc.                        02-40914 (CB)
      Covanta Waste to Energy of Italy, Inc.                      02-40902 (CB)
      Covanta Waste to Energy, Inc.                               02-40949 (CB)
      Covanta Water Holdings, Inc.                                02-40866 (CB)
      Covanta Water Systems, Inc.                                 02-40867 (CB)
      Covanta Water Treatment Services, Inc.                      02-40868 (CB)
      DSS Environmental, Inc.                                     02-40869 (CB)
      ERC Energy II, Inc.                                         02-40890 (CB)
      ERC Energy, Inc.                                            02-40891 (CB)
      Heber Field Energy II, Inc.                                 02-40892 (CB)
      Heber Loan Partners                                         02-40889 (CB)
      OPI Quezon, Inc.                                            02-40860 (CB)
      Three Mountain Operations, Inc.                             02-40879 (CB)
      Three Mountain Power, LLC                                   02-40880 (CB)

                   EXHIBIT 9.1B(s) TO THE REORGANIZATION PLAN


           ASSUMING DEBTORS' SCHEDULE OF REJECTED CONTRACTS AND LEASES

                     As of the Effective Date, all executory contracts and unexpired leases to which each Assuming Debtor is a party shall be deemed assumed except for any executory contract or unexpired lease that (i) has been previously assumed or rejected pursuant to a Final Order of the Bankruptcy Court,
                     (ii) is specifically designated as a contract or lease on this schedule, or (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Reorganizing Debtors prior to the Effective Date. The Assuming Debtors reserve the right to add or remove executory contracts and unexpired leases to or from this schedule at any time prior to the Effective Date.


---------------------------------------------------------------------------------------------------------------------------------
       Name of Assuming Debtor that is         Name and Address                            Description of Contract
                     the                      of the Counterparty
            Party to the Contract              (or Other Party)
                                                to the Contract
---------------------------------------------------------------------------------------------------------------------------------
1.       Covanta Acquisition, Inc.                                             No executory contract or unexpired lease will be
                                                                               rejected.

2.       Covanta                                                               No executory contract or unexpired lease will be
         Alexandria/Arlington, Inc.                                            rejected.

3.       Covanta Babylon, Inc.                                                 No executory contract or unexpired lease will be
                                                                               rejected.

4.       Covanta Bessemer, Inc.                                                No executory contract or unexpired lease will be
                                                                               rejected.

5.       Covanta Bristol, Inc.                                                 No executory contract or unexpired lease will be
                                                                               rejected.

6.       Covanta Cunnigham                                                     No executory contract or unexpired lease will be
         Environmental Support                                                 rejected.
         Services,  Inc.

7.       Covanta Energy                                                        No executory contract or unexpired lease will be
         Construction, Inc.                                                    rejected.

8.       Covanta Energy                                                        No executory contract or unexpired lease will be
         Resource Corporation                                                  rejected.

9.       Covanta Energy Services                                               No executory contract or unexpired lease will be
         of New Jersey, Inc.                                                   rejected.

10.      Covanta Energy                                                        No executory contract or unexpired lease will be
         Services, Inc.                                                        rejected.

11.      Covanta Energy               Cakmak Ortak Avukat Buroso               Engagement Letter signed June 6, 2000.
         West, Inc.                   Piyade Sokak No. 18
                                      Portakal Cicegi Apt C
                                      BlokKat2
                                      06550 Cankaya, Ankara Turkey

12.      Covanta Energy               Elektrocieplownia Bialystok SA           EC Bialystok Privatization: Information Memorandum,
         West, Inc.                   Towarzystwo Doradztwa                    dated April 11, 2000.
                                      Inwestcycyjnego
                                      Al.Jerozlimske
                                      47/4, 00-697 Warszawa, 00-698 POLAND

13.      Covanta Energy               ERG Construction Co.                     Confidentiality Agreement, dated October 16, 1999.
         West, Inc.                   Iran Caddesi, 57
                                      06700 Cankaya, Ankara Turkey

14.      Covanta Energy               Pricewaterhouse Coopers Securities LLC   Engagement Letter dated October 26, 2000.
         West, Inc.                   630 Fifth Avenue
                                      New York, NY 10111

15.      Covanta Energy               Pricewaterhouse Coopers                  Consulting Agreement signed June 15, 2000.
         West, Inc.                   1 Embarkment Place
                                      London WC2N 6NN
                                      United Kingdom

16.      Covanta Energy               Pricewaterhouse Coopers                  Consulting Agreement signed December 13, 1999.
         West, Inc.                   1 Embarkment Place
                                      London WC2N 6NN
                                      United Kingdom

17.      Covanta Energy               White & Case Musavirlik Ltd.             Engagement Letter signed June 6, 2000.
         West, Inc.                   Pivade Sokak No. 18
                                      Portakal Cicegi Apt C BlokKat2
                                      06550 Cankaya, Ankara Turkey

18.      Covanta Engineering                                                   No executory contract or unexpired lease will be
         Services, Inc.                                                        rejected.

19.      Covanta Fairfax, Inc.                                                 No executory contract or unexpired lease will be
                                                                               rejected.

20.      Covanta Geothermal                                                    No executory contract or unexpired lease will be
         Operations Holdings, Inc.                                             rejected.

21.      Covanta Geothermal                                                    Assumption and Rejection of Executory Contracts and
         Operations, Inc.                                                      Unexpired Leases are handled on Schedules to the
                                                                               Heber Debtors' Joint Plan of Reorganization Under
                                                                               Chapter 11 of the Bankruptcy Code, as amended.

22.      Covanta Heber Field                                                   Assumption and Rejection of Executory Contracts and
         Energy, Inc.                                                          Unexpired Leases are handled on Schedules to the
                                                                               Heber Debtors' Joint Plan of Reorganization Under
                                                                               Chapter 11 of the Bankruptcy Code, as amended.

23.      Covanta Hennepin                                                      No executory contract or unexpired lease will be
         Energy Resource, Co., L.P.                                            rejected.

24.      Covanta Hillsborough,                                                 No executory contract or unexpired lease will be
         Inc.                                                                  rejected.

25.      Covanta Honolulu                                                      No executory contract or unexpired lease will be
         Resource Recovery Venture                                             rejected.

26.      Covanta Huntington                                                    No executory contract or unexpired lease will be
         Limited Partnership                                                   rejected.

27.      Covanta Huntington                                                    No executory contract or unexpired lease will be
         Resource Recovery One                                                 rejected.
         Corporation

28.      Covanta Huntington                                                    No executory contract or unexpired lease will be
         Resource Recovery Seven                                               rejected.
         Corporation

29.      Covanta Huntsville,                                                   No executory contract or unexpired lease will be
         Inc.                                                                  rejected.

30.      Covanta Hydro                                                         No executory contract or unexpired lease will be
         Energy, Inc.                                                          rejected.

31.      Covanta Hydro-                                                        No executory contract or unexpired lease will be
         Operations West, Inc.                                                 rejected.

32.      Covanta Hydro-                                                        No executory contract or unexpired lease will be
         Operations, Inc.                                                      rejected.

33.      Covanta Imperial                                                      Assumption and Rejection of Executory Contracts and
         Power Services, Inc.                                                  Unexpired Leases are handled on Schedules to the
                                                                               Heber Debtors' Joint Plan of Reorganization Under
                                                                               Chapter 11 of the Bankruptcy Code, as amended.

34.      Covanta Indianapolis,                                                 No executory contract or unexpired lease will be
         Inc                                                                   rejected.

35.      Covanta Kent,                                                         No executory contract or unexpired lease will be
         Inc.                                                                  rejected.

36.      Covanta Lake,                F. Brown Gregg                           Agreement, dated October 17, 1988, as amended. (1)
         Inc.                         1616 S. 14th St.
                                      Leesburg, FL 32718

37.      Covanta Lake,                F. Brown Gregg                           First Amendment Agreement, dated November 10,
         Inc.                         1616 S. 14th St.                         1988. (2)
                                      Leesburg, FL 32718

38.      Covanta Lake, Inc.           F. Brown Gregg                           2nd First Amendment Agreement, dated January 4,
                                      1616 S. 14th St.                         2000. (3)
                                      Leesburg, FL 32718

39.      Covanta Lancaster,                                                    No executory contract or unexpired lease will be
         Inc.                                                                  rejected.

40.      Covanta Lee, Inc.                                                     No executory contract or unexpired lease will be
                                                                               rejected.

41.      Covanta Long                                                          No executory contract or unexpired lease will be
         Island, Inc.                                                          rejected.

42.      Covanta Marion                                                        No executory contract or unexpired lease will be Land
         Corporation                                                           rejected.

43.      Covanta Marion,                                                       No executory contract or unexpired lease will be
         Inc.                                                                  rejected.

44.      Covanta Mid-                                                          No executory contract or unexpired lease will be
         Conn, Inc.                                                            rejected.

45.      Covanta Montgomery,                                                   No executory contract or unexpired lease will be
         Inc.                                                                  rejected.

46.      Covanta New                                                           No executory contract or unexpired lease will be
         Martinsville Hydro-                                                   rejected.
         Operations Corporation

47.      Covanta Oahu Waste                                                    No executory contract or unexpired lease will be
         Energy Recovery, Inc.                                                 rejected.

48.      Covanta Onondaga             Bankers Trust Company                    Lessee Guaranty Agreement dated as of November 15,
         Limited Partnership          Corporate Trust & Agency Group           1992.  Debtor is guarantor. (4)
                                      100 Plaza One
                                      Jersey City, NJ  07310

49.      Covanta Onondaga             Grinnell                                 Fire Inspection & Testing Agreement. (4)
         Limited Partnership          18 Corporate Circle
                                      East Syracuse, NY 13057

50.      Covanta Onondaga             Onondaga Co. Res. Rec. Agency            Mortgage and Security Agreement dated as of
         Limited Partnership          100 Elwood Davis Road                    November 15, 1992. (4)
                                      North Syracuse, NY 13212

------------------
(1)  Assumption or rejection of contract to be determined by debtor at a later date.

(2) Assumption or rejection of contract to be determined by debtor at a later date.

(3) Assumption or rejection of contract to be determined by debtor at a later date.

(4) Under the terms of the proposed restructuring of the Onondaga project documents, this contract will be amended and restated upon consummation of the restructuring.

51.      Covanta Onondaga             Onondaga Co. Res. Rec. Agency            Amended and Restated Solid Waste Disposal Service
         Limited Partnership          100 Elwood Davis Drive                   Agreement dated November 15, 1992. (4)
                                      North Syracuse, NY 13212

52.      Covanta Onondaga             Onondaga Co. Res. Rec. Agency            Site Lease Agreement dated as of November 15,
         Limited Partnership          100 Elwood Davis Road                    1992. (4)
                                      North Syracuse, NY 13212

53.      Covanta Onondaga             Onondaga Co. Res. Rec. Agency            Lease Agreement dated as of November 15, 1992. (4)
         Limited Partnership          100 Elwood Davis Road
                                      North Syracuse, NY 13212

54.      Covanta Onondaga             Onondaga Co. Res. Rec. Agency            Subordinate and Collateral Mortgage and Security
         Limited Partnership          100 Elwood Davis Road                    Agreement dated as of November 15, 1992. (4)
                                      North Syracuse, NY 13212

55.      Covanta Onondaga             Covanta Onondaga Operations, Inc.        Completion, Operations and maintenance Agreement,
         Limited Partnership          Attn.: President                         dated November 15, 1994. (4)
                                      40 Lane Road
                                      Fairfield, NJ 07007-2615

56.      Covanta                      Covanta Onondaga, Inc.                   First Amended and Restated Agreement of Limited
         Onondaga, Inc.               40 Lane Road                             Partnership, dated November 15, 1994 and Onondaga
                                      Fairfield, NJ 07007                      Investment Agreement, dated November 15, 1994. (4)

57.      Covanta                      DQE Financial Corp.                      First Amended and Restated Agreement of Limited
         Onondaga, Inc.               f/k/a Bushton Co.                        Partnership, dated November 15, 1994 and Onondaga
                                      411 Seventh Ave., 15th Fl.               Investment Agreement, dated November 15, 1994. (4)
                                      Pittsburgh, PA 15219

58.      Covanta                      Ford Motor Credit Company                First Amended and Restated Agreement of Limited
         Onondaga, Inc.               Bank of America                          Partnership, dated November 15, 1994 and Onondaga
                                      555 California St., 4th Fl.              Investment Agreement, dated November 15, 1994. (4)
                                      San Francisco, CA 94104

59.      Covanta                      IEA-COV, LLC                             First Amended and Restated Agreement of Limited
         Onondaga, Inc.               c/o Christiana Bank                      Partnership, dated November 15, 1994 and Onondaga
                                      P.O. Box 957                             Investment Agreement, dated November 15, 1994. (4)
                                      Wilmington, DE 19899

60.      Covanta                      Covanta Onondaga Limited Partnership     Completion, Operations and maintenance Agreement,
         Onondaga                     Attn.: President                         dated November 15, 1994. (4)
         Operations, Inc              40 Lane Road
                                      Fairfield, NJ 07007-2615

61.      Covanta                                                               No executory contract or unexpired lease will be
         Onondaga Two Corp.                                                    rejected.

62.      Covanta                                                               No executory contract or unexpired lease will be
         Onondaga Three Corp.                                                  rejected.

63.      Covanta                                                               No executory contract or unexpired lease will be
         Onondaga Four Corp.                                                   rejected.

64.      Covanta                                                               No executory contract or unexpired lease will be
         Onondaga Five Corp.                                                   rejected.

65.      Covanta Operations                                                    No executory contract or unexpired lease will be
         of Union, LLC                                                         rejected.

66.      Covanta                                                               No executory contract or unexpired lease will be
         OPW Associates, Inc.                                                  rejected.

67.      Covanta                                                               No executory contract or unexpired lease will be
         OPWH, Inc.                                                            rejected.

68.      Covanta                                                               No executory contract or unexpired lease will be
         Pasco, Inc.                                                           rejected.

69.      Covanta Power Equity                                                  No executory contract or unexpired lease will be
         Corporation                                                           rejected.

70.      Covanta Projects                                                      No executory contract or unexpired lease will be
         of Hawaii, Inc.                                                       rejected.

71.      Covanta                                                               No executory contract or unexpired lease will be
         Projects of                                                           rejected.
         Wallingford, L.P

72.      Covanta RRS                                                           No executory contract or unexpired lease will be
         Holdings, Inc.                                                        rejected.

73.      Covanta Secure                                                        No executory contract or unexpired lease will be
         Services, Inc.                                                        rejected.

74.      Covanta SIGC Geothermal                                               Assumption and Rejection of Executory Contracts and
         Operations, Inc.                                                      Unexpired Leases are handled on Schedules to the
                                                                               Heber Debtors' Joint Plan of Reorganization
                                                                               Under Chapter 11 of the Bankruptcy Code, as
                                                                               amended.

75.      Covanta                                                               No executory contract or unexpired lease will be
         Stanislaus, Inc.                                                      rejected.

76.      Covanta                      F. Brown Gregg                           Agreement, dated October 17, 1988, as amended. (5)
         Systems, Inc.                1616 S. 14th St.
                                      Leesburg, FL 32718

77.      Covanta                      F. Brown Gregg                           First Amendment Agreement, dated November 10,
         Systems, Inc.                1616 S. 14th St.                         1988.(6)
                                      Leesburg, FL 32718

78.      Covanta                      F. Brown Gregg                           2nd First Amendment Agreement, dated January 4,
         Systems, Inc.                1616 S. 14th St.                         2000.(7)
                                      Leesburg, FL 32718

79.      Covanta                                                               No executory contract or unexpired lease will be
         Tampa Bay, Inc.                                                       rejected.

80.      Covanta                                                               No executory contract or unexpired lease will be
         Union, Inc.                                                           rejected.

81.      Covanta                                                               No executory contract or unexpired lease will be
         Wallingford                                                           rejected.
         Associates, Inc.

82.      Covanta Waste to                                                      No executory contract or unexpired lease will be
         Energy of Italy, Inc.                                                 rejected.

83.      Covanta Waste                                                         No executory contract or unexpired lease will be
         to Energy, Inc.                                                       rejected.

84.      Covanta Water                                                         No executory contract or unexpired lease will be
         Holdings, Inc.                                                        rejected.

85.      Covanta Water                Ogden Yorkshire Water Company            Engineering, Marketing and Operations Service
         Systems, Inc.                40 Lane Road                             Agreement, dated October 21, 1996.
                                      CN2615
                                      Fairfield, NJ 07007

86.      Covanta Water                Yorkshire Water Int'l Ltd.               Engineering, Marketing and Operations Service
         Systems, Inc.                2 The Embankment, Sovereign St.          Agreement, dated October 21, 1996.
                                      Attn: Managing Director
                                      Leeds, LSI 4BG
                                      United Kingdom

--------------
(5)  Assumption or rejection of contract to be determined by debtor at a later date.

(6) Assumption or rejection of contract to be determined by debtor at a later date.

(7) Assumption or rejection of contract to be determined by debtor at a later date.


87.      Covanta Water                Yorkshire Water plc                      Engineering, Marketing and Operations Service
         Systems, Inc.                2 The Embankment, Sovereign St.          Agreement, dated October 21, 1996.
                                      Attn: Managing Director
                                      Leeds, LSI 45B
                                      United Kingdom

88.      Covanta Water                                                         No executory contract or unexpired lease will be
         Treatment Services, Inc.                                              rejected.

89.      DSS Environmental, Inc.      Olivia Development, LLC                  Lease Agreement for Office Space.
                                      Mr. Steve Olivia, Jr.
                                      2037 Fly Road
                                      East Syracuse, NY 13057

90.         ERC                                                                Energy II, Inc. Assumption and Rejection of
                                                                               Executory Contracts and Unexpired Leases are
                                                                               handled on Schedules to the Heber Debtors'
                                                                               Joint Plan of Reorganization Under Chapter 11
                                                                               of the Bankruptcy Code, as amended.

91.      ERC Energy, Inc.                                                      Assumption and Rejection of Executory Contracts and
                                                                               Unexpired Leases are handled on Schedules to the
                                                                               Heber Debtors' Joint Plan of Reorganization Under
                                                                               Chapter 11 of the Bankruptcy Code, as amended.

92.      Heber Field                                                           Assumption and Rejection of Executory Contracts and
         Energy II, Inc.                                                       Unexpired Leases are handled on Schedules to the
                                                                               Heber Debtors' Joint Plan of Reorganization
                                                                               Under Chapter 11 of the Bankruptcy Code, as
                                                                               amended.

93.      Heber Loan Partners                                                   Assumption and Rejection of Executory Contracts and
                                                                               Unexpired Leases are handled on Schedules to
                                                                               the Heber Debtors' Joint Plan of Reorganization
                                                                               Under Chapter 11 of the Bankruptcy Code, as
                                                                               amended.

94.      OPI                                                                   No executory contract or unexpired lease will be
         Quezon, Inc.                                                          rejected.

95.      Three Mountain                                                        No executory contract or unexpired lease will be
         Operations, Inc.                                                      rejected.

96.      Three Mountain                                                        No executory contract or unexpired lease will be
         Power, LLC                                                            rejected.